UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 26, 2005
(September 26, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

1-6986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item  8.01    Other Events.

PNM Resources, Inc. ("PNMR") and Public Service Company of New Mexico ("PNM") (collectively the "Company") conform their presentation of segment information contained in the 2004 Annual Report on Form 10-K to reflect the segment presentation previously disclosed in the Company's Form 10-Q for the quarterly period ended June 30, 2005.

In conjunction with the acquisition of TNP Enterprises, Inc. and Subsidiaries ("TNP") on June 6, 2005, Company management changed its business segment reporting.  TNP's primary subsidiaries are Texas-New Mexico Power Company ("TNMP") and First Choice Power, L.P. ("First Choice").  Upon review and in accordance with Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), and as disclosed in the Company's Form 10-Q for the quarterly period ended June 30, 2005, the Company determined that two segments previously reported separately, Transmission and Electric, should be combined to form one reportable segment, PNM Electric, as this combined segment represents an integral part of serving utility customers. This also makes the PNM Electric segment comparable with the TNMP Electric segment post-acquisition.  All prior periods have been reclassified to conform to the current presentation and include certain estimates and allocations where necessary.

The Company's principal businesses include regulated operations and unregulated operations.  Regulated Operations, as presented in the 2004 Annual Report on Form 10-K, include the segments PNM Electric and PNM Gas and were previously referred to as Utility Operations.  Unregulated Operations include the segment PNM Wholesale and were previously referred to as Wholesale Operations.  Subsequent to the acquisition of TNP, Regulated Operations also include the TNMP Electric segment and Unregulated Operations include the First Choice segment.

This Current Report on Form 8-K conforms the information contained in the Company's 2004 Annual Report on Form 10-K to the presentation reported in its Form 10-Q for the quarterly period ending June 30, 2005.  Accordingly, this Form 8-K revises information previously reported in the Company's 2004 Annual Report on Form 10-K to reflect the effects of the change in segment reporting.  This report is limited to reclassifications to reflect the change in business segment reporting, including the change in principal business names, as discussed above.

Sections of the 2004 Annual Report on Form 10-K that are included in their entirety in this Form 8-K are:

  Item 6. Selected Financial Data
  Item 8. Financial Statements and Supplementary Data

Sections of the 2004 Annual Report on Form 10-K that are not included in their entirety, but rather include only sections that require update due to the change in segment reporting, are:

  Item 1. Business
  Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Other sections of the 2004 Annual Report on Form 10-K are not included in whole or in part, as they are not impacted by the change in segment reporting.

NO ATTEMPT HAS BEEN MADE IN THIS FORM 8-K TO MODIFY OR UPDATE OTHER DISCLOSURES AS PRESENTED IN THE ORIGINAL FORM 10-K.  THIS FORM 8-K DOES NOT INCLUDE DISCLOSURES FOR SEGMENTS, RESULTS OF OPERATIONS OR FINANCIAL POSITION OF TNP, SINCE THE ACQUISITON OF TNP OCCURRED AFTER THE PERIODS PRESENTED IN THE ORIGINAL FORM 10-K.  THIS FORM 8-K IS LIMITED TO THE RECLASSIFICATIONS NECESSARY TO REFLECT A CHANGE IN BUSINESS SEGMENT REPORTING AS REPORTED PRIOR TO PNMR'S ACQUISITION OF TNP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this report and other documents the Company files with the SEC that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include the availability of cash from TNP Enterprises, Inc. and its subsidiaries, the risks that the businesses will not be integrated successfully, the risk that the benefits of the acquisition will not be fully realized or will take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with customers, employees, suppliers or other third parties, conditions in the financial markets relevant to the acquisition, the outcome of litigation with SW Acquisition, L.P. relating to the TNP Enterprises, Inc. acquisition and of any appeals of the Public Utility Commission of Texas order in the stranded cost true-up proceeding or the acquisition proceeding, the ability of First Choice Power to attract and retain customers, changes in Electric Reliability Council of Texas protocols, changes in the cost of power acquired by First Choice Power, collections experience, insurance coverage available for claims made in litigation, interest rates, weather (including impacts on the Company of the hurricanes in the Gulf Coast region), water supply, fuel costs, availability of fuel supplies, risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, the ability of the Company to secure long-term power sales, the risks associated with completion of the construction of Luna Energy Facility, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

GLOSSARY

Afton.....................................	Afton Generating Station
AFUDC.................................	Allowance For Funds Used During Construction
Albuquerque.........................	City of Albuquerque, New Mexico
ALJ........................................	Administrative Law Judge
Anaheim...............................	City of Anaheim, California
APS.......................................	Arizona Public Service Company
ARO......................................	Asset Retirement Obligation
AR Securitization.................	Accounts Receivable Securitization
BNCC....................................	BHP Navajo Coal Company
Board.....................................	Board of Directors
BTU.......................................	British Thermal Unit
Cal ISO..................................	California System Operator
Cal PX...................................	California Power Exchange
Cascade.................................	Cascade Investment, LLC
Clean Air Act.......................	The Clean Air Act Amendments of 1990
Congress...............................	United States Congress
Decatherm............................	1,000,000 BTUs
Delta......................................	Delta-Person Limited Partnership, a New Mexico
limited partnership
DOE......................................	United States Department of Energy
DOJ.......................................	United States Department of Justice
DOL......................................	United States Department of Labor
DRP.......................................	Director Retainer Plan
EIP.........................................	Eastern Interconnection Project
EPE........................................	El Paso Electric Company
EPA.......................................	United States Environmental Protection Agency
ERCOT..................................	Electric Reliability Council of Texas
ERISA....................................	Employee Retirement Income Security Act
FASB.....................................	Financial Accounting Standards Board
Farmington...........................	City of Farmington, New Mexico
FERC.....................................	Federal Energy Regulatory Commission
Four Corners.........................	Four Corners Power Plant
FPL........................................	FPL Energy New Mexico Wind, LLC
GAAP....................................	Generally Accepted Accounting Principles in the United
States of America
Gathering Company............	Sunterra Gas Gathering Company, a wholly‑owned
subsidiary of PNM Resources, Inc.
GCT.......................................	Grand Canyon Trust
Great Southwestern.............	Great Southwestern Construction, Inc.
Holding Company................	PNM Resources, Inc.
IRS.........................................	United States Internal Revenue Service
ISO........................................	Independent System Operator
KW........................................	Kilowatt
KWh......................................	Kilowatt Hour
LIBOR...................................	London Interbank Offered Rate
Lordsburg.............................	Lordsburg Generating Station

Los Alamos...........................	The County of Los Alamos, New Mexico
Luna......................................	Luna Energy Facility
Merchant Plant.....................	Wholesale power plant that sells energy on the open market
Moody's.................................	Moody's Investor Services, Inc.
MW.......................................	Megawatt
MWh.....................................	Megawatt Hour
Navajo Acts..........................	Navajo Nation Air Pollution Prevention and Control Act, the
Navajo Nation Safe Drinking Water Act, and the Navajo
Nation Pesticide Act
Ninth Circuit........................	United States Court of Appeals for the Ninth Circuit
NMED...................................	New Mexico Environment Department
NMPRC.................................	New Mexico Public Regulation Commission, successor to the
NMPUC
NMPUC................................	New Mexico Public Utility Commission
NNHPD................................	Navajo Nation Historic Preservation Department
NOPR....................................	Notice of Proposed Rulemaking
NRC......................................	United States Nuclear Regulatory Commission
NSPS.....................................	New Source Performance Standards
NSR.......................................	New Source Review
Nuclear Waste Act...............	Nuclear Waste Policy Act of 1982, as amended in 1987
OPEB.....................................	Postemployment Benefits Other than Pension Plans
O&M.....................................	Operations and Maintenance Expense
PCBs......................................	Pollution Control Bonds
PEP........................................	Omnibus Performance Equity Plan
PGAC....................................	PNM's Purchased Gas Adjustment Clause
PG&E....................................	Pacific Gas and Electric Co.
PNM......................................	Public Service Company of New Mexico
PPA.......................................	Power Purchase Agreement
PSD.......................................	Prevention of Significant Deterioration
PSP........................................	Performance Stock Plan
Processing Company............	Sunterra Gas Processing Company, a wholly‑owned
subsidiary of PNM Resources, Inc.
PUCT....................................	Public Utility Commission of Texas
PUHCA.................................	The Public Utility Holding Company Act of 1935
PVNGS..................................	Palo Verde Nuclear Generating Station
RCRA....................................	Resource Conservation and Recovery Act
REA.......................................	Renewable Energy Act
RMRR....................................	Routine Maintenance, Repair or Replacement
RTO.......................................	Regional Transmission Organization
Reeves Station.......................	Reeves Generating Station
Restructuring Act.................	New Mexico Electric Utility Industry Restructuring Act of
1999, as amended
RMC......................................	Risk Management Committee
Salt River Project..................	Salt River Project Agricultural Improvement and Power
District
SCE........................................	Southern California Edison Company
SCPPA..................................	Southern California Public Power Authority
SDG&E..................................	San Diego Gas and Electric Company

SEC........................................	United States Securities and Exchange Commission
SESCO...................................	San Angelo Electric Service Company
SFAS......................................	Statement of Financial Accounting Standards
SJCC......................................	San Juan Coal Company
SJGS.......................................	San Juan Generating Station
SMA......................................	Supply Margin Assessment
SPS........................................	Southwestern Public Service Company
SUNs.....................................	Senior Unsecured Notes
S&P.......................................	Standard and Poor's Ratings Services
TCEQ....................................	Texas Commission on Environmental Quality
TNMP....................................	Texas‑New Mexico Power Company
TNP.......................................	TNP Enterprises, Inc.
Therm....................................	Natural gas component of gas revenues
Throughput..........................	Volumes of gas delivered, whether or not owned by the
Company
Tri-State................................	Tri-State Generation and Transmission Association, Inc.
Tucson...................................	Tucson Electric Power Company
UAMPS.................................	Utah Associated Municipal Power Systems
USBR.....................................	United States Bureau of Reclamation
USEC.....................................	United States Enrichment Corporation
USFS......................................	United States Forest Service
VAR......................................	Value at Risk
WestConnect........................	WestConnect RTO, LLC
WSPP....................................	Western Systems Power Pool

THE COMPANY

PNM Resources, Inc., the Holding Company, was incorporated in the State of New Mexico on March 3, 2000.  The Holding Company's principal subsidiary, PNM, was incorporated in the State of New Mexico on May 9, 1917.  Upon the completion on December 31, 2001 of a one-for-one share exchange between PNM and the Holding Company, the Holding Company became the parent company of PNM.  Prior to the share exchange, the Holding Company had existed as a subsidiary of PNM.  The new parent company began trading on the New York Stock Exchange under the same PNM symbol beginning on December 31, 2001.

This filing for PNM Resources, Inc. and Subsidiaries and PNM is presented on a combined basis.  The Holding Company and PNM and Subsidiaries have their principal offices at Alvarado Square, Albuquerque , New Mexico 87158 (telephone number 505‑241‑2700).  The Holding Company is an investor-owned holding company of energy and energy-related companies.  PNM is a public utility primarily engaged in the generation, transmission, distribution, sale and marketing of electricity, and in the transmission, distribution and sale of natural gas within the State of New Mexico.  For the periods included in this report, the business of PNM constituted substantially all of the business of the Holding Company and its subsidiaries.  Therefore, the historical financial results and results of operations of PNM are virtually identical to the consolidated results of the Holding Company and all its subsidiaries for the periods presented.  For ease of discussion, this report may use the term "Company" when referring to PNM or when discussing matters of common applicability to the Holding Company and PNM.

Effective December 30, 2004, the Holding Company became a registered holding company under PUHCA.  The Holding Company also created a subsidiary called PNMR Services Company, which began operating on January 1, 2005, subject to final approval by the SEC.  A registered holding company typically provides shared services to itself and its subsidiaries through a services company.  The Holding Company's status as a registered holding company will not change the utility operations of the Company.

The Company's principal businesses, whose operating results are regularly reviewed by the Company's management, are Regulated Operations and Unregulated Operations.  Regulated Operations include the PNM Electric and PNM Gas segments.  Unregulated Operations include the PNM Wholesale segment.  The Company allocates its business and results between the PNM Electric and PNM Wholesale segments for financial reporting purposes based on the asset allocations mandated in the Global Electric Agreement (see Note 14 - "Commitments and Contingencies - Global Electric Agreement" in the Notes to Consolidated Financial Statements).  PNM Electric consists of the generation, transmission and distribution of electricity for retail electric customers in New Mexico and the sale of transmission to third parties as well as to PNM Wholesale.  PNM Gas consists of the transportation and distribution of natural gas to end-users.  PNM Wholesale consists of the generation and sale of electricity into the wholesale market based on three product lines: long-term contracts, forward sales and short-term sales.  The Company has sources of power from property it owns or leases and power purchased by the Company through various long-term PPAs.  For the year ended December 31, 2004, the Company had a 2,529 MW generation capacity from these sources.  The plants owned by the Company are available through joint dispatch to support service to the retail customers of PNM.

Financial information relating to amounts of sales, revenue, net income and total assets of the Company's reportable segments is contained in "Part II, Item 7. - Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 2  - "Segment Information" in the Notes to Consolidated Financial Statements.

On July 25, 2004, the Company announced the proposed $1.024 billion acquisition of TNP, including its principal subsidiaries, TNMP and First Choice Power.  The Company expects the proposed TNP acquisition to be accretive to its earnings and free cash flow in the first full year after closing, which is expected in the second quarter of 2005.  (See "Acquisitions - Proposed TNP Acquisition" in "Item 7. Managements Discussion and Analysis of Financial Condition and Results of Operations" and Note 20 - "Proposed TNP Acquisition" in the Notes to Consolidated Financial Statements.)

REGULATED OPERATIONS

PNM Electric

The Company provides jurisdictional retail electric service to a large area of north central New Mexico, including the Cities of Albuquerque and Santa Fe, and certain other areas of New Mexico. The largest retail electric customer served by the Company accounted for approximately 8.6% of the Company's total retail electric revenues for the year ended December 31, 2004.  The Company also sells transmission to third parties as well as to PNM Wholesale.

Weather-normalized retail electric load growth was 3.3% in 2004.  The Company's system peak demands for its retail customers and firm requirements customers in the summer and the winter for the last three years are shown in the following table:

SYSTEM PEAK DEMANDS

(Megawatts)

	2004	2003	2002

Summer	1,655	1,661	1,478
Winter	1,481	1,434	1,309

PNM Electric holds long-term, non-exclusive franchise agreements for its electric retail operations, with varying expiration dates.  These franchise agreements allow the Company to access public rights-of-way for placement of the Company's electric facilities.  Franchise agreements have expired in Albuquerque, Santa Fe, Bernalillo County, Sandoval County, San Miguel County, Village of Bosque Farms, Pueblo de Cochiti, Village of Tijeras, McKinley County and the City of Las Vegas.  The Company remains obligated under New Mexico state law to provide service to customers in these franchise areas despite the absence of an effective franchise agreement.  The Albuquerque metropolitan area accounted for approximately 53% of the Company's 2004 total electric utility operating revenues, and no other franchise area represents more than approximately 9%.  The Company continues to collect and pay franchise fees to Albuquerque and Santa Fe, Village of Bosque Farms, Village of Tijeras and the City of Las Vegas. The Company currently does not pay franchise fees to Bernalillo County, Luna County, Sandoval County, McKinley County, Pueblo de Cochiti or San Miguel County.

The Company owns or leases 2,856 circuit miles of electric transmission lines, interconnected with other utilities in New Mexico, east and south into Texas, west into Arizona, and north into Colorado and Utah.  Due to rapid load growth in the Company's service territory in recent years and the lack of transmission development, most of the capacity on this transmission system is fully committed and there is very little or no additional access available on a firm commitment basis.  These factors result in physical constraints on the system and limit the ability to wheel power into the Company's service area from outside of New Mexico.

 PNM Gas

PNM Gas distributes natural gas to most of the major communities in New Mexico, including Albuquerque and Santa Fe.  The Albuquerque metropolitan area accounted for approximately 50% of the total gas revenues in 2004.  No single sales-service customer accounted for more than 0.8% of the Company's therm sales in 2004.  PNM Gas holds long-term non-exclusive franchises with varying expiration dates in all incorporated communities requiring franchise agreements except for municipalities of Aztec, Bosque Farms, Clayton, Eunice, Gallup, Grants, Hurley, Milan, Santa Clara, Santa Fe County, and Tatum.  The Company remains obligated to serve these franchise areas pursuant to state law despite the absence of an effective franchise agreement.

The Company's customer base includes both sales-service customers and transportation-service customers.  Sales-service customers purchase natural gas and receive transportation and delivery services from the Company for which the Company receives both cost-of-gas and cost-of-service revenues.  Cost-of-gas revenues collected from sales-service customers are recovered in accordance with NMPRC regulations through the Company's PGAC and represent a pass-through of the Company's cost of natural gas to the customer.  Therefore, the Company's operating results are not affected by an increase or decrease in natural gas prices.  An order was issued by the NMPRC in 2001 that approved an agreement regarding PNM's hedging strategy and the implementation of a price management fund program which includes a continuous monthly balancing account with a carrying charge.  This carrying charge has the effect of keeping PNM whole on purchases of gas since it is compensated for the time value of money that exists due to any delay in collecting.  Additionally, the Company makes occasional gas sales to off-system sales customers.  Off-system sales deliveries generally occur at pipeline interconnects with the Company's system and profits are shared between the Company and its customers on a 30%/70% basis.

The Company had 23 transportation-service customers in 2004, which procure gas for their end users independently of the Company's end users.  Transportation-service customers are gas marketers and producers contracting with the Company for transportation services to their end users and for other related services that provide the Company with cost-of-service revenues only.  Transportation services are provided to transportation-service customers at locations throughout the Company's distribution systems, as well as points on and off the Company's transmission pipelines.  The Company provided gas transportation deliveries to 1,474 transportation end users during 2004.

In 2004, 48% of the Company's total gas throughput was related to transportation gas deliveries.  The Company's transportation rates are unbundled, and transportation customers only pay for the service they receive.  In 2004, revenues from transportation customers accounted for 4% of the Company's total gas revenue.  Revenues from sales-service customers accounted for the remaining 96%.  Of this percentage, 67% was related to the cost of gas on which the Company makes no margin.  Because a major portion of the Company's load is related to heating, sales levels are affected by the weather.  In 2004, 63% of the Company's total gas sales occurred in the months of January, February, March and December.

The Company obtains its supply of natural gas primarily from sources within New Mexico by contracting with third party producers and marketers.  These contracts are generally sufficient to meet the Company's peak-day demand.  The Company serves certain cities, which depend on El Paso Natural Gas Company or Transwestern Pipeline Company, for transportation of gas supplies. Because these cities are not directly connected to the Company's transmission facilities, gas transported by these companies is the sole supply source for those cities.  Such transportation is regulated by the FERC.  As a result of FERC Order 636, the Company's options for transporting gas to these cities and other portions of its distribution system have increased.

UNREGULATED OPERATIONS

PNM Wholesale

PNM Wholesale consists of the generation and sale of electricity into the wholesale market based on three product lines, which are long-term contracts, forward sales and short-term sales.  Long-term contracts include sales to firm-requirements and other wholesale customers with multi-year arrangements.  At December 31, 2004, these contracts ranged from 1 to 16 year terms with an average term of 7.1 years.  Forward sales include sales in the forward market that range from 1 month to 3 years that are supplied by third-party purchases.  These transactions do not qualify as normal sales and purchases as defined in SFAS No. 133, as amended, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133") and, as a result, are marked to market.  Short-term sales generally include spot market, hour ahead, day ahead and week ahead contracts with terms of 30 days or less.  Also included are sales of any excess generation not required to fulfill PNM Electric's retail load and contractual commitments.  Short-term sales also cover the revenue credit to retail customers as specified in the Global Electric Agreement (see Note 14 - "Commitments and Contingencies - Global Electric Agreement" in the Notes to Consolidated Financial Statements).

The PNM Wholesale strategy calls for increased net asset-backed energy sales supported by long-term contracts in the wholesale market, where the Company's aggregate net open forward electric sales position, including short term sales and long-term contracts, is covered by its forecasted excess generation capacity.  Management actively monitors the net asset-backed sales by the use of stringent risk management policies.  The Company's future growth plans call for approximately 75% of its new generation portfolio to be committed through long-term contracts.  The 75% threshold is in compliance with the Global Electric Agreement.  Growth will be dependent on market development and on the Company's ability to generate funds for the Company's future expansion.  The Company continues to operate in the wholesale market and seek appropriately priced asset additions.  Expansion of the Company's generating portfolio will depend on the Company's ability to acquire favorably priced assets at strategic locations and to secure long-term commitments for the purchase of power from the acquired plants.

EMPLOYEES

As of December 31, 2004, the Company had 2,623 full-time employees.  The following table sets forth the number of employees by business segment as of December 31, 2004:

Number
Corporate (1)	551
PNM Electric	1,078
PNM Gas	475
PNM Wholesale	502
Other	17
Total	2,623

(1)  These employees resided at the Holding Company at December 31, 2004 and effective January 1, 2005, reside at the Services Company.

The number of employees of the Company who are represented by unions or other collective bargaining groups include (i) PNM Electric, 241; (ii) PNM Gas, 57; and (iii) PNM Wholesale, 330.

SELECTED FINANCIAL DATA

The selected financial data and comparative operating statistics should be read in conjunction with the consolidated financial statements, the notes to consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations.  All references to numbers of shares outstanding and per share amounts have been restated to reflect the 3-for-2 stock split that occurred on June 11, 2004.

PNM RESOURCES, INC. AND SUBSIDIARIES

	2004	2003	2002	2001	2000
	(In thousands except per share amounts and ratios)
Total Operating Revenues	$1,604,792	$1,455,653	$1,118,694	$2,254,178	$1,526,835
Earnings from Continuing Operations	$ 87,686	$ 58,552	$ 63,686	$ 149,847	$ 100,360
Net Earnings	$ 87,686	$ 95,173	$ 63,686	$ 149,847	$ 100,360
Earnings per Common Share:
Continuing Operations	$ 1.45	$ 0.98	$ 1.09	$ 2.55	$ 1.69
Basic	$ 1.45	$ 1.60	$ 1.09	$ 2.55	$ 1.69
Diluted	$ 1.43	$ 1.58	$ 1.07	$ 2.51	$ 1.69
Cash Flow Data:
Net cash flows provided from operating activities	$ 235,755	$ 228,692	$ 97,359	$ 327,346	$ 239,515
Net cash flows used in investing activities	$ (144,451)	$ (101,567)	$ (200,427)	$ (407,014)	$ (157,500)
Net cash flows generated (used)
by financing activities	$ (86,803)	$ (118,133)	$ 78,362	$ 385	$ (94,723)
Total Assets	$3,487,635	$3,378,629	$3,247,227	$3,127,602	$3,092,494
Long-Term Debt, including current maturities	$ 987,823	$ 987,210	$ 980,092	$ 953,884	$ 953,823
Common Stock Data:
Market price per common share at year end	$ 25.290	$ 18.733	$ 15.880	$ 18.633	$ 17.875
Book value per common share at year end	$ 18.20	$ 18.07	$ 16.60	$ 17.25	$ 15.61
Average number of common shares outstanding	60,414	59,621	58,677	58,677	59,231
Cash dividend declared per common share	$ 0.67	$ 0.60	$ 0.57	$ 0.53	$ 0.53
Return on Average Common Equity	8.1%	9.3%	6.4%	15.5%	11.1%
Capitalization:
Common stock equity	52.4%	51.9%	49.5%	50.8%	48.6%
Preferred stock without mandatory redemption
Requirements	0.6	0.6	0.7	0.6	0.7
Long-term debt, less current maturities	47.0	47.5	49.8	48.6	50.7
	100.00%	100.00%	100.00%	100.00%	100.00%

PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES

	2004	2003	2002	2001	2000
	(In thousands except per share amounts and ratios)
Total Operating Revenues	$1,603,967	$1,455,342	$1,117,290	$2,254,178	$1,526,835
Earnings from Continuing Operations	$ 92,438	$ 59,978	$ 62,216	$ 150,433	$ 100,360
Net Earnings Available for Common Stock	$ 91,866	$ 96,013	$ 61,630	$ 149,847	$ 100,360
Total Assets	$3,393,730	$3,299,304	$3,074,768	$3,127,602	$3,092,494
Long-Term Debt, including current maturities	$ 987,676	$ 987,210	$ 953,940	$ 953,884	$ 953,823

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO
COMPARATIVE OPERATING STATISTICS

	2004		2003		2002		2001	2000
Regulated Operations - Sales:
Energy Sales-KWh (in thousands):
Residential	2,509,449		2,405,488		2,298,542		2,197,889	2,171,945
Commercial	3,450,503		3,379,147		3,254,576		3,213,208	3,133,996
Industrial	1,283,769		1,292,711		1,612,723		1,603,266	1,544,367
Other ultimate customers	227,770	(a)	221,137	(a)	240,665	(a)	240,934	238,635
Total KWh Sales	7,471,491		7,298,483		7,406,506		7,255,297	7,088,943
Gas Throughput-Decatherms (in thousands):
Residential	30,618		27,416		29,627		27,848	28,810
Commercial	11,639		10,810		12,009		10,421	9,859
Industrial	413		485		749		3,920	5,038
Other	13,871		5,510		4,807		4,355	6,426
Total gas sales	56,541		44,221		47,192		46,544	50,133
Transportation throughput	43,208		50,756		44,889		51,395	44,871
Total Gas Throughput	99,749		94,977		92,081		97,939	95,004
Revenues (in thousands):
PNM Electric Revenues:
Residential	$ 206,950		$ 203,710		$ 197,174		$ 187,600	$ 186,133
Commercial	251,092		252,876		247,800		242,372	238,243
Industrial	61,905		64,549		82,009		82,752	79,671
Other ultimate customers	13,638		14,069		14,942		14,795	14,618
Total revenues to ultimate customers	533,585	(b)	535,204	(b)	541,925	(c)	527,519	518,665
Transmission revenues	18,327		19,453		23,857		26,553	16,855
Miscellaneous electric revenues	6,500		5,807		5,014		5,154	3,163
Total PNM Electric Revenues	$ 558,412		$ 560,464		$ 570,796		$ 559,226	$ 538,683
PNM Gas Revenues:
Residential	$ 292,163		$ 226,799		$ 176,284		$ 221,409	$ 203,208
Commercial	92,128		72,269		53,734		65,654	56,283
Industrial	2,889		2,820		2,872		27,519	24,206
Other	88,467		37,473		26,781		36,495	37,360
Revenues from gas sales	475,647		339,361		259,671		351,077	321,057
Transportation	15,274		18,906		17,735		20,188	14,163
Total PNM Gas Revenues	$ 490,921		$ 358,267		$ 277,406		$ 371,265	$ 335,220
Total Regulated Operations Revenues	$1,049,333		$ 918,731		$ 848,202		$ 930,491	$ 873,903

(a)     Does not include Company use amounts of 25,623 for 2004, 26,117 for 2003, and 26,405 for 2002.

(b)     Includes EITF 03-11 adjustments of $33,609 for 2004 and $15,015 for 2003.

(c)     Includes EITF 02-3 adjustment of $73,987.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO
COMPARATIVE OPERATING STATISTICS

	2004		2003		2002		2001	2000

Regulated Operations - Customers
at Year End:
PNM Electric:
Residential	367,491		358,099		345,588		340,656	332,332
Commercial	43,425		42,391		41,092		40,065	39,525
Industrial	290		296		311		377	371
Other ultimate customers	818		822		796		924	625
Total ultimate customers	412,024		401,608		387,787		382,022	372,853
Sales for Resale	68		72		76		79	81
Total PNM Electric Customers	412,092		401,680		387,863		382,101	372,934
PNM Gas:
Residential	430,578		421,104		411,642		404,753	398,623
Commercial	34,993		34,645		35,194		32,894	32,626
Industrial	47		46		58		50	50
Other	2,931		2,983		3,664		3,528	3,612
Transportation	23		40		27		34	32
Total PNM Gas Customers	468,572		458,818		450,585		441,259	434,943

Nonregulated Operations - Sales:
Energy Sales-MWh:
Long-term contracts	2,943,372		2,469,707		844,168		1,463,031	330,003
Forward sales	2,366,766	(a)	3,237,525	(a)	-	(c)	-	-
Short-term sales	6,057,946		5,834,972		7,269,242		10,596,004	10,213,725
Total sales to ultimate customers	11,368,084		11,542,204		8,113,410		12,059,035	10,543,728
Revenues (in thousands):
Long-term contracts	$ 158,085		$ 135,674		$ 58,546		$ 77,250	$ 87,731
Forward sales	125,378	(b)	151,483	(b)	3,575	(d)	(2,572)	(14,768)
Short-term sales	271,171		249,454		207,674		1,247,471	577,811
Total PNM Wholesale Revenues	$ 554,634		$ 536,611		$ 269,795		$ 1,322,149	$ 650,774
Customers at Year End:
PNM Wholesale	68		72		76		79	81

Generation Statistics:
Reliable Net Capability-KW	1,729,000		1,742,000		1,734,000		1,521,000	1,521,000
Coincidental Peak Demand-KW	1,655,000		1,661,000		1,478,000		1,431,000	1,368,000
Average Fuel Cost per Million BTU	$ 1.3751		$ 1.4120		$ 1.3910		$ 1.6007	$ 1.3827
BTU per KWh of Net Generation	10,442		10,854		10,568		10,549	10,547

(a)     Includes EITF 03-11 adjustments of 632,460 MWh for 2004 and 359,800 MWh for 2003.

(b)     Includes EITF 03-11 adjustments of $33,609 for 2004 and $15,015 for 2003.

(c)     Includes EITF 02-3 adjustment of 1,336,745 MWh.

(d)    Includes EITF 02-3 of $73,987.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS

OVERVIEW

The Management's Discussion and Analysis of Financial Condition and Results of Operations for the Holding Company and Subsidiaries and PNM and Subsidiaries is presented on a combined basis.  For the periods included in this report, the business of PNM constituted substantially all of the business of the Holding Company.  Therefore, the historical results of operations of PNM are virtually identical to the consolidated results of the Holding Company and all its subsidiaries for the periods presented.  For discussion purposes, this report will use the term "Company" when discussing matters of common applicability to the Holding Company and Subsidiaries and PNM.  Readers of Management's Discussion and Analysis of Financial Condition and Results of Operations should assume that the information presented applies to consolidated results of operations of both the Holding Company and its subsidiaries, including PNM, except where the context or references clearly indicate otherwise.  Discussions regarding specific contractual obligations generally reference the company that is legally obligated. In the case of contractual obligations of PNM, these obligations are consolidated with the Holding Company and its subsidiaries under GAAP.  Broader operational discussions refer to the Company.

The Holding Company was established as the holding company in 2001 and was exempt from regulation under PUHCA.  In April 2004, however, the SEC staff informed PNM Resources Inc. that, because of an SEC ruling in 2003, the level of interstate power sales by PNM did not allow the Holding Company to continue to claim exemption from registration.  On December 30, 2004, the Holding Company became a registered holding company under PUHCA.  The Holding Company also created a new subsidiary called PNMR Services Company, which began operating on January 1, 2005, subject to final approval by the SEC.

The Holding Company performed substantially all of the corporate activities of PNM from 2001 to 2004.  These activities were billed to PNM on a cost basis to the extent they were for the corporate management of PNM and are allocated to the operating segments.  The services functions previously performed by the Holding Company have been assumed by PNMR Services Company effective January 1, 2005.

The Holding Company is an investor-owned holding company of energy and energy related companies.  Its principal subsidiary, PNM, is an integrated public utility primarily engaged, within the State of New Mexico, in the generation, transmission and distribution of electricity; transmission, distribution and sale of natural gas; and the sale and marketing of electricity in the Western United States.  The Company's vision is to "Build America's Best Merchant Utility."  The Company views a merchant utility as the balanced combination of a strong regulated utility with growth-oriented electric sales in competitive markets.

The Company is positioned as a Merchant Utility, primarily operating as a regulated energy service provider.  The Company is also engaged in the sale and marketing of electricity in the competitive wholesale energy marketplace.  As a utility, PNM has an obligation to serve its customers under the jurisdiction of the NMPRC.  As a wholesale electricity provider, PNM markets excess production from the utility, as well as unregulated generation, into a competitive marketplace.  As part of its electric wholesale power operation, it purchases wholesale electricity in the open market for future resale or to provide energy to retail customers in New Mexico when the Company's generation assets cannot satisfy demand.  The wholesale operations utilize a net asset-backed strategy, whereby the Company's aggregate net open position for the sale of electricity is covered by the Company's forecasted excess generation capabilities.

The Company's principal businesses, whose operating results are regularly reviewed by the Company's management, are Regulated Operations and Unregulated Operations.  Regulated Operations include PNM Electric and PNM Gas.  These segments model the resource allocations as mandated in the Global Electric Agreement (see Note 14 - "Commitments and Contingencies - Global Electric Agreement" in the Notes to Consolidated Financial Statements).  PNM Electric consists of the distribution, transmission and generation of electricity for retail electric customers in New Mexico and the sale of transmission to third parties as well as to PNM Wholesale.  PNM Gas includes the transportation and distribution of natural gas to end-users.  Unregulated Operations includes the PNM Wholesale segment.  PNM Wholesale consists of the generation and sale of electricity into the wholesale market based on three product lines that include long-term contracts, forward sales and short-term sales.

The Regulated Operations strategy is directed at supplying reasonably priced and reliable energy to retail customers through customer-driven operational excellence, high quality customer service, cost efficient processes, and improved overall organizational performance.

The Unregulated Operations strategy calls for increased net asset-backed energy sales supported by long-term contracts into the wholesale market, whereby the Company's aggregate net open forward electric sales position, including short term sales, forward sales and long-term contracts, is covered by its forecasted excess generation capacity.  Management actively monitors the net asset-backed sales by the use of stringent risk management policies.  The Company's future growth plans call for approximately 75% of its new generation portfolio to be committed through long-term contracts as required by the Global Electric Agreement.  Growth will be dependent on market development and on the Company's ability to generate funds for the Company's future expansion.  The Company will continue to operate in the wholesale market and seek reasonably priced asset additions.  Expansion of the Company's generating portfolio will depend on the Company's ability to acquire favorably priced assets at strategic locations and to secure long-term commitments for the purchase of power from the acquired plants.

The following is management's assessment of the Company's financial condition and the significant factors affecting the results of operations. This discussion should be read in conjunction with the Company's consolidated financial statements and related notes.  Trends and contingencies of a material nature are discussed to the extent known.  Refer to "Disclosure Regarding Forward Looking Statements" and "Risk Factors."

OVERALL OUTLOOK

Earnings growth in 2004 was primarily due to strong growth in the Company's electric and gas utility, coupled with reduced interest costs from debt refinancing and the positive effect of the gas rate increase, which went into full effect in April 2004.  Other factors that contributed to the increase in earnings during 2004 included lower coal costs, improved coal quality, strong fourth-quarter gas revenues, improved availability of SJGS and continued cost-control measures throughout the Company.  These positive factors more than offset the impact of the retail electric rate reduction that went into effect in September 2003.

PNM Wholesale operating revenues increased $35.1 million, or 6.3%, in 2004 over the prior year period primarily due to additional long-term contract sales and wholesale electric price improvements.  These new contracts support the Company's long-term growth plans and net asset-backed strategy.  In addition, the Company's 2004 short-term sales increased over the prior year period, partially due to an increase in average short-term prices.  Additionally, short-term sales volume increased as more favorable day-ahead market spreads shifted volume from forward sales due to less favorable market spreads between PVNGS and the Mead market hub. However, PNM Wholesale gross margin, or operating revenues minus cost of energy sold and intersegment energy transfer, decreased $8.7 million, or 8.3%.  The decrease reflected higher purchase power prices, the effect of less available excess energy resulting from increased electric retail load growth and unplanned outages on certain of the Company's generation facilities.

Operating revenues for PNM Electric decreased $2.1 million, or 0.4%, in 2004 from the prior year.  The decrease in revenues was due to an electric rate reduction, which decreased 2004 revenues by $16.7 million.  The Company reduced its retail rates based on an electric rate agreement that took effect in September 2003; under the agreement, rates will decrease again by 2.5% in September 2005 and remain at that level through 2007.  PNM Electric sales grew 2.4%, to 7.5 million MWh in 2004 compared to 7.3 million MWh in 2003.  Weather-normalized retail electric load growth was 3.3% in 2004.  This volume increase was due to customer growth, which increased revenues by $21.2 million.

Operating revenues for PNM Gas increased $132.7 million, or 37.0%, over the prior year primarily because of higher natural gas prices in 2004 as compared to 2003.  The Company purchases natural gas in the open market and resells it at the same price to its sales-service customers.  As a result, increases or decreases in gas revenues driven by gas costs do not impact the Company's consolidated gross margin or earnings.  In 2004, the Company began using gas swaps to lock in prices for off-system sales.  The gross margin, or operating revenues minus cost of energy sold, increased $17.8 million, or 13.7%, over the prior year.  This increase was due mainly to customer growth, a normal winter heating season during 2004 compared to the first quarter of 2003, and the NMPRC-approved rate increase, partially offset by the decrease in off-system transportation sales described above.

RESULTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

Consolidated

The Company's net earnings for the year ended December 31, 2004 were $87.8 million, or $1.43 per diluted share of common stock, a 7.8% decrease in net earnings compared to $95.2 million, or $1.58 per diluted share of common stock, in 2003.  This decrease primarily resulted from items that occurred in 2003 that did not recur in 2004.  In 2003, the Company recognized $36.6 million, net of income taxes, as an addition to net income for the cumulative effect of changes in accounting principles for the adoption of SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143") and the change in the pension actuarial valuation measurement date ($0.61 per diluted share of common stock).  This increase to 2003 income was partially offset by the write-off of transition costs of $9.5 million, net of income taxes, or $0.16 per diluted share of common stock, that resulted from the repeal of electric deregulation in New Mexico in 2003, and a charge of $10.0 million, net of income taxes, or $0.17 per diluted share of common stock, for costs related to long-term debt refinancing.

The following discussion is based on the methodology that the Company's management uses for making operating decisions and assessing performance of its various business activities.   As such, these statements report operating results without regard to the effect of accounting or regulatory changes, and similar one-time items not related to normal operations.  See Note 2 - "Segment Information", in the Notes to Consolidated Financial Statements for additional information regarding these results and the consolidated financial statements.

In addition, adjustments related to EITF Issue 02-03 "Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities" and 03-11 "Reporting Realized Gains and Losses on Derivative Instruments that are subject to FASB statement No. 133 and Not Held for Trading Purposes" are included in Corporate and Other.  These accounting pronouncements require a net presentation of trading gains and losses and realized gains and loss for certain non-trading derivatives.  Management evaluates wholesale operations on a gross presentation basis due to its net-asset-backed marketing strategy.

Corporate costs, income taxes and non-operating items are discussed only on a consolidated basis and are in conformity with the presentation in the consolidated financial statements.

Regulated Operations

PNM Electric

The table below sets forth the operating results for PNM Electric.

	Year Ended
	December 31,
	2004	2003	Variance
	(In thousands)
Operating revenues:	$ 558,412	$ 560,464	$ (2,052)
Less: Cost of energy	186,517	177,767	8,750
Intersegment energy transfer	(42,769)	(34,760)	(8,009)
Gross margin	414,664	417,457	(2,793)
Energy production costs	113,848	108,734	5,114
Transmission and distribution O&M	31,360	31,596	(236)
Customer related expense	18,190	15,543	2,647
Administrative and general	4,640	6,972	(2,332)
Total non-fuel O&M	168,038	162,845	5,193
Corporate allocation	69,820	69,374	446
Depreciation and amortization	63,050	73,532	(10,482)
Taxes other than income taxes	20,324	20,520	(196)
Income taxes	23,141	23,708	(567)
Total non-fuel operating expenses	344,373	349,979	(5,606)
Operating income	$ 70,291	$ 67,478	$ 2,813

The following table shows electric revenues by customer class and average customers:

PNM Electric Revenues

	Year Ended
	December 31,
	2004	2003	Variance
	(In thousands)
Residential	$206,950	$203,710	$ 3,240
Commercial	251,092	252,876	(1,784)
Industrial	61,905	64,549	(2,644)
Transmission	18,327	19,453	(1,126)
Other	20,138	19,876	262
	$558,412	$560,464	$(2,052)

Average customers	406,968	396,303	10,665

The following table shows electric sales by customer class:

PNM Electric Sales

	Year Ended
	December 31,
	2004	2003	Variance
	(Megawatt hours)
Residential	2,509,449	2,405,488	103,961
Commercial	3,450,503	3,379,147	71,356
Industrial	1,283,769	1,292,711	(8,942)
Other	253,393	247,255	6,138
	7,497,114	7,324,601	172,513

Operating revenues decreased $2.1 million, or 0.4%, from the prior year.  The decrease in revenues was primarily due to an electric rate reduction under the Global Electric Agreement.  The rate reduction decreased 2004 revenues by $16.7 million.  Under the agreement, rates will decrease again by 2.5% in September 2005 and remain at that level through 2007.  PNM Electric sales grew 2.4%, to 7.5 million MWh in 2004 compared to 7.3 million MWh in 2003.  Weather-normalized retail electric load growth was 3.3% in 2004.  This volume increase was due to customer growth, which increased revenues by $21.2 million.  This volume increase was offset slightly by warmer summer weather in 2003 compared to 2004.  Cooling Degree Days for Albuquerque declined 22% to 1,304 during the year ended December 31, 2004 compared to 1,671 during the year ended December 31, 2003.

The gross margin, or operating revenues minus cost of energy sold and intersegment energy transfer, decreased $2.8 million, or 0.7%, from the prior year.  Generation costs decreased by $3.5 million driven by lower fuel costs at SJGS, while purchased power costs increased $5.4 million due to higher prices.  In addition, costs of $5.9 million related to the amortization of certain coal mine reclamation costs as agreed to in the current electric rate agreement were incurred during 2004, an increase of $4.0 million compared to 2003.  These costs are amortized over 17 years.

Total non-fuel O&M expenses increased $5.2 million, or 3.2%, over the prior year.  Energy production costs increased $5.1 million, or 4.7%, primarily due to increased plant maintenance costs of $4.3 million for planned and unplanned outages in 2004.  Transmission and distribution O&M expense decreased $0.2 million, or 0.8%, primarily due to a decrease in operating lease costs of $1.1 million for a transmission line, a portion of which was purchased in April 2003 and decreased maintenance costs of $0.3 million in 2004, which were mostly offset by increased labor and outside services costs.  Customer-related expense increased $2.6 million, or 17.0%, as a result of favorable collection outcomes in 2003.  Administrative and general expense decreased $2.3 million, or 33.5%, due to lower expenses for paid-time-off and insurance, regulatory commission expense and outside service costs.

Depreciation and amortization decreased $10.5 million, or 14.3%.  This reduction was primarily attributable to a decrease in depreciation rates to align depreciation expenses with NMPRC approved rates based on a new five-year depreciation study, which decreased depreciation expense by $8.2 million year over year.  Additionally, depreciation decreased $3.0 million due to the Company's billing system being fully depreciated at the end of 2003.  The Company expects to see depreciation rise going forward as a result of increased investment in new information technology platforms.

 PNM Gas

The table below sets forth the operating results for PNM Gas.

	Year Ended
	December 31,
	2004	2003	Variance
	(In thousands)
Operating revenues	$ 490,921	$ 358,267	$ 132,654
Less: Cost of energy	343,219	228,345	114,874
Gross margin	147,702	129,922	17,780
Energy production costs	2,338	1,930	408
Transmission and distribution O&M	28,006	29,515	(1,509)
Customer related expense	19,283	16,832	2,451
Administrative and general	1,648	2,040	(392)
Total non-fuel O&M	51,275	50,317	958
Corporate allocation	38,725	39,930	(1,205)
Depreciation and amortization	18,894	22,186	(3,292)
Taxes other than income taxes	7,412	6,886	526
Income taxes	8,063	(1,110)	9,173
Total non-fuel operating expenses	124,369	118,209	6,160
Operating income	$ 23,333	$ 11,713	$ 11,620

The following table shows gas revenues by customer and average customers:

PNM Gas Revenues

	Year Ended
	December 31,
	2004	2003	Variance
	(In thousands)
Residential	$292,163	$226,799	$65,364
Commercial	92,128	72,269	19,859
Industrial	2,889	2,820	69
Transportation*	15,274	18,906	(3,632)
Other	88,467	37,473	50,994
	$490,921	$358,267	$132,654

Average customers	461,399	452,328	9,071

*Customer-owned gas.

The following table shows gas throughput by customer class:

PNM Gas Throughput

	Year Ended
	December 31,
	2004	2003	Variance
	(Thousands of decatherms)
Residential	30,618	27,416	3,202
Commercial	11,639	10,810	829
Industrial	413	485	(72)
Transportation*	43,208	50,756	(7,548)
Other	13,871	5,510	8,361
	99,749	94,977	4,772

*Customer-owned gas.

Operating revenues increased $132.7 million, or 37.0%, over the prior year primarily because of higher natural gas prices in 2004 as compared to 2003 and the rate increase discussed below.  The Company purchases natural gas in the open market and resells it at the same price to its sales-service customers.  As a result, increases or decreases in gas revenues driven by gas costs do not impact the Company's consolidated gross margin or earnings.  In 2004, off-system sales revenues increased $47.7 million due to the revision of an interstate transportation contract and improved conditions in the gas market.  Total gas sales volumes increased 5.0%, resulting from off-system sales and customer growth of 2.0%; customer growth increased revenues $2.7 million over the prior year.  A normal early winter season compared to a warmer 2003 increased revenues $3.0 million.  In addition, revenues grew $11.4 million due to a cost of service rate increase granted by the NMPRC in January 2004.  The rate increase is expected to increase gas revenues by approximately $22.0 million annually; however, implementation of the residential increase was delayed until April 2004.  The increase in operating revenues was partially offset by a decrease in off-system transportation of $5.4 million due to lower price differences between the San Juan and Permian basins.

The gross margin, or operating revenues minus cost of energy sold, increased $17.8 million, or 13.7%, over the prior year.  This increase was due mainly to customer growth, a normal winter heating season during the first quarter 2004 compared to the first quarter of 2003, and the NMPRC-approved rate increase, partially offset by the decrease in off-system transportation sales described above.

Total non-fuel O&M expenses increased $1.0 million, or 1.9%, over the prior year.  Customer-related expense increased $2.5 million, or 14.6%, primarily due to an improvement in collection rates in 2003 that was maintained in 2004. Transmission and distribution O&M expense decreased $1.5 million primarily due to a reduction in payroll costs from a Company reorganization.  Administrative and general expense decreased $0.4 million due primarily to a $1.3 million decrease in paid-time-off expense, offset in part by increased insurance expense of $0.5 million and increased capital activity in 2004.

Depreciation and amortization decreased $3.3 million, or 14.8%, primarily due to the Company's customer billing system being fully depreciated at the end of 2003.  The Company expects to see depreciation rise going forward as a result of increased investment in new information technology platforms and other capital spending.

Unregulated Operations

 PNM Wholesale

The table below sets forth the operating results for PNM Wholesale.

	Year Ended
	December 31,
	2004	2003	Variance
	(In thousands)
Operating revenues:
External sales	$ 588,243	$ 551,625	$ 36,618
Intersegment sales	-	1,535	(1,535)
Total revenues	588,243	553,160	35,083
Less: Cost of energy	449,059	413,089	35,970
Intersegment energy transfer	42,769	34,760	8,009
Gross margin	96,415	105,311	(8,896)
Energy production costs	29,967	29,919	48
Transmission and distribution O&M	81	59	22
Customer related expense	1,049	711	338
Administrative and general	7,255	8,390	(1,135)
Total non-fuel O&M	38,352	39,079	(727)
Corporate allocation	4,557	5,590	(1,033)
Depreciation and amortization	14,809	14,230	579
Taxes other than income taxes	3,533	3,263	270
Income taxes	8,537	10,922	(2,385)
Total non-fuel operating expenses	69,788	73,084	(3,296)
Operating income	$ 26,627	$ 32,227	$ (5,600)

The following table shows revenues by customer class:

PNM Wholesale Revenues

	Year Ended
	December 31,
	2004	2003	Variance
	(In thousands)
Long-term contracts	$ 158,085	$135,674	$ 22,411
Forward sales*	158,987	166,498	(7,511)
Short-term sales	271,171	249,453	21,718
Intersegment sales	-	1,535	(1,535)
	$ 588,243	$553,160	$ 35,083

*Includes mark-to-market gains/(losses).

The following table shows sales by customer class:

PNM Wholesale Sales

	Year Ended
	December 31,
	2004	2003	Variance
	(Megawatt hours)
Long-term contracts	2,943,372	2,469,707	473,665
Forward sales	2,999,226	3,597,325	(598,099)
Short-term sales	6,057,946	5,834,972	222,974
	12,000,544	11,902,004	98,540

Operating revenues increased $35.1 million or 6.3% over the prior year.  This increase in wholesale electric sales primarily reflects additional long-term contract sales and wholesale electric price improvements in forward and short-term prices.  New long-term contracts added 437,446 MWhs, or $21.0 million in revenues, slightly offset by a decrease in certain existing contract sales prices of $3.3 million due largely to a price reduction for sales to Kirtland Air Force Base.  These contracts support the Company's long-term growth plans and net asset-backed strategy.  In addition, the Company's short-term sales increased $21.7 million, or 8.7%, compared to the prior year period, partially due to an increase in average short-term prices of 4.4%.  Additionally, short-term sales volume increased 3.8% as more favorable day-ahead market spreads shifted volume from forward sales, which decreased 16.6%.  Forward sales decreased $7.5 million or 4.5% due to less favorable energy purchase-to-sale market spreads between PVNGS and the Mead market hub.

The gross margin, or operating revenues minus cost of energy sold and intersegment energy transfer, decreased $8.9 million, or 8.4%, from the prior year.  Forward sales margin decreased $1.9 million reflecting higher purchase prices, partially offset by higher sale prices.  Short-term sales margin decreased $13.7 million primarily due to the effect of higher purchase costs and less available excess energy resulting from increased electric retail load growth and unplanned outages on certain of the Company's generation facilities, partially offset by higher sales volumes and higher market prices.  Average forward and short-term market purchase prices increased 10.7% over the prior year while average forward and short-term market sale prices increased 4.4% over the prior year.  The Company had an unfavorable change in the unrealized mark-to-market position of $1.7 million from the prior year ($1.8 million gain in 2004 versus $3.5 million gain in 2003), reflecting depressed pricing caused by cooler weather.  Long-term contracts margin increased $6.8 million due to additional long-term sales under new and existing contracts.  In addition, the long-term margin increase included $6.1 million from sales of pollution credits.

Total non-fuel O&M decreased $0.7 million, or 1.8%, from the prior year.  Administrative and general decreased $1.1 million, or 13.4%, due to transportation costs of $1.0 million recognized in 2003 for turbines that were placed in storage, which did not recur in 2004.

Corporate and Other

Corporate administrative and general expenses, which represent costs that are driven primarily by corporate-level activities, is allocated to the business segments and is presented in the corporate allocation line item in the segment statements.  These costs decreased $1.8 million, or 1.6%, from the prior year to $113.7 million.  The decrease in these costs was due to a net decrease in pension and benefit costs of $1.6 million due to decreased pension and benefit expenses of $11.5 million, resulting from higher returns on pension plan assets and lower retiree medical cost projections.  The decrease was partially offset by increased 401(k) and benefit costs of $9.9 million.

Taxes other than income increased $2.7 million due to the 2003 favorable resolution of tax issues of $2.4 million and increased social security taxes due to overall higher payroll costs.

Consolidated

Other Income and Deductions

Other income decreased $4.6 million, or 8.8%, from the prior year due to decreased tax credits of $2.4 million, and a decrease in the equity component of AFUDC of $1.3 million.  Additionally, other income decreased due to favorable 2003 customer settlements of $0.8 million, which did not recur in 2004.

Other deductions decreased $38.0 million from the prior year primarily due to a charge of $16.7 million in 2003 for the write-off of transition costs due to the repeal of deregulation in New Mexico and a charge of $16.6 million in 2003 for costs related to long-term debt refinancing.

Interest Expense

Interest expense decreased $14.8 million, or 22.4%, over the prior year due to debt refinancing, including SUNs and PCBs, and lower short-term debt balances, which decreased interest costs $10.1 million.  Additionally, the Company had lower borrowing levels in 2004, which reduced interest expense by $2.6 million, and a favorable interest rate swap which further reduced interest expense by $2.1 million.

Income Taxes

The Company's consolidated income tax expense was $49.2 million for the year ended December 31, 2004, compared to $27.9 million for the prior year before the cumulative effect of a change in accounting principles.  The increase was due to the impact of higher pre-tax earnings.  The Company's effective income tax rates for the years ended December 31, 2004 and 2003 were 35.81% and 32.05%, respectively.  The increase in the effective tax rate, year-over-year, was due to a decrease in permanent tax differences, resulting from AFUDC and certain tax credits in 2003.

Cumulative Effect of a Change in Accounting Principle

Effective January 1, 2003, the Company adopted SFAS 143.  The effect of the initial application of the new standard is reported as a cumulative effect of a change in accounting principle.  As a result, the Company recorded income, net of income taxes, of approximately $37.4 million, or $0.62 per diluted common share, representing amounts expensed in prior years for its asset retirement obligations in excess of the actual legal obligations as established under the new accounting standard.

In 2003, the Company changed its valuation date for its pension and post retirement benefits plans from September 30 to December 31 to better reflect the actual plan balances as of the Company's year end balance sheet date.  The effect of the change in the pension plans' valuation date is reported as a cumulative effect of a change in accounting principle.  The Company recorded additional expense, net of income taxes, of approximately $0.8 million, or $0.01 per diluted common share reflecting the effect of changing the valuation date.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

Consolidated

The Company's net earnings for the year ended December 31, 2003 were $95.2 million or $1.58 per diluted share of common stock, a 49.5% increase in net earnings compared to $63.7 million or $1.07 per diluted share of common stock in 2002.  This increase primarily reflects the cumulative effect of a change in accounting principle for the adoption of SFAS 143 of $37.4 million, net of income taxes, and improved operating performance.  This increase was partially offset by the write-off of transition costs of $9.5 million, net of income taxes, that resulted from the repeal of electric deregulation in New Mexico in the first quarter of 2003 and a charge of $10.0 million, net of income taxes, for costs related to long-term debt refinancing.

The following discussion is based on the methodology that the Company's management uses for making operating decisions and assessing performance of its various business activities.  As such, these statements report operating results without regard to the effect of accounting or regulatory changes, and similar one-time items not related to normal operations.  See Note 2 - "Segment Information", in the Notes to Consolidated Financial Statements for additional information regarding these results and the consolidated financial statements.

In addition, adjustments related to EITF Issue 02-03 "Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities" and 03-11 "Reporting Realized Gains and Losses on Derivative Instruments that are subject to FASB statement No. 133 and Not Held for Trading Purposes" are included in Corporate and Other.  These accounting pronouncements require a net presentation of trading gains and losses and realized gains and loss for certain non-trading derivatives.  Management evaluates wholesale operations on a gross presentation basis due to its net-asset-backed marketing strategy.

Corporate costs, income taxes and non-operating items are discussed only on a consolidated basis and are in conformity with the presentation in the consolidated financial statements.

PNM Electric

The table below sets forth the operating results for PNM Electric.

	Year Ended
	December 31,
	2003	2002	Variance
	(In thousands)
Operating revenues:	$ 560,464	$ 570,796	$(10,332)
Less: Cost of energy	177,767	166,783	10,984
Intersegment energy transfer	(34,760)	(29,155)	(5,605)
Gross margin	417,457	433,168	(15,711)
Energy production costs	108,734	113,947	(5,213)
Distribution O&M	31,596	34,518	(2,922)
Customer related expense	15,543	17,381	(1,838)
Administrative and general	6,972	7,624	(652)
Total non-fuel O&M	162,845	173,470	(10,625)
Corporate allocation	69,374	57,581	11,793
Depreciation and amortization	73,532	68,395	5,137
Taxes other than income taxes	20,520	20,715	(195)
Income taxes	23,708	31,478	(7,770)
Total non-fuel operating expenses	349,979	351,639	(1,660)
Operating income	$ 67,478	$ 81,529	$(14,051)

The following table shows electric revenues by customer class and average customers:

PNM Electric Revenues

	Year Ended
	December 31,
	2003	2002	Variance
	(In thousands)
Residential	$ 203,710	$ 197,174	$ 6,536
Commercial	252,876	247,800	5,076
Industrial	64,549	82,009	(17,460)
Transmission	19,453	23,857	(4,404)
Other	19,876	19,956	(80)
	$ 560,464	$ 570,796	$ (10,332)

Average customers	396,303	384,478	11,825

The following table shows electric sales by customer class:

PNM Electric Sales

	Year Ended
	December 31,
	2003	2002	Variance
	(Megawatt hours)
Residential	2,405,488	2,298,542	106,946
Commercial	3,379,147	3,254,576	124,571
Industrial	1,292,711	1,612,723	(320,012)
Other	247,255	267,070	(19,815)
	7,324,601	7,432,911	(108,310)

Operating revenues decreased $10.3 million, or 1.8%, over the prior year primarily due to the transfer of a significant customer from retail to wholesale electric rates in the first quarter of 2003 and a 4% retail electric rate reduction, which became effective in September 2003.  Rates will decrease again by 2.5% in September 2005 and remain at that level through 2007.  The customer transfer reduced PNM Electric revenues $17.1 million.  The rate reduction resulted in a decrease in revenues of approximately $6.9 million. In addition, revenues decreased due to lower demand for wheeling of $7.4 million to California from Arizona as a result of lower demand in the California Market.  These decreases were partially offset by average customer growth of approximately 3.1% and increased demand for wheeling in New Mexico of $1.7 million and $2.3 million in new contract revenue.  The contract with such customer was not renewed for 2004.  After adjusting 2002 MWh sales for the transfer of the significant customer from retail to wholesale for comparative purposes, retail electric MWh sales increased due to customer growth.

The gross margin, or operating revenues minus cost of energy sold and intersegment energy transfer, decreased $15.7 million, or 3.6%, over the prior year.  This decrease was due primarily to the rate decrease, an increase in cost of energy due to outages at PVNGS Unit 2 during the fourth quarter of 2003 for a steam-generator replacement project, and the customer transfer described above.  These decreases were partially offset by customer growth and lower cost of generation.

Total non-fuel O&M expenses decreased $10.6 million, or 6.1%, over the prior year.  Energy production costs decreased $5.2 million, or 4.6%, primarily due to 2002 outages at Four Corners and Reeves Station, which did not recur in 2003, for $1.3 million and $1.0 million, respectively and reduced PVNGS plant maintenance costs of $0.5 million due to increased capitalized expenditures related to the steam-generator replacement project.  Transmission and distribution O&M decreased $2.9 million, or 8.5%, due to a decrease in lease costs of $3.3 million for the EIP transmission line, a portion of which was purchased in April 2003, offset by increased maintenance costs incurred for reliability purposes.  Customer-related expense decreased $1.8 million, or 10.6%, due to decreased bad debt expense as a result of continued collection efforts and the favorable outcome of a customer bankruptcy proceeding.  Depreciation and amortization increased $5.1 million, or 7.5%, due to a higher depreciable plant base for new service delivery.  In addition, lower energy production costs related to decreased decommissioning expenses of $2.7 million were mostly offset by an increase in depreciation expense of $2.2 million for the change in accounting for costs related to asset retirement obligations as required by SFAS 143 and the purchase of additional transmission lines.

PNM Gas

The table below sets forth the operating results for PNM Gas.

	Year Ended
	December 31,
	2003	2002	Variance
	(In thousands)
Operating revenues	$ 358,267	$ 277,406	$ 80,861
Less: Cost of energy	228,345	144,333	84,012
Gross margin	129,922	133,073	(3,151)
Energy production costs	1,930	1,937	(7)
Transmission and distribution O&M	29,515	29,306	209
Customer related expense	16,832	16,607	225
Administrative and general	2,040	2,943	(903)
Total non-fuel O&M	50,317	50,793	(476)
Corporate allocation	39,930	33,516	6,414
Depreciation and amortization	22,186	20,673	1,513
Taxes other than income taxes	6,886	7,716	(830)
Income taxes	(1,110)	2,703	(3,813)
Total non-fuel operating expenses	118,209	115,401	2,808
Operating income	$ 11,713	$ 17,672	$ (5,959)

The following table shows gas revenues by customer and average customers:

PNM Gas Revenues

	Year Ended
	December 31,
	2003	2002	Variance
	(In thousands)
Residential	$226,799	$176,284	$ 50,515
Commercial	72,269	53,734	18,535
Industrial	2,820	2,872	(52)
Transportation*	18,906	17,735	1,171
Other	37,473	26,781	10,692
	$358,267	$277,406	$ 80,861

Average customers	452,328	443,396	8,932

*Customer-owned gas.

The following table shows gas throughput by customer class:

PNM Gas Throughput

	Year Ended
	December 31,
	2003	2002	Variance
	(Thousands of decatherms)
Residential	27,416	29,627	(2,211)
Commercial	10,810	12,009	(1,199)
Industrial	485	749	(264)
Transportation*	50,756	44,889	5,867
Other	5,510	4,807	703
	94,977	92,081	2,896

*Customer-owned gas.

Operating revenues increased $80.9 million, or 29.2%, over the prior year to $358.3 million, primarily because of higher natural gas prices in 2003 as compared to 2002.  The gross margin, or operating revenues minus cost of energy sold, decreased $3.2 million, or 2.4%, over the prior year.  This decrease is due mainly to the expiration in January 2003 of a rate rider for the recovery of certain costs of $4.1 million.  The rate rider decrease was offset by an increase in volume.  Transportation throughput increased by 5.9 million decatherms, or 13.1% driven by gas pipe line extensions, increasing off-system sales.  Despite customer growth of 2.0%, volume from other customers decreased 3.0 million decatherms, or 6.3%, caused by warmer weather in 2003.

Total non-fuel O&M expenses decreased $0.5 million, or 0.9%, over the prior year.  Administrative and general costs decreased $0.9 million, or 30.7%, primarily due to lower consulting costs of $1.0 million.  Depreciation and amortization increased $1.5 million or 7.3% due to a higher depreciable plant base for new service delivery and transportation gas line extensions.  Taxes other than income taxes decreased $0.8 million or 10.8% due to a decrease in property tax of $0.2 million as a result of a change in assessed values and a decrease in NMPRC supervision and lower inspection fees of $0.6 million.

 PNM Wholesale

The table below sets forth the operating results for PNM Wholesale.

	Year Ended
	December 31,
	2003	2002	Variance
	(In thousands)
Operating revenues:
External sales	$ 551,625	$ 343,780	$ 207,845
Intersegment sales	1,535	-	1,535
Total revenues	553,160	343,780	209,380
Less: Cost of energy	413,089	262,517	150,572
Intersegment energy transfer	34,760	29,155	5,605
Gross margin	105,311	52,108	53,203
Energy production costs	29,919	32,507	(2,588)
Transmission and distribution O&M	59	45	14
Customer related expense	711	754	(43)
Administrative and general	8,390	3,199	5,191
Total non-fuel O&M	39,079	36,505	2,574
Corporate allocation	5,590	4,023	1,567
Depreciation and amortization	14,230	8,808	5,422
Taxes other than income taxes	3,263	2,619	644
Income taxes	10,922	(3,245)	14,167
Total non-fuel operating expenses	73,084	48,710	24,374
Operating income	$ 32,227	$ 3,398	$ 28,829

The following table shows revenues by customer class:

PNM Wholesale Revenues

	Year Ended
	December 31,
	2003	2002	Variance
	(In thousands)
Long-term contracts	$135,674	$ 58,546	$ 77,128
Forward sales*	166,498	77,560	88,938
Short-term sales	249,453	207,674	41,779
Intersegment sales	1,535	-	1,535
	$553,160	$343,780	$209,380

*Includes mark-to-market gains/(losses).

The following table shows sales by customer class:

PNM Wholesale Sales

	Year Ended
	December 31,
	2003	2002	Variance
	(Megawatt hours)
Long-term contracts	2,469,707	844,169	1,625,538
Forward sales	3,597,325	1,336,745	2,260,580
Short-term sales	5,834,972	7,269,240	(1,434,268)
	11,902,004	9,450,154	2,451,850

Operating revenues increased $209.4 million, or 60.9%, over the prior year to $553.2 million.  This increase in wholesale electric sales primarily reflects additional long-term contract sales and more stable wholesale market conditions.  The Company sold wholesale (bulk) power of 11.9 million MWh of electricity for the year ended December 31, 2003, compared to 9.5 million MWh for 2002.

The gross margin, or operating revenues minus cost of energy sold and intersegment energy transfer, increased $53.2 million, over the prior year.  A higher gross margin was achieved primarily by additional long-term sales under new and existing contracts, a return to more stable market prices and improved market liquidity.  The addition of 273 MW of long-term contracts added $37.4 million, or 72.9%, of the total gross margin increase for the year.  In December 2003 and January 2004, the Company added an additional 57 MW of long-term contracts.  In addition, long-term contract margin increased due to the transfer of a significant customer from retail to wholesale.  Forward sales margin increased $14.3 million, or 27.9%, of the total gross margin increase reflecting higher prices.  The average price realized by the Company on its forward sales was $46 per MWh in 2003, compared to $37 per MWh in 2002.  Liquidity returning to the market helped drive improvement of forward sales, as the Company had velocity of 1.9 vs. 1.6 a year ago.  Short-term sales margin decreased $0.4 million, or 0.8%, of total gross margin due to lower volume from retail growth, increased long-term sales contracts and fewer available resources caused by a significant outage schedule in 2003, mostly offset by higher prices.  The average price realized by the Company on its short-term sales was $42 per MWh in 2003, compared to $29 per MWh in 2002.  Overall open market sales (forward and short-term sales) averaged $44 per MWh in 2003 versus $33 per MWh in 2002.  This increase was partially offset by increased purchased power costs resulting from the 2003 outage schedule, which reduced availability of generation for wholesale sales.  In addition, the Company had to buy power in the open market at higher prices to cover its contractual obligations, which resulted in increased purchased power costs of $20.5 million.  The Company had a favorable change in the unrealized mark-to-market position of the forward sales portfolio of $1.0 million period-over-period ($3.5 million gain in 2003 versus $2.5 million gain in 2002).

Total non-fuel O&M expenses increased $2.6 million, or 7.1%, over the prior year.  Energy production costs decreased $2.6 million, or 8.0%, primarily due to decreased decommissioning costs of $3.1 million and prior period, non-recurring engineering costs of $4.0 million related to the start-up of the Afton plant.  These cost decreases were offset by increases of $2.3 million for the operation of the new Afton and Lordsburg gas fired facilities and $1.8 million due to increased PVNGS Unit 3 outages.  Administrative and general costs increased $5.2 million or 162.3% primarily due to transportation and storage costs of $1.2 million turbines that will be utilized in future construction for merchant plant growth and increased pension and benefits costs of $4.0 million at SJGS and PVNGS.  Depreciation and amortization increased $5.4 million or 61.6% primarily due to the addition of Lordsburg and Afton, which added $3.6 million of depreciation expense and an increase of $1.6 million for the change in accounting for asset retirement obligations as required by SFAS 143.  Taxes other than income taxes increased $0.6 million or 24.6% primarily due to increased property taxes from the addition of Afton and Lordsburg.

Corporate and Other

Corporate administrative and general expenses, which represent costs that are driven primarily by corporate-level activities, is allocated to the business segments and is presented in the corporate allocation line item in the segment statements.  These costs increased $19.7 million over the prior year to $115.5 million.  This increase was due to increased pension and benefits expense of $17.9 million, resulting from lower prior-year returns on pension investments and increasing healthcare costs.  Consulting expenses increased $1.5 million primarily for Sarbanes-Oxley Act compliance and other strategic corporate initiatives.

Taxes other than income decreased $2.5 million, or 79.6%, over the prior year due to the favorable resolution of certain outstanding tax issues and a decrease in social security taxes from lower payroll costs.

Consolidated

Other Income and Deductions

Other income increased $4.3 million, or 9.0%, over the prior year reflecting higher year-over-year returns on investments of $6.3 million, and an increase in the equity component of AFUDC of $2.6 million.  These increases were offset by decreased interest income of $4.5 million due to the redemption of short-term investments early in 2003.  Cash from the redemption of these investments was primarily used for the Company's retirement of the EIP long-term debt, debt refinancing, repayment of short-term debt and pension funding.

Other deductions increased $33.8 million over the prior year primarily due to a charge of $16.7 million in 2003 for the write-off of transition costs due to the repeal of deregulation in New Mexico and a charge of $16.6 million for costs related to long-term debt refinancing.

Interest Expense

Interest expense increased $4.8 million, or 7.8%, over the prior year primarily due to decreased capitalized interest of $3.9 million from the completion of the Afton and Lordsburg gas-fired plants in southern New Mexico.  Higher average short term borrowing levels also contributed to the increase.

Income Taxes

The Company's consolidated income tax expense before the cumulative effect of a change in accounting principle was $27.9 million for the year ended December 31, 2003, compared to $33.0 million for the prior year.  The decrease was due to the impact of lower pre-tax earnings.  The Company's effective income tax rates for the years ended December 31, 2003 and 2002 were 32.05% and 33.95%, respectively.  The decrease in the effective tax rate, year-over-year, was due to an increase in permanent tax differences, resulting from AFUDC and research and development credits in 2003.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Management's Annual Report on Internal Control Over Financial Reporting

Management of PNM Resources, Inc. and subsidiaries ("the Company") is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a - 15(f) under the Securities Exchange Act of 1934, as amended.

Management assessed the effectiveness of the Company's internal control over financial reporting based on the Internal Control - Integrated Framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on the assessment performed, management concludes that the Company's internal control over financial reporting was effective as of December 31, 2004.

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on management's assessment of internal control over financial reporting, which is included herein.

/s/ Jeffry E. Sterba
Jeffry E. Sterba,
Chairman, President and
Chief Executive Officer

/s/ John R. Loyack
John R. Loyack,
Senior Vice President and
Chief Financial Officer

Note:  This "Management's Annual Report on Internal Control Over Financial Reporting" is repeated verbatim and unchanged from the 2004 Annual Report on Form 10-K.

Management's Annual Report on Internal Control Over Financial Reporting

Management of Public Service Company of New Mexico and subsidiaries is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a - 15(f) under the Securities Exchange Act of 1934, as amended.

Management assessed the effectiveness of the Company's internal control over financial reporting based on the Internal Control - Integrated Framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on the assessment performed, management concludes that the Company's internal control over financial reporting was effective as of December 31, 2004.

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on management's assessment of internal control over financial reporting, which is included herein.

/s/ Jeffry E. Sterba
Jeffry E. Sterba,
Chairman, President and
Chief Executive Officer

/s/ John R. Loyack
John R. Loyack,
Senior Vice President and
Chief Financial Officer

Note:  This "Management's Annual Report on Internal Control Over Financial Reporting" is repeated verbatim and unchanged from the 2004 Annual Report on Form 10-K.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
PNM Resources, Inc.

We have audited management's assessment, included in the accompanying Management's Annual Report on Internal Control Over Financial Reporting, that PNM Resources, Inc. and subsidiaries (the "Company") maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting.  Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Our audit included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances.  We believe that our audit provides a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed by, or under the supervision of, the company's principal executive and principal financial officers, or persons performing similar functions, and effected by the company's board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis.  Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assessment that the Company maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements as of and for the year ended December 31, 2004 of the Company and our report dated February 25, 2005 (September 26, 2005 as to Note 2) expressed an unqualified opinion on those financial statements.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 25, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Public Service Company of New Mexico

We have audited management's assessment, included in the accompanying Management's Annual Report on Internal Control Over Financial Reporting, that Public Service Company of New Mexico and subsidiaries (the "Company") maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting.  Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Our audit included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances.  We believe that our audit provides a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed by, or under the supervision of, the company's principal executive and principal financial officers, or persons performing similar functions, and effected by the company's board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis.  Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assessment that the Company maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on the criteria established in Internal Control-Integrated Framework issued by the

Committee of Sponsoring Organizations of the Treadway Commission.  Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements as of and for the year ended December 31, 2004 of the Company and our report dated February 25, 2005 (September 26, 2005 as to Note 2) expressed an unqualified opinion on those financial statements.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 25, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
PNM Resources, Inc.

We have audited the accompanying consolidated balance sheets and consolidated statements of capitalization of PNM Resources, Inc. and subsidiaries (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of earnings, retained earnings, comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of PNM Resources, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003.  As discussed in Note 10 to the consolidated financial statements, during 2003, the Company changed the actuarial valuation measurement date for the pension plan and other post-retirement benefit plans from September 30 to December 31.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company's internal control over financial reporting as of December 31, 2004, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 25, 2005 expressed an unqualified opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting and an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 25, 2005
(September 26, 2005, as to Note 2)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Public Service Company of New Mexico

We have audited the accompanying consolidated balance sheets and consolidated statements of capitalization of Public Service Company of New Mexico and subsidiaries (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of earnings, retained earnings, comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of PNM Resources, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003.  As discussed in Note 10 to the consolidated financial statements, during 2003, the Company changed the actuarial valuation measurement date for the pension plan and other post-retirement benefit plans from September 30 to December 31.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company's internal control over financial reporting as of December 31, 2004, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 25, 2005 expressed an unqualified opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting and an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 25, 2005
(September 26, 2005, as to Note 2)

PNM RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS

	Year Ended December 31,
	2004	2003	2002
	(In thousands, except per share amounts)
Operating Revenues:
Electric	$1,113,046	$ 1,097,075	$ 839,884
Gas	490,921	358,267	277,406
Other	825	311	1,404
Total operating revenues	1,604,792	1,455,653	1,118,694

Operating Expenses:
Cost of energy sold	945,309	802,670	499,751
Administrative and general	168,095	158,706	146,231
Energy production costs	146,153	140,584	149,528
Depreciation and amortization	102,221	115,649	102,409
Transmission and distribution costs	59,447	60,070	63,870
Taxes, other than income taxes	34,607	31,310	34,244
Income taxes	36,062	28,072	20,887
Total operating expenses	1,491,894	1,337,061	1,016,920
Operating income	112,898	118,592	101,774

Other Income and Deductions:
Other income	48,070	52,705	48,360
Other deductions	(8,150)	(46,153)	(12,306)
Income tax (expense) benefit	(13,185)	183	(12,144)
Net other income and deductions	26,735	6,735	23,910
Earnings before interest charges	139,633	125,327	125,684

Interest Charges:
Interest on long-term debt, net	46,702	59,429	56,409
Other interest charges	4,673	6,760	5,003
Net interest charges	51,375	66,189	61,412

Preferred Stock Dividend Requirements of Subsidiary	572	586	586

Net Earnings Before Cumulative Effect of Changes in
Accounting Principles	87,686	58,552	63,686

Cumulative Effect of Changes in Accounting Principles
Net of Tax of $23,999	-	36,621	-

Net Earnings	$ 87,686	$ 95,173	$ 63,686

Net Earnings per Common Share:
Basic	$ 1.45	$ 1.60	$ 1.09
Diluted	$ 1.43	$ 1.58	$ 1.07

Dividends Paid per Share of Common Stock	$ 0.63	$ 0.61	$ 0.57

The accompanying notes are an integral part of these financial statements.

PNM RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

	Year Ended December 31,
	2004	2003	2002
	(In thousands)

Balance at Beginning of Year	$ 503,069	$ 444,651	$ 415,388
Net earnings	87,686	95,173	63,686
Dividends:
Common stock	(40,189)	(36,755)	(34,423)

Balance at End of Year	$ 550,566	$ 503,069	$ 444,651

The accompanying notes are an integral part of these financial statements.

PNM RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2004	2003
	(In thousands)
ASSETS
Utility Plant:
Electric plant in service	$2,488,961	$2,419,162
Gas plant in service	680,487	630,949
Common plant in service and plant held for future use	140,818	130,547
	3,310,266	3,180,658
Less accumulated depreciation and amortization	1,135,510	1,063,645
	2,174,756	2,117,013
Construction work in progress	124,381	133,317
Nuclear fuel, net of accumulated amortization of $16,448 and $15,995	25,449	25,917

Net utility plant	2,324,586	2,276,247

Other Property and Investments:
Investment in lessor notes	308,680	330,339
Other investments	139,848	114,273
Non-utility property, net of accumulated depreciation of $1,773 and $1,755	1,437	1,455

Total other property and investments	449,965	446,067

Current Assets:
Cash and cash equivalents	17,195	12,694
Accounts receivables, net of allowance for uncollectible accounts
of $1,329 and $9,284	96,600	68,258
Unbilled revenues	104,708	82,899
Other receivables	48,393	47,042
Inventories	41,352	40,799
Regulatory assets	3,339	15,436
Other current assets	51,967	38,835

Total current assets	363,554	305,963

Deferred charges:
Regulatory assets	217,196	215,416
Prepaid pension cost	87,336	85,782
Other deferred charges	44,998	49,154

Total deferred charges	349,530	350,352
	$3,487,635	$3,378,629

The accompanying notes are an integral part of these financial statements.

PNM RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2004	2003
	(In thousands)

CAPITALIZATION AND LIABILITIES
Capitalization:
Common stockholders' equity:
Common stock outstanding (no par value, 120,000,000 shares authorized:
issued 60,464,595 and 60,388,496 at December 31, 2004 and 2003, respectively)	$ 638,826	$ 647,722
Accumulated other comprehensive loss, net of tax	(89,813)	(73,487)
Retained earnings	550,566	503,069

Total common stockholders' equity	1,099,579	1,077,304
Cumulative preferred stock of subsidiary without mandatory redemption
($100 par value, 10,000,000 shares authorized: issued 115,293 and 128,000
at December 31, 2004 and 2003, respectively)	11,529	12,800
Long-term debt	987,823	987,210

Total capitalization	2,098,931	2,077,314

Current Liabilities:
Short-term debt	94,700	125,918
Accounts payable	117,645	86,155
Accrued interest and taxes	15,796	23,477
Other current liabilities	128,476	110,031

Total current liabilities	356,617	345,581

Deferred Credits:
Accumulated deferred income taxes	284,528	250,098
Accumulated deferred investment tax credits	35,360	38,462
Regulatory liabilities	327,419	316,384
Asset retirement obligations	50,361	46,416
Additional minimum pension liability	164,801	128,825
Accrued postretirement benefit cost	16,102	20,638
Other deferred credits	153,516	154,911

Total deferred credits	1,032,087	955,734

Commitments and Contingencies (see Note 14)	-	-
	$3,487,635	$3,378,629

The accompanying notes are an integral part of these financial statements.

PNM RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Cash Flows From Operating Activities:
Net earnings	$ 87,686	$ 95,173	$ 63,686
Adjustments to reconcile net earnings to net cash flows
from operating activities:
Depreciation and amortization	131,625	144,854	115,415
Allowance for equity funds used during construction	(1,294)	(2,589)	-
Accumulated deferred income tax	39,966	90,175	44,138
Transition costs write-off	-	16,720	-
Loss on reacquired debt	-	16,576	-
Cumulative effect of a change in accounting principle	-	(60,620)	-
Net unrealized losses on trading and investment contracts	(1,640)	(1,360)	(29,513)
Wholesale credit reserve	-	(2,433)	-
Other, net	-	-	4,464
Changes in certain assets and liabilities:
Accounts receivables	(28,342)	(21,344)	2,830
Unbilled revenues	(21,809)	5,539	3,936
Accrued postretirement benefit costs	(6,089)	(14,962)	(18,986)
Other assets	(2,085)	(5,972)	(41,152)
Accounts payable	30,429	(7,317)	34,597
Accrued interest and taxes	(7,680)	(22,712)	(25,833)
Other liabilities	14,988	(1,036)	(56,223)
Net cash flows from operating activities	235,755	228,692	97,359

Cash Flows From Investing Activities:
Utility plant additions	(135,795)	(167,701)	(229,629)
Nuclear fuel additions	(9,915)	(9,503)	(10,596)
Redemption of available-for-sale investments	-	80,291	76,633
Combustion turbine payments	-	(11,136)	(29,975)
Bond purchase	-	(6,675)	(5,572)
Return of principal PVNGS lessor notes	20,292	18,360	17,531
Luna Energy investment	(13,379)	-	-
Other	(5,654)	(5,203)	(18,819)
Net cash flows from investing activities	(144,451)	(101,567)	(200,427)

The accompanying notes are an integral part of these financial statements.

PNM RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2004	2003	2002
	(In thousands)

Cash Flows From Financing Activities:
Short-term borrowings (repayments), net	(31,218)	(24,082)	115,000
Long-term debt borrowings	-	483,882	-
Long-term debt repayments	-	(476,572)	-
Premium on long-term debt refinancing	-	(23,905)	-
Refund costs of pollution control bonds	-	(31,427)	-
Retirement of preferred stock	(1,118)	-	-
Exercise of employee stock options	(16,430)	(9,639)	(2,412)
Dividends paid	(38,848)	(36,702)	(34,226)
Other	811	312	-
Net cash flows from financing activities	(86,803)	(118,133)	78,362
Increase (Decrease) in Cash and Cash Equivalents	4,501	8,992	(24,706)
Beginning of Year	12,694	3,702	28,408

End of Year	$ 17,195	$ 12,694	$ 3,702

Supplemental Cash Flow Disclosures:
Interest paid, net of capitalized interest	$ 46,469	$ 69,046	$ 53,041
Income taxes paid (refunded), net	$ 14,459	$ (23,154)	$ 13,541
Non Cash Transactions:
Long-term debt assumed for transmission line	$ -	$ -	$ 26,152
Pension contribution of PNM Resources, Inc. common shares	$ -	$ 28,950	$ -

The accompanying notes are an integral part of these financial statements.

PNM RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CAPITALIZATION

	As of December 31,
	2004	2003
	(In thousands)
Common Stock Equity:
Common Stock, no par value	$ 638,826	$ 647,722
Accumulated other comprehensive income, net of tax	(89,813)	(73,487)
Retained earnings	550,566	503,069
Total common stock equity	1,099,579	1,077,304

Cumulative Preferred Stock:
Without mandatory redemption requirements:
1965 Series, 4.58% with a stated value of $100.00 and a
current redemption price of $102.00. Outstanding shares
at December 31, 2004 and 2003 were 115,293 and 128,000, respectively	11,529	12,800

Long-Term Debt:
Issue and Final Maturity
First Mortgage Bonds, Pollution Control Revenue Bonds:
5.7% due 2016	65,000	65,000

Senior Unsecured Notes, Pollution Control Revenue Bonds:
6.30% due 2016	77,045	77,045
5.75% due 2022	37,300	37,300
5.80% due 2022	100,000	100,000
6.375% due 2022	90,000	90,000
6.30% due 2026	23,000	23,000
6.60% due 2029	11,500	11,500
2.10% due 2033	46,000	46,000
2.10% due 2033	100,000	100,000
4.00% due 2038	36,000	36,000
Total Senior Unsecured Notes, Pollution Control Revenue Bonds	520,845	520,845

Senior Unsecured Notes:
4.40% due 2008	300,000	300,000
7.50% due 2018	100,025	100,025
Other, including unamortized discounts	1,953	1,340

Total long-term debt	987,823	987,210
Total Capitalization	$2,098,931	$2,077,314

The accompanying notes are an integral part of these financial statements.

PNM RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31,
	2004	2003	2002
	(In thousands)

Net Earnings	$87,686	$95,173	$ 63,686
Other Comprehensive Income (Loss):

Unrealized gain (loss) on securities:
Unrealized holding gains arising during the period,
net of tax (expense) benefit of $(1,212), $(1,256) and $(853)	1,849	1,916	1,303
Reclassification adjustment for losses included in net income,
net of tax (expense) benefit of $745, $440 and $602	(1,137)	(672)	(919)

Additional Minimum pension liability adjustment, net of tax (expense) benefit
of $14,415, $(6,284) and $36,085	(21,996)	9,589	(55,061)

Mark-to-market adjustment for certain derivative transactions:
Change in fair market value of designated cash flow hedges,
net of tax (expense) benefit of $(3,567), $(6,816) and $(6,790)	5,443	10,401	(10,361)
Reclassification adjustment for losses included in net income,
net of tax (expense) benefit of $318, $0 and $450	(485)	-	(687)

Total Other Comprehensive Income (Loss)	(16,326)	21,234	(65,725)

Total Comprehensive Income (Loss)	$71,360	$116,407	$ (2,039)

The accompanying notes are an integral part of these financial statements.

PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Operating Revenues:
Electric	$ 1,113,046	$ 1,097,075	$ 839,884
Gas	490,921	358,267	277,406
Total operating revenues	1,603,967	1,455,342	1,117,290

Operating Expenses:
Cost of energy sold	945,186	802,650	498,941
Administrative and general	165,942	160,200	140,500
Energy production costs	146,153	140,584	149,528
Depreciation and amortization	99,633	113,921	101,689
Transmission and distribution costs	59,447	61,169	63,870
Taxes, other than income taxes	31,270	29,670	31,333
Income taxes	37,964	28,262	22,774
Total operating expenses	1,485,595	1,336,456	1,008,635
Operating income	118,372	118,886	108,655

Other Income and Deductions:
Other income	47,727	48,755	40,446
Other deductions	(5,497)	(39,625)	(15,059)
Income tax expense	(14,733)	(2,328)	(10,096)
Net other income and deductions	27,497	6,802	15,291
Earnings before interest charges	145,869	125,688	123,946

Interest Charges:
Interest on long-term debt, net	49,015	59,013	56,409
Other interest charges	4,416	6,697	5,321
Net interest charges	53,431	65,710	61,730

Net Earnings Before Cumulative Effect of Changes in
Accounting Principles	92,438	59,978	62,216
	-	-	-
Cumulative Effect of Changes in Accounting Principles,
Net of tax of $23,999	-	36,621	-

Net Earnings	92,438	96,599	62,216
Preferred Stock Dividend Requirements	572	586	586

Net Earnings Available for Common Stock	$ 91,866	$ 96,013	$ 61,630

The accompanying notes are an integral part of these financial statements.

PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Balance at Beginning of Year	$ 302,589	$ 256,157	$ 288,388
Net earnings	92,438	96,599	62,216
Dividends:
Cumulative preferred stock	(572)	(586)	(586)
Dividends to Parent:
Assets	-	-	(34,880)
Cash	(23,000)	(49,581)	(58,981)

Balance at End of Year	$ 371,455	$ 302,589	$ 256,157

The accompanying notes are an integral part of these financial statements.

PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2004	2003
	(In thousands)
ASSETS
Utility Plant:
Electric plant in service	$ 2,488,961	$ 2,419,162
Gas plant in service	680,487	630,949
Common plant in service and plant held for future use	97,369	92,809
	3,266,817	3,142,920
Less accumulated depreciation and amortization	1,125,444	1,055,251
	2,141,373	2,087,669
Construction work in progress	110,406	120,340
Nuclear fuel, net of accumulated amortization of $16,448 and $15,995	25,449	25,917

Net utility plant	2,277,228	2,233,926

Other Property and Investments:
Investment in lessor notes	308,680	330,339
Other investments	116,134	91,273
Non-utility property	966	966

Total other property and investments	425,780	422,578

Current Assets:
Cash and cash equivalents	16,448	11,607
Accounts receivables, net of allowance for uncollectible accounts
of $1,329 and $9,284	96,600	68,258
Unbilled revenue	104,708	82,899
Other receivables	45,717	45,814
Inventories	41,246	40,791
Regulatory assets	3,339	15,436
Other current assets	39,933	28,089

Total current assets	347,991	292,894

Deferred charges:
Regulatory assets	217,196	215,416
Prepaid pension cost	87,336	85,782
Other deferred charges	38,199	48,708

Total deferred charges	342,731	349,906
	$ 3,393,730	$ 3,299,304

The accompanying notes are an integral part of these financial statements.

PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2004	2003
	(In thousands)
CAPITALIZATION AND LIABILITIES
Capitalization:
Common Stockholder's Equity:
Common stock outstanding ($5 par value, 40,000,000 shares authorized: issued
39,117,799 at December 31, 2004 and 2003)	$ 195,589	$ 195,589
Paid-in capital	556,761	556,608
Accumulated other comprehensive loss, net of tax	(89,813)	(73,487)
Retained earnings	371,455	302,589

Total common stockholder's equity	1,033,992	981,299
Cumulative preferred stock without mandatory redemption requirements
($100 par value, 10,000,000 shares authorized: issued 115,293 and 128,000 at
December 31, 2004 and 2003, respectively)	11,529	12,800
Long-term debt	987,676	987,210

Total capitalization	2,033,197	1,981,309

Current Liabilities:
Short-term debt	60,400	124,900
Accounts payable	116,763	78,313
Intercompany accounts payable	38,700	73,571
Accrued interest and taxes	28,783	8,879
Other current liabilities	91,765	83,823

Total current liabilities	336,411	369,486

Deferred Credits:
Accumulated deferred income taxes	278,907	246,282
Accumulated deferred investment tax credits	35,360	38,462
Regulatory liabilities	327,419	316,384
Asset retirement obligations	50,361	46,416
Additional minimum pension liability	164,801	128,825
Accrued postretirement benefit cost	16,102	20,638
Other deferred credits	151,172	151,502

Total deferred credits	1,024,122	948,509

	$ 3,393,730	$ 3,299,304

The accompanying notes are an integral part of these financial statements.

PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Cash Flows From Operating Activities:
Net earnings	$ 92,438	$ 96,599	$ 62,216
Adjustments to reconcile net earnings to net cash flows
from operating activities:
Depreciation and amortization	129,018	143,940	114,695
Allowance for equity funds used during construction	(1,228)	(2,551)	-
Accumulated deferred income tax	38,162	82,799	46,207
Transition costs write-off	-	16,720	-
Loss on reacquired debt	-	16,576	-
Cumulative effect of a change in accounting principle	-	(60,620)	-
Net unrealized (gains) losses on trading and investment contracts	(1,640)	(1,360)	(29,513)
Wholesale credit reserve	-	(2,433)	-
Other, net	-	-	6,305
Changes in certain assets and liabilities:
Accounts receivables	(28,342)	(21,344)	2,830
Unbilled revenues	(21,809)	5,539	3,936
Accrued postretirement benefit costs	(6,090)	(14,962)	(18,986)
Other assets	7,104	(3,716)	(93,863)
Accounts payable	37,388	(12,905)	30,510
Accrued interest and taxes	19,905	(27,572)	(35,572)
Other liabilities	662	(20,811)	(28,371)
Net cash flows from operating activities	265,568	193,899	60,394

Cash Flows From Investing Activities:
Utility plant additions	(128,236)	(159,322)	(209,225)
Nuclear fuel additions	(9,915)	(9,503)	(10,596)
Redemption of available-for-sale investments	-	-	45,621
Combustion turbine payments	-	(11,136)	(29,975)
Eastern Interconnect Project buyout	-	(36,925)	-
Return of principal PVNGS lessor notes	20,292	18,360	17,531
Purchase of bond investment	(12,247)	-	-
Other	(6,218)	(3,697)	(2,122)
Net cash flows from investing activities	(136,324)	(202,223)	(188,766)

The accompanying notes are an integral part of these financial statements.

PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Cash Flows From Financing Activities:
Short-term borrowings (repayments), net	(64,500)	(25,100)	-
Long-term debt borrowings	-	483,780	115,000
Long-term debt repayments	-	(450,420)	-
Premium on long-term debt refinancing	-	(23,905)	-
Refund costs of pollution control bonds	-	(31,427)	-
Equity contribution from parent	-	126,053	-
Retirement of preferred stock	(1,118)	-	-
Dividends paid	(23,586)	(49,581)	(58,981)
Other	(328)	(223)	108
Change in intercompany accounts	(34,871)	(12,340)	58,311
Net cash flows from financing activities	(124,403)	16,837	114,438
Increase (Decrease) in Cash and Cash Equivalents	4,841	8,513	(13,934)
Beginning of Year	11,607	3,094	17,028
End of Year	$ 16,448	$ 11,607	$ 3,094

Supplemental Cash Flow Disclosures:
Interest paid, net of capitalized interest	$ 49,937	$ 67,500	$ 53,350
Income taxes paid (refunded), net	$ 18,002	$ (5,084)	$ 9,901
Non Cash Transactions:
Non-cash dividends to parent	$ -	$ -	$ 34,880

The accompanying notes are an integral part of these financial statements.

PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CAPITALIZATION

	As of December 31,
	2004	2003
	(In thousands)
Common Stock Equity:
Common stock outstanding, par value $5 per share	$ 195,589	$ 195,589
Paid-in capital	556,761	556,608
Accumulated other comprehensive income, net of tax	(89,813)	(73,487)
Retained earnings	371,455	302,589
Total equity	1,033,992	981,299

Cumulative Preferred Stock:
Without mandatory redemption requirements:
1965 Series, 4.58% with a stated value of $100.00 and a
current redemption price of $102.00. Outstanding shares
at December 31, 2004 and 2003 were 115,293 and 128,000, respectively	11,529	12,800

Long-Term Debt:
Issue and Final Maturity
First Mortgage Bonds, Pollution Control Revenue Bonds:
5.7% due 2016	65,000	65,000

Senior Unsecured Notes, Pollution Control Revenue Bonds:
6.30% due 2016	77,045	77,045
5.75% due 2022	37,300	37,300
5.80% due 2022	100,000	100,000
6.375% due 2022	90,000	90,000
6.30% due 2026	23,000	23,000
6.60% due 2029	11,500	11,500
2.10% due 2033	46,000	46,000
2.10% due 2033	100,000	100,000
4.00% due 2038	36,000	36,000
Total Senior Unsecured Notes, Pollution Control Revenue Bonds	520,845	520,845

Senior Unsecured Notes:
4.40% due 2008	300,000	300,000
7.50% due 2018	100,025	100,025
Other, including unamortized discounts	1,806	1,340

Total long-term debt	987,676	987,210
Total Capitalization	$ 2,033,197	$ 1,981,309

The accompanying notes are an integral part of these financial statements.

PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31,
	2004	2003	2002
	(In thousands)

Net Earnings	$ 91,866	$ 96,013	$ 61,630
Other Comprehensive Income (Loss):

Unrealized gain (loss) on securities:
Unrealized holding gains arising from the period,
net of tax (expense) benefit of $(1,212), $(1,545) and $(563)	1,849	2,357	861
Reclassification adjustment for gains included in net income,
net of tax (expense) benefit of $745, $440 and $602	(1,137)	(672)	(919)

Additional Minimum pension liability adjustment, net of tax (expense) benefit
of $14,415, $(6,284) and $36,085	(21,996)	9,589	(55,061)

Mark-to-market adjustment for certain derivative transactions:
Change in fair market value of designated cash flow hedges,
net of tax (expense) benefit of $(3,567), $(6,140) and $6,113	5,443	9,369	(9,328)
Reclassification adjustment for losses included in net income,
net of tax (expense) benefit of $318, $0 and $450	(485)	-	(687)

Total Other Comprehensive Income (Loss)	(16,326)	20,643	(65,134)

Total Comprehensive Income (Loss)	$ 75,540	$116,656	$ (3,504)

The accompanying notes are an integral part of these financial statements.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

(1)     Summary of the Business and Significant Accounting Policies

Nature of Business

The Holding Company is an investor-owned holding company of energy and energy related businesses.  Its principal subsidiary, PNM, is an integrated public utility primarily engaged in the generation, transmission, distribution and sale and marketing of electricity; transmission, distribution and sale of natural gas within the State of New Mexico and the sale and marketing of electricity in the Western United States.  In addition, the Holding Company provides energy and utility related services under its wholly-owned subsidiary, Avistar.  The Holding Company trades on the New York Stock Exchange under the symbol PNM.

Presentation

The Consolidated Financial Statements and the Notes thereto for the Holding Company and Subsidiaries and PNM and Subsidiaries are presented on a combined basis.  The business of PNM constitutes substantially all of the business of the Company.  Therefore, the results of operations of PNM are virtually identical to the consolidated results of the Holding Company and all of its subsidiaries.  For discussion purposes, this report will use the term "Company" when discussing matters of common applicability to the Holding Company and Subsidiaries and PNM.  Readers of the Consolidated Financial Statements and the Notes thereto should assume that the information presented applies to consolidated results of operations of both the Holding Company and its subsidiaries, including PNM, except where the context or references clearly indicate otherwise.  Discussions regarding specific contractual obligations generally reference the company that is legally obligated. In the case of contractual obligations of PNM, these obligations are consolidated with the Holding Company and its subsidiaries under GAAP.  Broader operational discussions refer to the Company.

The Holding Company was established as the holding company in 2001 and at that time, was exempt from regulation under PUHCA.  In April 2004, however, the SEC staff informed PNM Resources, Inc. that, because of an SEC ruling in 2003, the level of interstate power sales by PNM, its utility subsidiary, did not allow the Holding Company to continue to claim exemption from registration.

On December 30, 2004, PNM Resources became a registered holding company under PUHCA.  As a result of the requirement to register as a holding company, PNM Resources created PNMR Services Company, a wholly-owned services company, which began operation on January 1, 2005, subject to final approval of a services company application filed with the SEC in January 2005.

The Holding Company performed substantially all of the corporate activities of PNM from 2001 to 2004.  These activities were billed to PNM on a cost basis to the extent they were for the corporate management of PNM and are allocated to the operating segments.  The services functions previously performed by the Holding Company have been assumed by PNMR Services Company effective January 1, 2005.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

The Company maintains its accounting records in accordance with the uniform system of accounts prescribed by the FERC and the National Association of Regulatory Utility Commissioners, and adopted by the NMPRC.

The Company's accounting policies conform to the provisions of SFAS No. 71, as amended, "Accounting for the Effects of Certain Types of Regulation" ("SFAS 71").  SFAS 71 requires a rate-regulated entity to reflect the effects of certain regulatory decisions in its financial statements.  In accordance with SFAS 71, the Company has deferred certain costs and recorded certain liabilities pursuant to the rate actions of the FERC, and the NMPRC.  These "regulatory assets" and "regulatory liabilities" are enumerated and discussed in Note 3.

The Company discontinued the application of SFAS 71 as of December 31, 1999, for the generation portion of its business effective with the passage of the Restructuring Act in accordance with SFAS 101, "Accounting for the Discontinuation of Application of FASB Statement No. 71".  In 2002, the Company and several other parties signed the Global Electric Agreement that provided for a five-year rate path for the Company's New Mexico jurisdictional customers beginning in September 2003 (see Note 14 for further discussion).  In response to the Global Electric Agreement, the New Mexico Legislature repealed the Restructuring Act.  As a result, the Company re-applied SFAS 71 to its generation portion of its business during the first quarter of 2003 as a result of NMPRC approval of the Global Electric Agreement in January 2003.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and subsidiaries in which it owns a majority voting interest.  Corporate administrative and general expenses, which represent costs that are driven primarily by corporate level activities, are allocated to the business segments.  There were no other significant intercompany transactions between the Holding Company and PNM in 2004 or 2003, except for the common dividend, and consolidation of PVNGS Capital Trust.  All significant intercompany transactions and balances have been eliminated.

The Company adopted SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150") effective in May 2003.  SFAS 150 established standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity.  Under SFAS 150, issuers are required to classify as liabilities a financial instrument that is within its scope as a liability because that financial instrument embodies an obligation of the issuer.  SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.  Upon adoption, the Company reclassified approximately $10.0 million from minority interest to other deferred credits on its consolidated balance sheets.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Financial Statement Preparation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual recorded amounts could differ from those estimated.

Cash and Cash Equivalents

All liquid investments with maturities of three months or less at the date of purchase are considered cash equivalents.

Utility Plant

Utility plant is stated at cost, which includes capitalized payroll‑related costs such as taxes, pension and other fringe benefits, administrative costs, an allowance for funds used during construction as deemed appropriate.

It is Company policy to charge repairs and minor replacements of property to maintenance expense and to charge major replacements to utility plant. Gains or losses resulting from retirements or other dispositions of regulated property in the normal course of business are credited or charged to the accumulated provision for depreciation.

Allowance For Funds Used During Construction

As provided by the uniform systems of accounts, AFUDC is charged to utility plant.  AFUDC represents the cost of borrowed funds (allowance for borrowed funds used during construction) and a return on other funds (allowance for equity funds used during construction).

The calculation of AFUDC should be performed if its subsequent inclusion in allowable costs for rate-making purposes is probable.  In 2004 and 2003, PNM recorded $3.0 million and $3.9 million, respectively, of AFUDC on certain construction projects.  PNM did not record AFUDC on construction projects in 2002.

Capitalized Interest

SFAS No. 34, "Capitalization of Interest Costs," requires that interest cost be capitalized as part of the historical cost of acquiring certain assets and is calculated using only the cost of borrowing. Under GAAP, interest can only be capitalized on non-SFAS 71 assets. PNM capitalizes interest on its generation projects not included in rate base that are under construction and software costs.  The rate used for capitalization is the rate for borrowings specific to the project.  If there are no specific borrowings, the weighted average borrowing rate

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

for the Company is used.  PNM has not borrowed any funds specifically for any projects; therefore interest was capitalized at the overall weighted average borrowing rate of 5.2%, 6.4% and 6.6% for 2004, 2003 and 2002, respectively.  PNM's capitalized interest was $1.0 million, $1.2 million and $6.4 million in 2004, 2003 and 2002, respectively.

Inventories

Inventory consists principally of materials and supplies, natural gas held in storage for eventual resale, and coal held for use in electric generation.

Generally, materials and supplies include the costs of transmission, distribution and generating plant materials.  Materials and supplies are charged to inventory when purchased and are expensed or capitalized as appropriate when issued.  Materials and supplies are valued using an average costing method.  Obsolete materials and supplies are immediately expensed when identified.

Gas in underground storage is valued using a weighted average inventory method.  Withdrawals are charged to sales service customers through the PGAC.  Adjustments to gas in underground storage due to underground movement of gas are charged to the PGAC and are based on a NMPRC pre-approved percentage of injections.

Coal is valued using a rolling weighted average costing method that is updated based on the current period cost per tons.  Periodic aerial surveys are performed and any material adjustments are recorded as identified.

Inventories consisted of the following at December 31, (in thousands).

	2004	2003

Coal	$9,802	$11,282
Gas in underground storage	5,324	4,295
Materials and supplies	26,226	25,222
	$41,352	$40,799

Investments

The Company's investments are comprised of United States, state, and municipal government obligations and corporate securities.  Investments with maturities of less than one year are considered short-term and are carried at fair value.  All investments are held in the Company's name and are in the custody of major financial institutions.  The specific identification method is used to determine the cost of securities disposed of, with realized gains and losses reflected in other income and expense.  At December 31, 2004 and 2003, substantially all of the Company's investments were classified as available for sale.  Unrealized gains and losses on these investments are included in other comprehensive income, net of any related tax effect.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

The Company maintains an enhanced cash management program that holds equity securities classified as trading.  Unrealized gains and losses on these investments are recorded in other income and deductions.

Revenue Recognition

The Company's Regulated Operations record electric and gas operating revenues in the period of delivery, which includes estimated amounts for service rendered but unbilled at the end of each accounting period.

The determination of the energy sales to individual customers is based on the reading of their meters, which occurs on a systematic basis throughout the month.  At the end of each month, amounts of energy delivered to customers since the date of the last meter reading are estimated and the corresponding unbilled revenue is estimated.  Unbilled electric revenue is estimated based on the daily generation volumes, estimated customer usage by class, weather factors, line losses and applicable customer rates based on regression analyses reflecting historical trends and experience.

The Company purchases gas on behalf of sales-service customers while other marketers or producers purchase gas on behalf of transportation-service customers.  The Company collects a cost of service revenue for the transportation, delivery, and customer service provided to these customers.  Sales-service tariffs are subject to the terms of the PGAC and billed under a cycle-bill basis.  Transportation service customers are metered and billed on the last day of the month.  Therefore, the Company estimates unbilled decatherms and records cost of service and PGAC revenues for sales-service customers only.

The Company's Unregulated Operations recognize wholesale revenues in the month the energy is delivered to the customer and are based on the actual amounts supplied to the customer.  However, in accordance with the WSPP contract, these revenues are billed in the month subsequent to their delivery.  Consequently, wholesale revenues for the last month in any reporting period are unbilled when reported.

Wholesale electricity sales are recorded as operating revenues while the wholesale electricity purchases are recorded as costs of energy sold.  These amounts were recorded on a gross basis, because the Company does not act as an agent or broker for these merchant energy contracts but takes title and has the risks and rewards of ownership.  Effective October 1, 2003, non-normal derivative contracts that are net settled or "booked-out" are recorded net in operating revenues.  A book-out is the planned or unplanned netting of off-setting purchase and sale transactions.  A book-out is a transmission mechanism to reduce congestion on the transmission system or administrative burden (see further discussion in Financial Instruments in this same footnote).  The adoption of EITF Issue 03-11 "Reporting Gains and Losses on Derivative Instruments That Are Subject to FASB Statement No. 133, Accounting for Derivative

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Instruments and Hedging Activities, and Not Held for Trading Purposes" ("EITF 03-11") affected the comparability of 2003 Consolidated Financial Statements to those of prior years.  The Consolidated Statements of Income for 2002 were not reclassified.

The Company enters into merchant energy contracts to take advantage of market opportunities associated with the purchase and sale of electricity.  Unrealized gains and losses resulting from the impact of price movements on the Company's derivative energy contracts that are not designated normal purchases and sales or hedges are recognized as adjustments to wholesale operating revenues.  The market prices used to value these transactions reflect management's best estimate considering various factors including closing exchange and over-the-counter quotations, time value and volatility factors underlying the commitments.

Depreciation and Amortization

Provision for depreciation and amortization of utility plant is made based upon rates approved by the NMPRC. The average rates used are as follows:

	2004	2003	2002

Electric plant	3.07%	3.33%	3.42%
Gas plant	2.87%	2.96%	3.02%
Common plant	8.08%	8.38%	7.34%

The provision for depreciation of certain equipment is charged to depreciation expense and allocated to construction projects based on the use of the equipment. Depreciation of non‑utility property is computed based on the straight‑line method. Amortization of nuclear fuel is computed based on the units of production method.

Decommissioning Costs

Accounting for decommissioning costs for nuclear and fossil-fuel generation involves significant estimates related to costs to be incurred many years in the future after plant closure.  Changes in these estimates could significantly impact the Company's financial position, results of operations and cash flows.  The Company owns and leases nuclear and fossil-fuel facilities that are within and outside of its retail service areas.  The Company adopted the accounting requirements of "Accounting for Asset Retirement Obligations" ("SFAS 143") on January 1, 2003 (see Note 13).  Under SFAS 143, the Company is only required to recognize and measure decommissioning liabilities for tangible long-lived assets for which a legal obligation exists.  Adoption of the statement changed the Company's method of accounting for both nuclear generation decommissioning and fossil-fuel generation decommissioning.  Nuclear decommissioning costs are based on site-specific estimates of the costs for removing all radioactive and other structures at the site.  PVNGS Unit 3 is currently excluded from the Company's retail rates base while PVNGS Units 1 and 2 are included in the Company's retail rates.  The Company collects a provision for ultimate decommissioning of PVNGS Units 1 and 2

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

in its rates and recognizes a corresponding expense and liability for these amounts.  Fossil-fuel decommissioning costs are also approved by the NMPRC as a component of the Company's depreciation rates.  The Company believes that it will continue to be able to collect for its legal asset retirement obligations for nuclear and fossil-fuel generation activities included in the ratemaking process.

In addition, the Company has a contractual obligation with the PVNGS participants to fund separately the nuclear decommissioning at a level in excess of what the Company has identified as its legal asset retirement obligation under SFAS 143.  The contractual funding obligation is based on a site-specific estimate prepared by a third party.  The Company's most recent site-specific estimates for nuclear decommissioning costs were developed in 2001, using 2001 cost factors, and are based on prompt dismantlement decommissioning, reflecting the costs of removal discussed above, with such removal occurring shortly after operating license expiration.  The Company's share of the contractual funding obligation through the end of the licensing terms is approximately $201.0 million (measured in 2001 dollars).  The estimates are subject to change based on a variety of factors, including cost escalation, changes in technology applicable to nuclear decommissioning and changes in federal, state or local regulations.  The operating licenses for PVNGS Units 1, 2 and 3 will expire in 2025, 2026, and 2027, respectively.  The Company does not have a similar contractual funding obligation related to its fossil-fuel plants.

Amortization of Debt Acquisition Costs

Discount, premium and expense related to the issuance of long‑term debt are amortized over the lives of the respective issues.  In connection with the early retirement of long‑term debt, such amounts associated with resources subject to NMPRC regulation are amortized over the lives of the respective issues.  Amounts associated with the Company's firm‑requirements wholesale customers and its resources excluded from NMPRC retail rates are recognized immediately as expense or income as they are incurred.

Financial Instruments

The Company implemented SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133"), as amended.  SFAS 133, as amended, establishes accounting and reporting standards requiring derivative instruments to be recorded in the balance sheet as either an asset or liability measured at their fair value.  SFAS 133, as amended, also requires that changes in the derivatives' fair value be recognized currently in earnings unless specific hedge accounting or normal purchase and sale criteria are met. Special accounting for qualifying hedges allows derivative gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.  SFAS 133, as amended, provides that the effective portion of the gain or loss on a derivative instrument designated and qualifying as a cash flow hedging instrument be reported as a component of other comprehensive income and be reclassified into earnings in the same period or periods during which the hedged forecasted transaction affects earnings.  The results of hedge ineffectiveness

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

and the change in fair value of a derivative that an entity has chosen to exclude from hedge effectiveness are required to be presented in current earnings.  All energy contracts marked-to-market under EITF 98-10 were subject to mark-to-market accounting upon adoption of SFAS 133.

In October 2002, the EITF reached a final consensus on EITF 02-3, "Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities", EITF 98-10, "Accounting for Contracts Involved in Energy Trading and Risk Management Activities" and SFAS 133 that rescinded EITF 98-10 and required that all energy contracts held for trading purposes be presented on a net margin basis in the statement of earnings.  The rescission of EITF 98-10 requires that energy contracts which do not meet the definition of a derivative under SFAS 133 no longer be marked to market and recognized in current earnings.  As a result, all contracts which were marked to market under EITF 98-10 must now be accounted for under the accrual method and written back to cost with any difference included as a cumulative effect of a change in accounting principle in the period of adoption.  This transition provision was effective January 1, 2003.  The rescission of EITF 98-10 did not have a material impact on the Company's financial condition or results of operations as all contracts previously marked to market under the definition provided in EITF 98-10 also met the definition of a derivative under SFAS 133 and are properly recorded at fair value with gains and losses recorded in earnings.  The Company reviewed its energy contract portfolio to determine whether its contracts meet the definition of trading activities under EITF 02-3.  As a result, the Company has reclassified those contracts previously accounted for under EITF 98-10 to a net margin basis for the fiscal year ended December 31, 2002.  The Company will not report revenues and cost of energy sold on a net margin basis on a prospective basis as a result of the application of EITF 02-3 as none of the Company's marketing activities meet the definitions of trading activities as prescribed by EITF 02-3.  For the year ended December 31, 2002, wholesale purchases of $74.0 million were netted with electric revenues in the consolidated statement of earnings (see Note 2).

SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149") was effective for all derivative contracts entered into by the Company or modified after June 30, 2003. Under SFAS 149, the Company treats all forward electric purchases and sales contracts subject to unplanned netting or book-out by the transmission provider as derivative instruments subject to mark-to-market accounting, unless the contract qualifies for the normal exception by meeting SFAS 149's definition of a capacity contract. Under this definition, the contract cannot permit net settlement, the seller must have the resources to serve the contract and the buyer must be a load serving entity. Upon adoption, SFAS 149 did not have a material impact on the Company's financial condition or results of operations.

EITF 03-11 was effective for the Company on October 1, 2003.  EITF 03-11 gives guidance on whether realized gains and losses on derivative contracts not held for trading purposes should be reported on a net or gross basis and concludes such classification is a matter of judgment that depends on the relevant facts and circumstances.  The Company nets all realized

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

gains and losses on non-normal derivative transactions that do not physically deliver and that are offset by similar transactions during settlement.  For the years ended December 31, 2004 and 2003, wholesale purchases of $33.6 million and $15.0 million, respectively, were netted with electric revenues in the consolidated statements of earnings (see Note 2).

Pension and Other Postretirement Benefits

The Medicare Prescription Drug, Improvement and Modernization Act of 2003 introduced a prescription drug benefit under Medicare, named Medicare Part D, as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D.   On July 19, 2004, the Company's Board approved a resolution amending its retiree health care plan in response to Medicare Part D.  The effect of this change was to reduce expenses by $1.6 million for 2004.

In 2003, the Company changed the actuarial valuation measurement date for the pension plan and other postretirement benefits from September 30 to December 31 to better reflect the actual pension balances as of the Company's balance sheet dates and recognized a cumulative effect of a change in accounting principle decreasing earnings by $0.8 million, net of income tax benefit of $0.5 million.

Stock Based Compensation

The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25").  Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the exercise price of the granted stock option.  Restricted stock is recorded as compensation cost over the requisite vesting periods based on the market value on the date of grant.

At December 31, 2004, the Company had three stock-based employee compensation plans.  Stock options continue to be granted under only two of the plans.  These plans are described more fully in Note 11.  Had compensation expense for the Company's stock options been recognized based on the fair value on the grant date under the methodology prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the effect on the Company's pro forma net earnings and pro forma earnings per share would be as follows (in thousands, except per share data):

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Year Ended December 31,
	2004	2003	2002

Net earnings:	$ 87,686	$ 95,173	$ 63,686
Deduct: Total stock-based employee
compensation expense determined under
fair value based method for all awards,
net of related tax effects	(2,815)	(2,200)	(4,402)
Pro forma net earnings	$ 84,871	$ 92,973	$ 59,284

Earnings per share:
Basic - as reported	$ 1.45	$ 1.60	$ 1.09

Basic - pro forma	$ 1.40	$ 1.56	$ 1.01

Diluted - as reported	$ 1.43	$ 1.58	$ 1.07

Diluted - pro forma	$ 1.38	$ 1.54	$ 1.00

SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS 123R") supercedes APB 25.  SFAS 123R requires the recognition of compensation expense, over the requisite service period, in an amount equal to the fair value of share-based payments granted to employees.  The fair value of the share-based payment, excluding liability awards, is computed at the date of grant and will not be remeasured.  The fair value of liability awards will be remeasured at each reporting date through the settlement date with the change in fair value recognized as compensation expense over that period.  SFAS 123R applies to all transactions involving the issuance, by a company, of its own equity in exchange for goods or services.  SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".  SFAS 123R is effective as of June 30, 2005.  For options issued prior to December 31, 2004, the Company expects that the effect of SFAS 123R on the Company's results of operations will not be materially different from the pro forma amounts presented in the table above for the applicable time period.  The Company anticipates that the calculation of the fair value of any options issued after December 31, 2004 will not be materially different from the fair value estimated in the pro forma amounts presented in table above.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) reports a measure for accumulated changes in equity of the Company that results from transactions and other economic events other than transactions with shareholders.  The following table sets forth the changes in each component of accumulated other comprehensive income (loss):

		Additional	Mark-to-
	Unrealized	minimum	market for	Accumulated
	gain (loss)	pension	certain	other
	on	liability	derivative	comprehensive
	securities	adjustment	transactions	income (loss)
Balance at December 31, 2001	$ (1,062)	$ 30,403	$ (345)	$ 28,996
Period change in:
Additional minimum pension liability adjustment	-	55,061	-	55,061
Unrealized holding gains arising from the period	(1,303)	-	-	(1,303)
Reclassification adjustment for losses included in
net income	919	-	-	919
Change in fair market value of designated cash
flow hedges	-	-	10,361	10,361
Reclassification adjustment for losses included
in net income	-	-	687	687
Balance at December 31, 2002	(1,446)	85,464	10,703	94,721

Period change in:
Additional minimum pension liability adjustment	-	(9,589)	-	(9,589)
Unrealized holding gains arising from the period	(1,916)	-	-	(1,916)
Reclassification adjustment for losses included in
net income	672	-	-	672
Change in fair market value of designated cash
flow hedges	-	-	(10,401)	(10,401)
Balance at December 31, 2003	(2,690)	75,875	302	73,487

Period change in:
Additional minimum pension liability adjustment	-	21,996	-	21,996
Unrealized holding gains arising from the period	(1,849)	-	-	(1,849)
Change in fair market value of designated cash
flow hedges	-	-	(5,443)	(5,443)
Reclassification adjustment for losses included in
net income	1,137	-	485	1,622
Balance at December 31, 2004	$ (3,402)	$ 97,871	$ (4,656)	$ 89,813

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Income Taxes

The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"), which uses the asset and liability method for accounting for income taxes.  Under SFAS 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying value of existing assets and liabilities and their respective tax basis.  Current NMPRC approved rates include the tax effects of the majority of these differences. SFAS 109 requires that rate-regulated enterprises record deferred income taxes for temporary differences accorded flow-through treatment at the direction of a regulatory commission. The resulting deferred tax assets and liabilities are recorded at the expected cash flow to be reflected in future rates.  Because the NMPRC has consistently permitted the recovery of previously flowed-through tax effects, the Company has established regulatory liabilities and assets offsetting such deferred tax assets and liabilities.  Items accorded flow-through treatment under NMPRC orders, deferred income taxes and the future ratemaking effects of such taxes, as well as corresponding regulatory assets and liabilities, are recorded in the financial statements.

Asset Impairment

The Company evaluates its tangible long-lived assets in relation to their future undiscounted cash flows to assess recoverability in accordance with SFAS 144. Impairment testing of power generation assets is performed periodically in response to changes in market conditions.  The Company considers its power generation assets used to supply jurisdictional and wholesale markets as a combined group due to its joint dispatch of these assets.  Generation assets used primarily for reliability purposes are evaluated separately as a group.  The Company did not recognize any impairment on its long-lived assets for the years 2002 through 2004.

Change in Presentation

Certain prior year amounts have been reclassified to conform to the 2004 financial statement presentation.  The December 31, 2003 Consolidated Balance Sheets of the Holding Company and PNM include a reclassification of $81.8 million from "Other deferred charges" to "Common plant in service and held for future use".  This amount of this reclassification was determined based on the Company's analysis and the Company's various plans to make these turbines operational.

(2)     Segment Information

In this footnote, the Company conforms its presentation of segment information contained in the 2004 Annual Report on Form 10-K to reflect the segment presentation previously disclosed in the Company's Form 10-Q for the quarterly period ended June 30, 2005.

In conjunction with the acquisition of TNP Enterprises, Inc. and Subsidiaries ("TNP") on June 6, 2005, Company management changed its business segment reporting.  TNP's primary

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

subsidiaries are Texas-New Mexico Power Company ("TNMP") and First Choice Power, L.P. ("First Choice").  Upon review and in accordance with Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), and as disclosed in the Company's Form 10-Q for the quarterly period ended June 30, 2005, the Company determined that two segments previously reported separately, Transmission and Electric, should be combined to form one reportable segment, PNM Electric, as this combined segment represents an integral part of serving utility customers. This also makes the PNM Electric segment comparable with the TNMP Electric segment post-acquisition.  All prior periods have been reclassified to conform to the current presentation and include certain estimates and allocations where necessary.

The Holding Company is an investor-owned holding company of energy and energy related businesses.  Its principal subsidiary, PNM, is an integrated public utility primarily engaged in the generation, transmission and distribution of electricity; transmission, distribution and sale of natural gas within the State of New Mexico; and the sale and marketing of electricity in the Western United States.  In addition, the Holding Company provides energy and technology related services through its wholly owned subsidiary, Avistar.

The Company's principal businesses, whose operating results are regularly reviewed by the Company's management, are Regulated Operations and Unregulated Operations.  Regulated Operations include the PNM Electric and PNM Gas segments.  Unregulated Operations includes the PNM Wholesale segment.  In 2003, the Company began allocating its business and results between the PNM Electric and PNM Wholesale segments for financial reporting purposes based on the asset allocations as mandated in the Global Electric Agreement (see Note 14).  Certain prior period amounts have been reclassified to conform to the current year presentation.

The following segment presentation is based on the methodology that the Company's management uses for making operating decisions and assessing performance of its various business activities.  As such, the following presentation reports operating results without regard to the effect of accounting or regulatory changes and similar one-time items not related to normal operations.

In addition, adjustments related to EITF Issue 02-03 "Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities" and 03-11 "Reporting Realized Gains and Losses on Derivative Instruments that are subject to FASB statement No. 133 and Not Held for Trading Purposes" are included in Corporate and Other.  These accounting pronouncements require a net presentation of trading gains and losses and realized gains and loss for certain non-trading derivatives.  Management evaluates the PNM Wholesale segment on a gross presentation basis due to its net asset-backed marketing strategy and the importance it places on the Company's ability to repurchase and remarket previously sold capacity.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

REGULATED OPERATIONS

PNM Electric

PNM Electric consists of the distribution, transmission and generation of electricity for retail electric customers in New Mexico.  The Company provides retail electric service to a large area of north central New Mexico, including the cities of Albuquerque and Santa Fe, and certain other areas of New Mexico and transmission services to third parties as well as to PNM Wholesale.  Customer rates for retail electric service are set by the NMPRC based on the provisions of the Global Electric Agreement.  The Company owns or leases transmission lines, interconnected with other utilities in New Mexico and south and east into Texas, west into Arizona, and north into Colorado and Utah.

 PNM Gas

PNM Gas distributes natural gas to most of the major communities in New Mexico, including two of New Mexico's three largest metropolitan areas, Albuquerque and Santa Fe.  The Company's customer base includes both sales-service customers and transportation-service customers.  PNM purchases natural gas in the open market and resells it at cost to its distribution customers.  As a result, increases or decreases in gas revenues resulting from wholesale gas price fluctuations do not impact the Company's consolidated gross margin or earnings.

UNREGULATED OPERATIONS

PNM Wholesale

PNM Wholesale consists of the generation and sale of electricity into the wholesale market based on three product lines that include long-term contracts, forward sales and short-term sales.  The source of these sales is supply created by selling the unused capacity of jurisdictional assets as well as the capacity of the Company's wholesale plants excluded from retail rates.  Both regulated and unregulated generation is jointly dispatched in order to improve reliability, provide the most economic power to retail customers and maximize profits on any wholesale transactions.

Long-term contracts include sales to firm-requirements and other wholesale customers with multi-year arrangements.  As of December 31, 2004 these contracts ranged from 1 to 16 years with an average of 7.1 years.  Forward sales include third party purchases in the forward market that range from 1 month to 3 years.  These transactions do not qualify as normal sales and purchases as defined in SFAS 133, and thus are generally marked to market.  Short-term sales generally include spot market, hour ahead, day ahead and week ahead contracts with terms of 30 days or less.  Also included in short-term sales are sales of any excess generation not required to fulfill PNM's retail load and contractual commitments.  Short-term sales also cover the revenue credit to retail customers as specified in the Global Electric Agreement.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

CORPORATE AND OTHER

On December 30, 2004, the Holding Company became a registered holding company under PUHCA.  As a result of the requirement to register as a holding company, the Holding Company created PNMR Services Company, a services company, which began operation on January 1, 2005, subject to final approval of a services company application filed with the SEC in January 2005.

The Holding Company performed substantially all of the corporate activities of PNM from 2001 to 2004.  These activities were billed to PNM on a cost basis to the extent they were for the corporate management of PNM and are allocated to the operating segments.  The services functions previously performed by the Holding Company have been assumed by PNMR Services Company effective January 1, 2005.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Summarized financial information by business segment for the year ended December 31, 2004 is as follows:

	Regulated		Unregulated
	PNM	PNM	PNM	Corporate
	Electric	Gas	Wholesale	& Other		Consolidated
2004:
Operating revenues:	$ 552,563	$ 489,767	$ 588,243	$ (32,784)	(a)	$1,597,789
Intersegment revenues	5,849	1,154	-	-		7,003
Total revenues	558,412	490,921	588,243	(32,784)		1,604,792
Less: Cost of energy	186,517	343,219	449,059	(33,486)		945,309
Intersegment energy transfer	(42,769)	-	42,769	-		-
Gross margin	414,664	147,702	96,415	702		659,483
Operating expenses	258,182	97,412	46,442	6,266		408,302
Depreciation and amortization	63,050	18,894	14,809	5,468		102,221
Income taxes	23,141	8,063	8,537	(3,679)		36,062
Operating income	70,291	23,333	26,627	(7,353)		112,898

Interest Income	28,445	2,253	5,468	1,840		38,006
Other income/(deductions)	2,045	190	1,640	(2,533)		1,342
Other income taxes	12,072	967	2,814	(2,668)		13,185
Net interest charges	34,981	11,029	13,601	(8,236)		51,375
Segment net income (loss)	$ 53,728	$ 13,780	$ 17,320	$ 2,858		$ 87,686

Total assets	$1,764,032	$ 512,538	$ 430,493	$ 780,572		$3,487,635
Gross property additions	$ 88,978	$ 35,725	$ 8,083	$ 14,218		$ 147,004

(a)    Reflects EITF 03-11 impact, under which certain wholesale revenues and the associated cost of energy of  $33.6 million are reclassified to a net margin basis in accordance with GAAP.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Summarized financial information by business segment for the year ended December 31, 2003 is as follows:

	Regulated		Unregulated
	PNM	PNM	PNM	Corporate
	Electric	Gas	Wholesale	& Other		Consolidated
2003:
Operating revenues:	$ 553,979	$ 356,872	$ 551,625	$ (14,703)	(a)	$1,447,773
Intersegment revenues	6,485	1,395	1,535	(1,535)		7,880
Total revenues	560,464	358,267	553,160	(16,238)		1,455,653
Less: Cost of energy	177,767	228,345	413,089	(16,531)		802,670
Intersegment energy transfer	(34,760)	-	34,760	-		-
Gross margin	417,457	129,922	105,311	293		652,983
Operating expenses	252,739	97,133	47,932	(7,134)		390,670
Depreciation and amortization	73,532	22,186	14,230	5,701		115,649
Income taxes	23,708	(1,110)	10,922	(5,448)		28,072
Operating income	67,478	11,713	32,227	7,174		118,592

Interest Income	28,669	2,437	5,493	5,227		41,826
Other income/(deductions)	4,828	587	1,097	(42,372)		(35,860)
Other income taxes	13,830	1,197	2,609	(17,819)	(b)	(183)
Net interest charges	31,303	13,406	15,562	5,918		66,189
Segment net income (loss)	$ 55,842	$ 134	$ 20,646	$ (18,070)	(b)	$ 58,552

Total assets	$1,704,592	$ 509,111	$ 425,372	$ 739,554		$3,378,629
Gross property additions	$ 108,823	$ 45,616	$ 14,620	$ 8,145		$ 177,204

(a)    Reflects EITF 03-11 impact, under which certain wholesale revenues and the associated cost of energy of  $15.0 million are reclassified to a net margin basis in accordance with GAAP.

(b)    Includes $9.5 million write-off of transition costs, net of tax benefit of $7.2 million, due to the repeal of deregulation in New Mexico, and the $10.0 million write-off related to refinancing of long-term debt, net of tax benefit of $6.6 million, that reduced consolidated net earnings.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Summarized financial information by business segment for the year ended December 31, 2002 is as follows:

	Regulated		Unregulated
	PNM	PNM	PNM	Corporate
	Electric	Gas	Wholesale	& Other		Consolidated
2002:
Operating revenues:	$ 559,495	$ 275,819	$ 343,780	$ (72,581)	(a)	$1,106,513
Intersegment revenues	11,301	1,587	-	(707)		12,181
Total revenues	570,796	277,406	343,780	(73,288)		1,118,694
Less: Cost of energy	166,783	144,333	262,517	(73,882)		499,751
Intersegment energy transfer	(29,155)	-	29,155	-		-
Gross margin	433,168	133,073	52,108	594		618,943
Operating expenses	251,766	92,025	43,147	6,935		393,873
Depreciation and amortization	68,395	20,673	8,808	4,533		102,409
Income taxes	31,478	2,703	(3,245)	(10,049)	(b)	20,887
Operating income	81,529	17,672	3,398	(825)	(b)	101,774

Interest Income	30,819	436	4,946	8,753		44,954
Other income/(deductions)	(4,351)	2,221	(825)	(6,531)		(9,486)
Other income taxes	10,479	1,052	1,632	(1,019)	(c)	12,144
Net interest charges	33,497	13,546	8,348	6,021		61,412
Segment net income (loss)	$ 64,021	$ 5,731	$ (2,461)	$ (3,605)	(c)	$ 63,686

Total assets	$1,666,741	$ 563,395	$ 380,436	$ 636,655		$3,247,227
Gross property additions	$ 149,955	$ 46,676	$ 23,190	$ 20,404		$ 240,225

 (a)    Reflects EITF 02-3 impact, under which wholesale revenues and the associated cost of energy of $74.0 million are reclassified to a net margin basis in accordance with GAAP.

(b)     Includes re-alignment costs due to the negative impact on the wholesale market uncertainty of $5.3 million, net of tax benefit of $3.5 million, and severance costs due to a workforce reduction of $0.9 million, net of tax benefit of $0.6 million, which reduced consolidated operating income and net earnings.

(c)     The Company recognized a $1.5 million gain, net of tax expense of $1.0 million, from the reversal of a reserve due to the successful resolution of litigation stemming from the terminated Western Resources transaction, which was offset by a $2.7 million write-off, net of tax benefit of $1.9 million, of a transmission line project.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

(3)   Regulatory Assets and Liabilities

The Company is subject to the provisions of SFAS 71 with respect to operations regulated by the NMPRC and the FERC.  Regulatory assets represent probable future recovery of previously incurred costs, which will be collected from customers through the ratemaking process.  Regulatory liabilities represent probable future reductions in revenues associated with amounts that are to be credited to customers through the ratemaking process. Regulatory assets and liabilities reflected in the Consolidated Balance Sheets as of December 31, 2004 and 2003 relate to the following:

	2004	2003
	(In thousands)
Assets:
Current:
PGAC	$ -	$ 10,416
Gas Take-or-Pay Costs	3,339	5,020
Subtotal	3,339	15,436
Non-Current:
Mine Reclamation Costs	90,587	92,521
Deferred Income Taxes	71,471	70,576
Financing Costs	26,253	26,368
Loss on Reacquired Debt	19,044	20,936
Renewable Energy Certificates	3,448	-
Other	6,393	5,015
Total Deferred Assets	217,196	215,416
Total Assets	220,535	230,852

Liabilities:
Current:
PGAC	(657)	-

Non-Current:
Cost of Removal	(247,350)	(235,992)
Deferred Income Taxes	(33,020)	(35,974)
Asset retirement obligation	(30,702)	(27,976)
Unrealized gain on PVNGS decommissioning trust	(8,153)	(6,479)
PVNGS Prudence Audit	(3,931)	(4,306)
Settlement due Customers	(1,158)	(1,242)
Gain on Reacquired Debt	(1,012)	(1,351)
Other	(2,093)	(3,064)
Total Deferred Liabilities	(327,419)	(316,384)
Total Liabilities	(328,076)	(316,384)

Net Regulatory Liabilities	$(107,541)	$ (85,532)

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Substantially all of the Company's regulatory assets and regulatory liabilities are reflected in rates charged to customers or have been addressed in a regulatory proceeding.  The Company receives or pays a rate of return on these regulatory assets and regulatory liabilities, except for mine reclamation costs, deferred income taxes, and the unrealized loss on the PVNGS decommissioning trust.

In August 2001, the Company signed an agreement with SJCC and Tucson to replace two surface mining operations with a single underground mine located adjacent to the SJGS.  The Company recorded a regulatory asset of $113.0 million for the estimated costs anticipated to close these surface mining operations and the mine supplying Four Corners.  In 2001, the Company wrote off $13.0 million for the portion of coal mine decommissioning costs associated with the Company's FERC firm requirements customers and a portion of SJGS Unit 4.  The Company will recover the remaining $100.0 million of costs associated with coal mine decommissioning that are attributed to New Mexico retail customers pursuant to its Global Electric Agreement which provides for a 17-year recovery of these costs that began in September 2003.  In 2003, the Company completed a comprehensive review of these costs and costs related to the decommissioning of the current underground mine and made adjustments to the liability and the related regulatory asset based on the resulting changes in estimate (see Note 14).

The Company is permitted, under SFAS 71, to accrue the estimated cost of removal and salvage associated with certain of its assets through depreciation expense.  Cost of removal, net of salvage, allowed under rate regulations was included in accumulated depreciation.  The amounts accrued in depreciation are not associated with AROs recorded in accordance with SFAS 143.  With the adoption of SFAS 143, the Company has reclassified $247.4 million and $236.0 million of removal costs from accumulated depreciation to regulatory liabilities as of December 31, 2004 and 2003, respectively.

The Company records a regulatory asset for each renewable energy certificate purchased from the NMWEC at $0.005 per KWh.  A renewable energy certificate represents one KWh of energy produced from a renewable energy source as defined by the New Mexico Renewable Energy Act.  The source of the Company's renewable energy certificates is the Company's PPA to purchase renewable energy from the New Mexico Wind Energy Center.

The Company accounts for its OPEB costs on an accrual basis.  Therefore, the Company does not defer any OPEB costs as regulatory assets.

PNM had $46.0 million of tax-exempt bonds outstanding that were callable at a premium beginning December 15, 2002, and an additional $136.0 million that became callable at a premium in August 2003.  With the intention of refinancing these bonds, PNM had hedged the entire planned refinancing by entering into five forward starting interest rate swaps in the fourth quarter of 2001 and the first quarter of 2002.  The Company received regulatory approval to refund the tax-exempt bonds in October 2002.  The refinancings were completed in May 2003.  The forward starting interest rate swaps were terminated in May 2003 for a cash settlement of $27.1 million.  This amount has been capitalized by the Company as a financing cost and will be amortized over the life of the bonds.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Based on a current evaluation of the various factors and conditions that are expected to impact future cost recovery, the Company believes that its regulatory assets are probable of future recovery.

(4)     Capitalization

Stock Split

On May 18, 2004, the Company's Board approved a 3-for-2 stock split that took place on June 11, 2004 for shareholders of record on June 1, 2004.  All references in the accompanying consolidated financial statements to numbers of shares outstanding and per share amounts have been restated to reflect the stock split.

Changes in common stock for PNM Resources, Inc. and Subsidiaries are as follows:

	Common Stock

	Number	Aggregate
	Of Shares	Equity
	(Dollars in thousands)

Balance at December 31, 2002	58,676,699	$ 624,119
Restricted stock rights	-	31
Exercise of stock options	-	(9,130)
Tax benefit from exercise of stock options	-	3,637
Pension contribution	1,682,242	28,609
Employee Stock Purchase Plan purchases	29,555	456

Balance at December 31, 2003	60,388,496	647,722
Exercise of stock options	-	(16,430)
Tax benefit from exercise of stock options	-	6,246
Stock split costs	-	(142)
Retirement of preferred stock	-	153
ESPP purchase	76,099	1,277

Balance at December 31, 2004	60,464,595	$ 638,826

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Changes in common stock and additional paid-in capital for Public Service Company of New Mexico and Subsidiaries are as follows:

	Common Stock
			Additional
	Number	Aggregate	Paid-In
	Of Shares	Par Value	Capital
	(Dollars in thousands)

Balance at December 31, 2002	39,117,799	$ 195,589	430,043
Equity contribution from parent	-	-	126,053
Exercise of stock options	-	-	512

Balance at December 31, 2003	39,117,799	$ 195,589	$ 556,608
Retirement of preferred stock	-	-	153

Balance at December 31, 2004	39,117,799	$ 195,589	$ 556,761

Common Stock

The number of authorized shares of common stock of the Holding Company is 120 million shares with no par value.  The number of shares issued and outstanding was 60,464,595 and 60,388,496 as of December 31, 2004 and 2003.  In 2004 and 2003, the Holding Company issued 76,099 and 29,555 common shares for the Employee Stock Purchase Plan for $1.3 million and $0.5 million, respectively.  On June 11, 2003, a contribution of 1,682,242 Holding Company common shares (approximately $28.6 million in market value) was made to the Company's retirement plan (see Note 10 for further discussion).  Also, $10.2 million and $5.5 million of stock options, net of taxes, were exercised in 2004 and 2003, respectively.

The declaration of common dividends is dependent upon a number of factors including the ability of the Holding Company's subsidiaries to pay dividends.  Currently, PNM is the Holding Company's primary source of dividends.  As part of the order approving the formation of the Holding Company, the NMPRC placed certain restrictions on the ability of PNM to pay dividends to the Holding Company.

The NMPRC order imposed the following conditions regarding dividends paid by PNM to the Holding Company:  PNM can not pay dividends which cause its debt rating to fall below investment grade; and PNM can not pay dividends in any year, as determined on a rolling four quarter basis, in excess of net earnings without prior NMPRC approval.  The Global Electric Agreement (see Note 14), modified the PNM dividend restriction to allow PNM to dividend earnings as well as equity contributions made by the Holding Company.  Additionally, PNM has various financial covenants that limit the transfer of assets, through dividends or other means.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

In addition, the ability of the Company to declare dividends is dependent upon the extent to which cash flows will support dividends, the availability of retained earnings, the financial circumstances and performance, the NMPRC's decisions in various regulatory cases currently pending and which may be docketed in the future, the effect of federal regulatory decisions, Congressional and legislative acts, and market economic conditions generally.  Conditions imposed by the NMPRC on holding company formation, future growth plans and the related capital requirements and standard business considerations may also affect the Company's ability to pay dividends.

Consistent with the NMPRC's holding company order, PNM paid cash dividends of $23.0 million, $49.6 million and $59.0 million to the Holding Company for the years ended December 31, 2004, 2003 and 2002, respectively.

On February 18, 2003, the Holding Company's Board approved a 4.5% increase in the common stock dividend.  The increase raised the quarterly dividend to $0.15 per share, for an indicated annual dividend of $0.60 per share.

On February 17, 2004, the Holding Company's Board approved a 4.3% increase in the common stock dividend.  The increase raised the quarterly dividend to $0.16 per share, for an indicated annual dividend of $0.64 per share.

On December 7, 2004, the Holding Company's Board approved a 15.6% increase in the common stock dividend.  The increase raised the quarterly dividend to $0.185 per share, for an indicated annual dividend of $0.74 per share.

Cumulative Preferred Stock

No Holding Company preferred stock is outstanding.  The Holding Company's restated articles of incorporation authorize 10 million shares of preferred stock, which may be issued without restriction.  The number of authorized shares of PNM cumulative preferred stock is 10 million shares.  At December 31, 2004 and 2003, PNM had 115,293 and 128,000 shares respectively, 1965 Series, 4.58%, par value of $100 per share, of cumulative preferred stock outstanding.  During 2004, PNM retired 12,707 shares for  $1.1 million.  The 1965 Series does not have a mandatory redemption requirement but may be redeemable at 102% of the par value with accrued dividends.  The holders of the 1965 Series are entitled to payment before the holders of common stock in the event of any liquidation or dissolution or distribution of assets of PNM.  In addition, the 1965 Series is not entitled to a sinking fund and cannot be converted into any other class of stock of PNM.

Long‑Term Debt

In 1998, PNM modified its 1947 Indenture of Mortgage and Deed of Trust so that no future bonds can be issued under the mortgage.  While first mortgage bonds continue to serve as collateral for PCBs in the outstanding principal amount of $65.0 million, the lien of the mortgage covers only PNM's ownership interest in PVNGS.  SUNs, which were issued under a

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

senior unsecured note indenture, serve as collateral for PCBs in the outstanding principal amount of $520.8 million.  With the exception of the $65.0 million of PCBs secured by first mortgage bonds, the SUNs are and will be the senior debt of PNM.

On May 13, 2003, the Company priced $182.0 million of tax-exempt PCBs at an initial interest rate of 2.75%.  The bond sale closed on May 23, 2003.  A portion of the proceeds was used to redeem $46.0 million of PCBs, which became callable on December 15, 2002, and the remaining $136.0 million was used to redeem $136.0 million of PCBs in August 2003.  On April 1, 2004, $146.0 million of these bonds were remarketed and on July 1, 2004, $36.0 million of these bonds were remarketed (see "Financing Activities" below for further details).

The premium paid to refinance the PCBs in 2003 was $3.6 million.  The balance of the unamortized debt issuance costs associated with the PCBs that were retired was $3.8 million.  These amounts were capitalized as loss on reacquired debt.  The portion of unamortized loss on reacquired debt associated with the FERC firm requirements customers and plant excluded from ratebase of $1.0 million was written off in conjunction with the refinancing of the PCBs.  The remaining balance will be amortized over the life of the new bonds and is expected to be recovered through NMPRC approved retail rates.

Pursuant to NMPRC approval, on September 9, 2003, PNM issued and sold $300.0 million aggregate principal amount of its SUNs with a 4.40% interest rate that will mature September 15, 2008.  The transaction closed on September 17, 2003 and the proceeds were used to retire $268.4 million of long-term debt with a 7.10% interest rate that would otherwise have matured in August 2005, pay the transaction costs, and increase working capital.  The premium paid to refinance the long-term debt was $23.9 million, of which $16.6 million was charged against earnings based on prior regulatory agreements.  The remaining balance was capitalized as loss on reacquired debt and will be amortized over the life of the new debt.

In December 2002, the Holding Company acquired the equity interest of the grantor trust that owned 60% of the EIP transmission line and related facilities held under an operating lease.  As a result, the Company capitalized the 60% interest and $26.2 million of related debt was consolidated on the Company's balance sheet.  This debt was previously disclosed and reported as an off balance sheet lease obligation.  The EIP debt bore interest at the rate of 10.25%, required semi-annual principal and interest payments and matured on April 1, 2012.  On April 1, 2003, PNM exercised its early buyout option of this 60% interest and related lease.  Through the exercise of the early buyout, PNM was able to retire the $26.2 million of debt.  The Company will continue to exclude $2.9 million of lease obligations relating to the 40% interest that the Company does not own from the consolidated balance sheet.

Revolving and Other Credit Facilities

At December 31, 2004, the Holding Company had a $400.0 million unsecured revolving credit facility, the Holding Company Facility, with an expiration date of November 15, 2009.  The Holding Company must pay commitment fees of 0.225% per year on the unused amount of the Holding Company Facility and must also pay a utilization fee of 0.125% for all borrowings in excess of 50% of the committed amount.  At December 31, 2004, the Holding Company also had $15.0 million in local lines of credit.

There were no outstanding borrowings under the Holding Company Facility at December 31, 2004.  The Holding Company was in compliance with all covenants under the Holding Company Facility.

At December 31, 2004, PNM had a $300.0 million unsecured revolving credit facility, the PNM Facility, with an expiration date of November 21, 2006.  PNM must pay commitment fees of 0.20% per year on the unused amount of the PNM Facility and must also pay a utilization fee of 0.125% for all borrowings in excess of 33% of the committed amount.  PNM also had $23.5 million in local lines of credit and a $20.0 million borrowing arrangement with the Holding Company.

There were no outstanding borrowings under the PNM Facility as of December 31, 2004.  PNM was in compliance with all covenants under the PNM Facility.

Financing Activities

On April 1, 2004, PNM repriced $146.0 million of tax exempt PCBs, with a previous interest rate of 2.75%.  The new interest rate is 2.10% for a term of 2 years.  These bonds will reprice next on April 1, 2006.

On April 29, 2004, the Holding Company entered into three fixed to floating interest rate swaps with an aggregate notional principal amount of $150.0 million.  Under these swaps, the Holding Company receives a 4.40% fixed interest payment on the notional principal amount on a semi-annual basis and pays a floating rate equal to the six month LIBOR plus 58.15 basis points (0.58%) on the notional amount through September 15, 2008.  The initial floating rate was 1.91% and will be reset every six months.  The floating rate was reset on September 15, 2004, to 2.64%.  The swap is accounted for as a fair-value hedge with a fair-market value (asset position) of $0.1 million as of December 31, 2004.

On July 1, 2004, PNM repriced $36.0 million of tax-exempt PCBs, with a previous term and interest rate of 1 year and 2.75%, respectively.  The new interest rate is 4.0% for a term of 5 years.  These bonds will reprice next on July 1, 2009.

On December 7, 2004, the Holding Company filed a universal shelf registration statement with the SEC for a combination of debt and equity securities as well as warrants for $500.0 million.  The registration statement, when combined with a previously filed shelf registration

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

statement, provides $1.0 billion of capacity.  The SEC declared the registration statement effective on December 16, 2004 and, as of December 31, 2004, no securities had been issued by the Company under this registration statement.  As of December 31, 2004, PNM had $200.0 million of remaining unissued securities registered under its previously filed shelf registration statement.

Effective January 1, 2005, the Holding Company entered into a $50.0 million loan agreement with PNMR Services Company, a wholly-owned subsidiary.  In addition, the Holding Company made a $5.0 million equity contribution to PNMR Services Company on January 3, 2005.  These steps were taken to provide PNMR Services Company with liquidity for its operations.

Commercial Paper

On August 27, 2003, the Company entered into an unrated private issuance commercial paper program.  The Company could periodically issue up to $50.0 million in unrated commercial paper for the shorter of 120 days or the maturity of the PNM Credit Facility.  The commercial paper was unsecured and the proceeds were used to reduce revolving credit borrowings.  The PNM Credit Facility served as a backstop for the outstanding commercial paper.  On April 23, 2004, this program was terminated and no new borrowings were entered into.

On April 23, 2004, PNM entered into a commercial paper program currently rated P-2 by Moody's and A-2 by S&P.  Under this program, PNM may issue up to $300.0 million in commercial paper for up to 365 days.  The commercial paper is unsecured and the proceeds were used to retire borrowings under the previous unrated commercial paper program, to retire other short-term borrowings and for other short-term cash management needs.  The PNM Credit Facility serves a backstop for the outstanding commercial paper.

Asset Securitization

On April 8, 2003, PNM entered into a transaction providing for the securitization of PNM's retail electric service accounts receivable and retail gas service accounts receivable.  The initial total capacity under the AR Securitization was $90.0 million.  On December 7, 2004, the total capacity was reduced to $70.0 million.  Under the AR Securitization, PNM will periodically sell its accounts receivable, principally retail receivables, to a bankruptcy remote subsidiary, PNM Receivables Corporation, which in turn pledges an undivided interest in the receivables to an unaffiliated conduit commercial paper issuer.  As of December 31, 2004 and 2003, the Company had $0 and $54.9 million borrowed under the AR Securitization, which was secured by $143.7 and $114.5 million of accounts receivable, respectively.  PNM Receivables Corporation is consolidated in the Company's financial statements.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

(5)     Lease Commitments

PNM leases interests in Units 1 and 2 of PVNGS, certain transmission facilities, office buildings and other equipment under operating leases. The lease expense for PVNGS is $66.3 million per year over base lease terms expiring in 2015 and 2016. Covenants in PNM's PVNGS Units 1 and 2 lease agreements limit PNM's ability, without consent of the owner participants in the lease transactions, (i) to enter into any merger or consolidation, or (ii) except in connection with normal dividend policy, to convey, transfer, lease or dividend more than 5% of its assets in any single transaction or series of related transactions.

In 1985 and 1986, the Company entered into a total of eleven sale and lease back transactions with owner trusts under which it sold and leased back its entire 10.2% interest in PVNGS Units 1 and 2, together with portions of the Company's undivided interest in certain PVNGS common facilities.  In 1998, PNM established the PVNGS Capital Trust for the purpose of acquiring all the debt underlying the PVNGS leases.  PNM consolidates the PVNGS Capital Trust in its consolidated financial statements.  The purchase was funded with the proceeds from the issuance of $435.0 million of SUNs (see Note 4), which were loaned to the PVNGS Capital Trust.  The PVNGS Capital Trust then acquired and holds the debt component of the PVNGS leases.  For legal and regulatory reasons, the PVNGS lease payment continues to be recorded and paid gross with the debt component of the payment returned to PNM via the PVNGS Capital Trust.  As a result, the net cash outflows for the PVNGS lease payment were $14.3 million, $14.2 million and $13.2 million in 2004, 2003 and 2002, respectively.  The summary of PNM's future minimum operating lease payments below reflects the net cash outflow related to the PVNGS leases.

The Company has several capital leases for certain fleet vehicles.  At December 31, 2004 and 2003, $2.2 million and $1.8 million of these capital leases were recorded in long-term debt.

PNM's other significant operating lease obligations include a leased interest in the EIP transmission line with annual lease payments of $2.8 million and a PPA for the entire output of a gas-fired generating plant in Albuquerque, New Mexico, with imputed annual lease payments of $6.0 million.

Future minimum operating lease payments (in thousands) at December 31, 2004 are:

2005	$ 30,387
2006	31,204
2007	32,089
2008	33,030
2009	30,878
Later years	240,337

Total minimum lease payments	$397,925

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Operating lease expense, inclusive of the net PVNGS lease payment, was approximately $33.0 million in 2004, $33.4 million in 2003 and $34.9 million in 2002.  Aggregate minimum payments to be received in future periods under non-cancelable subleases are approximately $1.4 million.

(6)     Fair Value of Financial Instruments

GAAP defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.  Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique.  Therefore, the fair value estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current transaction.  Fair value is based on market quotes provided by the Company's investment bankers and trust advisors.  The market prices used to value PNM's mark-to-market energy portfolio are based on closing exchange prices and over-the-counter quotations.

The carrying amounts reflected on the consolidated balance sheets approximate fair value for cash, temporary investments, receivables, and payables due to the short period of maturity.  The carrying amount and fair value of the Company's financial instruments (including current maturities) at December 31 are:

	2004		2003
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value
	(In thousands)
Long-Term Debt	$ 987,823	$1,026,131	$987,210	$1,029,349
Investment in PVNGS Lessors' Notes	$311,950	$ 390,244	$347,870	$ 424,731
Available for sale investments	$100,486	$ 100,486	$ 86,456	$ 86,456

The Company maintains investments in an enhanced cash management program that holds equity securities classified as trading.  These securities are included as other current assets on the Company's consolidated balance sheet and adjusted to fair-market value.  The fair-market-value of these securities at December 31, 2004 and 2003 was $10.6 million and $10.0 million.  The SEC has reserved jurisdiction over the Company's enhanced cash management program, pending further review under PUHCA.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

The Company's available-for-sale securities include assets held in trust for its share of decommissioning costs of PVNGS and its executive retirement program.  The trusts hold equity and fixed income securities.  These amounts are included in other investments on the balance sheet.  The carrying value, gross unrealized gains and losses and estimated fair value of investments in available-for-sale securities are as follows:

	2004
	Carrying	Unrealized	Unrealized
	Value	Gains	Losses	Fair Value
	(In thousands)
Available-for-sale:
Equity securities	$ 42,970	$ 20,089	$ (186)	$ 62,873
Municipal bonds	22,935	1,220	(52)	24,103
U.S. Government securities	6,384	226	(18)	6,592
Corporate bonds	2,495	31	(18)	2,508
Other investments	4,406	6	(2)	4,410
	$ 79,190	$ 21,572	$ (276)	$ 100,486
	2003
	Carrying	Unrealized	Unrealized
	Value	Gains	Losses	Fair Value
	(In thousands)
Available-for-sale:
Equity securities	$ 42,269	$ 13,893	$ (344)	$ 55,818
U.S. Government securities	4,858	361	(31)	5,188
Corporate bonds	11	-	-	11
Municipal bonds	19,250	1,316	(13)	20,553
Other investments	4,895	-	(9)	4,886
	$ 71,283	$ 15,570	$ (397)	$ 86,456

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

At December 31, 2004, the available-for-sale securities held by the Company had the following maturities:

	Carrying
	Value	Fair Value
	(In thousands)
Within 1 year	$ 3,533	$ 3,493
After 1 year through 5 years	5,298	5,280
After 5 years through 10 years	5,727	5,921
Over 10 years	17,492	18,747
Equity securities	42,970	62,873
Other investments	4,170	4,172
	$ 79,190	$100,486

The proceeds and gross realized gains and losses on the disposition of available-for-sale investments are shown in the following table.  Realized gains and losses are determined by specific identification of costs of securities sold.  The short-term investment balance was fully redeemed in the year ended December 31, 2003 and included in proceeds from sales.

	2004	2003	2002
	(In thousands)
Proceeds from sales	$ 51,213	$123,030	$219,880
Gross realized gains	$ 6,737	$ 7,685	$ 2,537
Gross realized losses	$ (4,068)	$ (5,694)	$ (7,624)

Derivative Financial Instruments

The Company uses derivative financial instruments to manage risk as it relates to changes in natural gas and electricity prices, interest rates of future debt issuances and adverse market changes for investments held by the Company's various trusts. The Company also uses certain derivative instruments for wholesale electricity sales in order to take advantage of favorable price movements and market timing activities in the wholesale power markets.

Retail Natural Gas Contracts

Pursuant to a 1997 order issued by the NMPRC, the Company is authorized to hedge certain portions of natural gas supply contracts to protect the Company's natural gas customers from the risk of adverse price fluctuations in the natural gas market.  Hedge gains and losses are recoverable through the Company's PGAC if deemed prudently incurred by the NMPRC.  As a result, earnings are not affected by gains or losses generated by these instruments.

The Company purchased $7.8 million of natural gas options in 2004 to protect its natural gas customers from the risk of rising prices during the 2004-2005 heating season.  The gas

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

options essentially cap the amount the Company pays for each volume of gas subject to the options according to base load requirements during the winter heating season.  The Company recovers its option premiums as a component of the PGAC from October through February.

Wholesale Electricity Contracts

The PNM Wholesale segment has entered into various forward physical contracts for the purchase and sale of electricity with the intent to optimize its net generation position.  These contracts, which are derivatives, do not qualify for normal purchase and sale designation pursuant to GAAP, and are marked to market.

For the year ended December 31, 2004, PNM Wholesale settled derivative forward contracts for the sale of electricity that generated $159.3 million of electric revenues by delivering 3.0 million MWh.  PNM Wholesale settled derivative forward contracts for the purchase of electricity of $143.0 million or 2.8 million MWh to support these contractual sales and other open market sales opportunities.  For the year ended December 31, 2003, PNM Wholesale settled derivative forward contracts for the sale of electricity that generated $165.9 million of electric revenues by delivering 3.5 million MWh.  PNM Wholesale settled derivative forward contracts for the purchase of electricity of $157.7 million or 3.5 million MWh to support these contractual sales.

As of December 31, 2004, PNM Wholesale had open derivative forward contract positions to buy $35.2 million and to sell $39.2 million of electricity.  At December 31, 2004, PNM Wholesale had a gross mark-to-market gain (asset position) on these derivative forward contracts of $6.5 million and a gross mark-to-market loss (liability position) of $5.3 million, recorded in other assets and liabilities, respectively.  The change in mark-to-market valuation is recognized in earnings each period and is recorded in operating revenues and cost of energy as applicable.

The PNM Wholesale segment also entered into forward physical contracts for the sale of its electric capacity in excess of its retail and wholesale firm requirement needs, including reserves.  In addition, PNM Wholesale entered into forward physical contracts for the purchase of retail needs, including reserves, when resource shortfalls existed.  PNM Wholesale generally accounts for these as normal sales and purchases as defined by SFAS 133, as amended.  From time to time PNM Wholesale makes forward purchases to serve its retail needs when the cost of purchased power is less than the incremental cost of its generation.  At December 31, 2004, PNM Wholesale had open forward positions classified as normal sales of electricity of $137.8 million and normal purchases of electricity of $64.8 million, which will be reflected in the financial statements upon physical delivery.

The operations of the PNM Wholesale segment, including both firm commitments and other wholesale sale activities, are managed through a net asset-backed strategy, whereby PNM Wholesale's aggregate net open position is covered by its own excess generation capabilities.  PNM Wholesale is exposed to market risk if its generation capabilities were disrupted or if its

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

retail load requirements were greater than anticipated. If PNM Wholesale were required to cover all or a portion of its net open contract position, it would have to meet its commitments through market purchases.

Counterparties of its financial and physical derivative instruments expose PNM Wholesale to credit risk in the event of non-performance or non-payment.  PNM Wholesale uses a credit management process to assess and monitor the financial conditions of counterparties.  PNM Wholesale's credit risk with its largest counterparty as of December 31, 2004 and December 31, 2003 was $26.2 million and $23.5 million, respectively.

Wholesale Gas Contracts

Beginning in the second quarter of 2004, the PNM Wholesale segment entered into various forward contracts for the purchase of gas with the intent to optimize its net generation position.  These contracts, which are derivatives, do not qualify for normal purchase and sale designation pursuant to GAAP, and are marked to market.  For the year ended December 31, 2004, PNM Wholesale settled derivative forward contracts for the sale of gas that generated $24.5 million of revenues and settled derivative forward contracts for the purchase of gas of $22.9 million.

As of December 31, 2004, PNM Wholesale had open derivative forward contract positions to sell $13.3 million of gas.  At December 31, 2004, PNM Wholesale had a gross mark-to-market gain (asset position) on these derivative forward contracts of $0.9 million and a gross mark-to-market loss (liability position) of $0.3 million, recorded in other assets and liabilities, respectively.  The change in mark-to-market valuation is recognized in earnings each period and is recorded in operating revenues and cost of energy as applicable.

(7)     Variable Interest Entities

FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (Revised December 2003) ("FIN 46R") became effective January 1, 2004 for those entities considered to be special purpose entities, and March 31, 2004 for others.  FIN 46R expands the requirement of a business enterprise to consolidate an entity beyond the concept of a controlling interest.  Under FIN 46R, a business enterprise will consolidate an entity if that entity is a variable interest entity, the business enterprise is the primary beneficiary of the entity and the entity's risks are not effectively dispersed among all parties involved.  A variable interest entity has certain characteristics that effectively demonstrate that the equity investor does not have economic substance, bear the risks and receive the rewards of the entity or direct the entity's activities.  The interpretation requires that an enterprise review its variable interests and determine if consolidation is appropriate.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Under the model for consolidation promulgated by FIN 46R, a PPA may qualify as a variable interest if its terms expose the purchaser to variability in supply or operating costs and the contract is for a significant portion of the entity's generating capacity.  The Company evaluated its PPAs under the provisions of FIN 46R and determined that one purchase contract entered into prior to December 31, 2003 qualifies as a variable interest.  The Company was unable to obtain the necessary information to determine if the Company was the primary beneficiary and if consolidation was necessary despite efforts including a formal written request to the operator of the entity supplying power under the PPA.  The operator cited legal and competitive reasons for refusing to provide the information.

This variable interest PPA is a contract to purchase 132 MW of capacity and energy for 25 years expiring in June 2020.  The contract contains a fixed capacity charge and O&M charge and a variable energy charge that subjects the Company to the changes in the cost of fuel and O&M.  For the year ended December 31, 2004, the capacity and O&M charge was $6.0 million and the energy charges were $0.9 million.  For the year ended December 31, 2003, the capacity and O&M charge was $5.4 million and the energy charges were $1.4 million.  The contract is for the full output of a specific gas generating plant and is currently accounted for as an operating lease by the Company.  Under this contract the Company is exposed to changes in the costs to produce energy and operate the plant.

The Company also has interests in other variable interest entities created before December 31, 2003, for which the Company is not the primary beneficiary.  These arrangements include the Holding Company's investment in a limited partnership and certain PNM leases.  The aggregate maximum loss exposure at December 31, 2004, that the Company could be required to record in its income statement as a result of these arrangements totals approximately $6.0 million.  The creditors of these variable interest entities do not have recourse to the general credit of the Company in excess of the aggregate maximum loss exposure.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

(8)     Earnings Per Share

In accordance with SFAS No. 128, "Earnings per Share," dual presentation of basic and diluted earnings per share has been presented in the Consolidated Statements of Earnings.  Prior years' share amounts have been adjusted to reflect the effects of the 2004 stock split.  The following reconciliation illustrates the impact on the share amounts of potential common shares and the earnings per share amounts:

	2004	2003	2002
	(In thousands, except per share amounts)
Basic:
Net Earnings Before Cumulative Effect of Changes in	$ 87,686	$ 58,552	$ 63,686
Accounting Principle
Cumulative Effect of Changes in Accounting Principle,
net of tax of $23,999	-	36,621	-
Net Earnings	$ 87,686	$ 95,173	$ 63,686
Average Number of Common Shares Outstanding	60,414	59,620	58,677
Net Earnings per Share of Common Stock (Basic)	$ 1.45	$ 1.60	$ 1.09
Earnings Before Cumulative Effect of Changes in
Accounting Principles	1.45	0.99	1.09
Cumulative Effect of Changes in Accounting Principles,
net of tax	-	0.61	-
Net Earnings per Share of Common Stock (Basic)	$ 1.45	$ 1.60	$ 1.09

Diluted:
Net Earnings Before Cumulative Effect of Changes in
Accounting Principle	$ 87,686	$ 58,552	$ 63,686
Cumulative Effect of Changes in Accounting Principle,
net of tax of $23,999	-	36,621	-
Net Earnings	$ 87,686	$ 95,173	$ 63,686
Average Number of Common Shares Outstanding	60,414	59,620	58,677
Diluted Effect of Common Stock Equivalents (a)	926	585	488
Average Common and Common Equivalent Shares
Outstanding	61,340	60,205	59,165
Net Earnings per Share of Common Stock (Diluted)	$ 1.43	$ 1.58	$ 1.07
Earnings Before Cumulative Effect of Changes in
Accounting Principles	1.43	0.97	1.07
Cumulative Effect of Changes in Accounting Principles,
net of tax	-	0.61	-
Net Earnings per Share of Common Stock (Diluted)	$ 1.43	$ 1.58	$ 1.07

(a)       Excludes the effect of average anti-dilutive common stock equivalents related to out of-the-money options of 5,883 shares, 871,493 shares and 1,602,277 shares for the years ended December 31, 2004, 2003 and 2002, respectively.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

(9)     Income Taxes

Income taxes before cumulative effect of changes in accounting principles consist of the following components:

	2004	2003	2002
	(In thousands)
Current Federal income tax	$ 10,634	$ (27,621)	$ (9,327)
Current state income tax	2,495	(6,169)	(1,780)
Deferred Federal income tax	31,725	52,154	38,413
Deferred state income tax	7,495	12,646	8,856
Amortization of accumulated investment tax credits	(3,102)	(3,121)	(3,131)

Total income taxes	$ 49,247	$ 27,889	$ 33,031

Charged to operating expenses	$ 36,062	$ 28,072	$ 20,887
Charged to other income and deductions	13,185	(183)	12,144
Total income taxes	$ 49,247	$ 27,889	$ 33,031

The Company's provision for income taxes, before cumulative effect of changes in accounting principles, differed from the Federal income tax computed at the statutory rate for each of the years shown. The differences are attributable to the following factors:

	2004	2003	2002
	(In thousands)
Federal income tax at statutory rates	$ 48,127	$ 30,459	$ 34,056
Investment tax credits	(3,102)	(3,121)	(3,131)
Depreciation of flow‑through items	2,091	2,033	2,112
Gains on the sale and leaseback of PVNGS
Units 1 and 2	(527)	(527)	(527)
Annual reversal of deferred income taxes accrued
at prior tax rates	(1,963)	(1,963)	(1,963)
Research and development credit	-	(966)	(551)
Affordable housing credit	(789)	(969)	(947)
Allowance for funds used during construction	(453)	(906)	-
Charitable contribution of appreciated property	(960)	-	-
State income tax	6,357	4,161	4,715
Other	466	(312)	(733)

Total income taxes	$ 49,247	$ 27,889	$ 33,031

Effective tax rate	35.81%	32.05%	33.95%

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

The components of the net accumulated deferred income tax liability were:

	2004	2003
	(In thousands)
Deferred Tax Assets:
Nuclear decommissioning costs	$ 31,632	$ 32,181
Regulatory liabilities related to income taxes	31,805	34,725
Minimum pension liability	64,139	49,692
Other	43,526	44,225

Total deferred tax assets	171,102	160,823

Deferred Tax Liabilities:
Depreciation	(263,542)	(245,145)
Investment tax credit	(35,360)	(38,462)
Regulatory assets related to income taxes	(70,256)	(69,327)
Asset retirement obligations	(24,524)	(24,524)
Other	(97,308)	(71,925)
Total deferred tax liabilities	(490,990)	(449,383)
Net Accumulated deferred income tax liabilities	$(319,888)	$(288,560)

The following table reconciles the change in the net accumulated deferred income tax liability to the deferred income tax expense included in the consolidated statement of earnings for the period:

Net change in deferred income tax liability per above table	$ 31,328
Change in tax effects of income tax related regulatory assets and liabilities	(3,849)
Tax effect of mark-to-market on investments available for sale	(5,785)
Tax effect of excess pension liability	14,447
Other	(23)
Deferred income tax expense for the period	$ 36,118

The Company defers investment tax credits related to rate regulated assets and amortizes them over the estimated useful lives of those assets.

Tax years 2000, 2001 and 2002 are currently under examination by the IRS.  Although the Company does not expect any significant adjustments to the tax provision as a result of the IRS examination, management is unable to determine the final outcome of the IRS examination at this time.  (See Note 14).

There are no material differences between the provision for income taxes and deferred income taxes between the Company and PNM.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

(10)   Pension and Other Postretirement Benefits

In 2003, the Company changed the actuarial valuation measurement date for the pension plan and other postretirement benefits from September 30 to December 31 to better reflect the actual pension balances as of the Company's balance sheet dates and recognized a cumulative effect of a change in accounting principle of $0.8 million, net of taxes at $0.5 million (see Note 19).

Pension Plan

The Company and its subsidiaries maintain a qualified defined benefit pension plan that covers eligible union and non-union employees, including officers.  The pension plan was frozen at the end of 1997 with regard to new participants.  The pension plan is non‑contributory and provides for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Company and the average of their highest annual base salary for three consecutive years.  The Company's policy is to fund actuarially‑determined contributions.  Contributions to the plan reflect benefits attributed to employees' years of service to date and also for services expected to be provided in the future.  Pension plan assets primarily consist of common stock, fixed income securities, cash equivalents and real estate.

In 1996, the Board approved changes to the Company's pension plan and the implementation of a 401(k) defined contribution plan effective January 1, 1998 (see "Other Retirement Plans" below).  Salaries used in pension plan benefit calculations were frozen as of December 31, 1997.  Additional credited service can be accrued under the pension plan up to a limit determined by age and years of service.

In May 2003, the Board approved the use of Holding Company common stock in the funding of the Company's pension plan as well as its retiree medical trust.  Corporate plan sponsors may make contributions of common stock to their defined benefit plans of up to 10% of the value of the portfolio without the approval of the DOL provided that the contribution does not otherwise constitute a prohibited transaction under ERISA.  On June 11, 2003, a contribution of 1,121,495 Holding Company common shares (approximately $28.9 million in market value) was made to the Company's pension plan.  The Company did not make any contributions in 2004 to the pension plan and does not plan to make any contributions in 2005.

The pension plan and other postretirement benefits have in place a policy that defines the investment objectives, establishes performance goals of the asset managers, and provides procedures for the manner in which investments are to be reviewed.  The plans implement investments strategies to achieve the following objectives:

  Maximize the return on assets, commensurate with the risk that the Corporate Investment Committee deem appropriate to:  meet the obligations of the pension plan and other postretirement benefits; minimize the volatility of the pension expense; and account for contingencies; and

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

  Generate a rate of return for the total portfolio that equals or exceeds the actuarial investment rate assumption.

Management is responsible for the determination of the asset target mix and the rate of return.  The Company's current target asset mix was applied to an investment consultant's asset model to determine the assumption of a 9.0% rate of return, which is well below the fund's recent and long-term performance.  The investment consultant's asset model assumption set consists of forward looking mean returns, standard deviations, and a correlation matrix for asset classes of interest to institutional clients.  The investment consultant's asset model evaluates asset assumptions on an annual basis and more frequently when substantial changes in market conditions indicate.

The following sets forth the pension plan's funded status, components of pension costs and amounts (in thousands) at the pension plan measurement date of December 31:

	Pension Benefits
	2004	2003
Change in Projected Benefit Obligation:
Projected benefit obligation at beginning of year	$ 463,794	$ 426,885
Service cost	3,524	5,189
Interest cost	29,891	28,089
Actuarial loss	44,691	26,166
Benefits paid	(24,675)	(22,535)
Projected benefit obligation at end of period	517,225	463,794
Change in Plan Assets:
Fair value of plan assets at beginning of year	425,654	319,113
Actual return on plan assets	44,122	80,126
Contributions	-	48,950
Benefits paid	(24,675)	(22,535)
Fair value of plan assets at end of year	445,101	425,654
Funded Status	(72,124)	(38,140)
Unrecognized net actuarial loss	156,850	120,995
Unrecognized prior service cost	2,610	2,927
Prepaid pension cost	$ 87,336	$ 85,782

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

	Pension Benefits
	2004	2003
The amounts recognized in:
Consolidated Balance Sheet:
Prepaid pension cost	$ 87,336	$ 85,782
Additional minimum pension liability	(159,460)	(123,922)
Intangible asset	2,610	2,927
Deferred tax asset	62,096	47,780
The amounts recognized in
Accumulated other comprehensive income:
Additional minimum pension liability adjustment	94,754	73,215

Net amount recognized	$ 87,336	$ 85,782

Weighted - Average Assumptions Used to Develop
Pension Information as of December 31	2004	2003
Discount rate for determining projected benefit obligation	6.00%	6.50%
Expected return on plan assets	9.00%	9.00%
	Pension Benefits
	2004	2003	2002
Components of Net Periodic Benefit Cost:
Service cost	$ 3,524	$ 5,189	$ 5,539
Interest cost	29,891	28,089	27,238
Expected return on plan assets	(39,037)	(35,109)	(34,497)
Amortization of net loss	3,956	3,910	-
Amortization of prior service cost	317	317	326
Net periodic pension benefit cost/(income)	$ (1,349)	$ 2,396	$ (1,394)

Weighted - Average Assumptions Used to Determine Net
Periodic Benefit Cost as of December 31, 2004 and 2003
and September 30, 2002	2004	2003	2002
Discount rate	6.50%	6.75%	7.50%
Expected return on plan assets	9.00%	9.00%	9.00%
Rate of compensation increase	N/A	N/A	N/A

The long-term rate of return assumption compares to the actual historical 10-year annualized return of 11.1% through the end of December 2004 and the actual return of 10.7% for the year ended December 31, 2004.  The expected long-term rate of return on the pension plan assets is based on an asset allocation assumption of 58% with equity managers, 22% with fixed income managers, and 20% with alternative investments that are primarily real estate, private equity, and absolute return strategies.  The Company reviews the actual asset allocation and periodically rebalances the asset allocation to the targeted allocation.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

The following sets forth the pension plan's projected and accumulated benefit obligation (which are the same as the plan was frozen in 1997 as discussed above) and the fair value of plan assets (in thousands) at the pension plan measurement date of December 31:

	2004	2003
Projected benefit obligation	$ 517,225	$ 463,794
Accumulated benefit obligation	$ 517,225	$ 463,794
Fair value of plan assets	$ 445,101	$ 425,654

The following sets forth the increase (decrease) in minimum liability, net of tax, included in other comprehensive income (in thousands) for the year ending December 31:

2004	2003	2002
$21,539	$(13,972)	$57,931

The following table outlines the asset allocation for the pension plan as of December 31:

	2004	2003

Equity securities	60%	65%
Debt securities	23%	25%
Real estate	7%	8%
Other	10%	2%
	100%	100%

The pension plan is currently targeting the following asset allocation for 2005:

Domestic Equity	48%
Non-US Equity	10%
Fixed Income	22%
Real Estate	5%
Private Equity	5%
Absolute Return	10%
100%

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

The following pension benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

2005	$ 25,561
2006	$ 26,220
2007	$ 27,138
2008	$ 28,368
2009	$ 29,951
Years 2010 - 2014	$168,553

Other Postretirement Benefits

The Company provides medical and dental benefits to eligible retirees.  Currently, retirees are offered the same benefits as active employees after taking Medicare into consideration.  The Medicare Prescription Drug, Improvement and Modernization Act of 2003 introduced a prescription drug benefit under Medicare, named Medicare Part D, as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D.   On July 19, 2004, the Company's Board approved a resolution amending its retiree health care plan in response to Medicare Part D.  The effect of this change was to reduce Company expenses by $1.6 million for 2004.

The following sets forth the other postretirement benefits' funded status, components of net periodic benefit cost (in thousands) at the measurement date of December 31:

	Other Benefits
	2004	2003
Change in Benefit Obligation:
Benefit obligation at beginning of year	$ 114,812	$ 117,796
Service cost	2,286	3,086
Interest cost	6,941	7,840
Participant contributions	1,179	1,534
Amendments	(17,621)	(18,720)
Unrecognized actuarial loss	10,601	10,187
Expected benefit paid	(5,606)	(6,911)
Benefit obligation at end of period	$ 112,592	$ 114,812

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

	Other Benefits
	2004	2003
Change in Plan Assets:
Fair value of plan assets at beginning of year	50,957	37,387
Actual return on plan assets	5,187	11,055
Employer contributions	6,402	7,892
Participant contributions	1,179	1,534
Benefits paid	(5,606)	(6,911)
Fair value of plan assets at end of year	58,119	50,957
Funded Status	(54,473)	(63,855)
Unrecognized net transition obligation	-	16,354
Unrecognized net actuarial loss	78,344	72,987
Unrecognized prior service cost	(42,924)	(48,087)
Accrued postretirement costs	$ (19,053)	$ (22,601)
Weighted - Average Assumptions Used to Develop
Postretirement Benefit Information as of December 31	2004	2003
Discount rate	6.00%	6.50%
Expected return on plan assets	9.00%	9.00%
	Other Benefits
	2004	2003	2002
Components of Net Periodic Benefit Cost:
Service cost	$ 2,286	$ 3,086	$ 2,694
Interest cost	6,941	7,840	8,082
Expected return on plan assets	(4,928)	(4,592)	(4,505)
Prior service cost amortization	(5,462)	(2,593)	-
Amortization of net loss	4,985	4,124	1,320
Adjustment to unrecognized transition obligation
and unrecognized prior service cost	(968)	-	-
Amortization of transition obligation	-	1,817	1,817
Net periodic postretirement benefit cost	$ 2,854	$ 9,682	$ 9,408

Weighted - Average Assumptions Used to Determine
Net Periodic Benefit Cost as of December 31, 2004
and 2003 and September 30, 2002	2004	2003	2002
Discount rate	6.50%	6.75%	7.50%
Expected return on plan assets:
401 (h) and union VEBA	9.00%	9.00%	9.00%
Non-union VEBA	9.00%	9.00%	7.50%
Rate of compensation increase	N/A	N/A	N/A

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

In 2004, the other postretirement benefit plan was amended to reflect the changes to prescription drug benefit coverage provided to current and future retirees based on the Medicare Part D legislation discussed above.  In 2003, the other postretirement benefits plan was amended to reflect the changes to the benefit coverage provided to both current and future retirees.  In 2002, the other postretirement benefits plan was amended to reflect the changes in cost-sharing provisions of the retiree's contribution made toward medical costs and the elimination of the tobacco surcharge.

The following table shows the assumed health care cost trend rates at December 31:

	2004	2003
Health care cost trend rate assumed for next year	10%	10%
Rate to which the cost trend rate is assumed to decline
(the ultimate trend rate)	6%	6%
Year that the rate reaches the ultimate trend rate	2012	2011

The following table shows the impact of a one-percentage-point change in assumed health care cost trend rates:

	1-Percentage-	1-Percentage-
	Point Increase	Point Decrease
Effect on total of service and interest cost	$ 939	$ (794)
Effect on postretirement benefit obligation	$ 10,897	$ (9,342)

The following table outlines the asset allocation for the other postretirement benefits as of December 31:

	2004	2003
Equity securities	49%	43%
Debt securities	51%	57%
	100%	100%

The Company is currently targeting an asset allocation of 50% equity securities and 50% debt securities in 2005.

The Company expects to make contributions totaling $6.2 million to the postretirement benefit plan in 2005.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

The following other postretirement benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

2005	$ 5,492
2006	$ 5,136
2007	$ 5,410
2008	$ 5,835
2009	$ 6,323
Years 2010 - 2014	$41,643

Executive Retirement Program

The Company has an executive retirement program for a group of management employees.  The program was intended to attract, motivate and retain key management employees.  The Company's projected benefit obligation for this program, as of the plan measurement date of December 31, 2004 and 2003, was $20.5 million and $19.9 million, respectively.  As of December 31, 2004 and 2003, the Company has recognized an additional minimum liability of $5.3 million and $4.7 million, respectively, for the amount of unfunded accumulated benefits in excess of accrued pension costs.  The net periodic cost for 2004, 2003 and 2002 was $1.7 million, $1.6 million and $1.7 million, respectively. In 1989, the Company established an irrevocable grantor trust in connection with the executive retirement program. Under the terms of the trust, the Company may, but is not obligated to, provide funds to the trust, which was established with an independent trustee, to aid it in meeting its obligations under the program. Marketable securities in the amount of approximately $6.9 million (fair market value of $6.8 million) are presently in the trust. No additional funds have been provided to the trust since 1989.

Other Retirement Plans

As noted above, the Company implemented a 401(k) defined contribution plan effective January 1, 1998.  The Company contributions to the 401(k) plan consist of a discretionary contribution equal to 3% of eligible compensation, and a discretionary matching contribution equal to 75% of the first 6% of eligible compensation contributed by the employee on a before-tax basis.  Beginning January 1, 2004, the Company made a non-matching contribution ranging from 3% to 10% of eligible compensation based on the eligible employee's age.  The Company contributed $15.2 million, $9.0 million and $9.5 million in the years ended December 31, 2004, 2003 and 2002, respectively.

The Company also provides executive deferred compensation benefits through two unfunded, non-qualified plans, established January 1, 1998 and December 15, 2004.  The purpose of these plans is to permit certain key employees of the Company who participate in the 401(k) defined contribution plan to defer compensation and receive credits without reference to the certain limitations on contributions.  The Company contributed $430,323, $21,489 and $68,940 in the years ended December 31, 2004, 2003 and 2002, respectively.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

(11)   Stock-Based Compensation Plans

The Company's PSP expired on December 31, 2000.  The PSP was a non-qualified stock option plan, covering a group of management employees.  Options to purchase shares of the Holding Company's common stock were granted at the fair market value of the shares at the close of business on the date of the grant. Options granted through December 31, 1995 vested on June 30, 1996 and have an exercise term of up to 10 years. All subsequent awards granted between December 31, 1995 and February 2000, vest three years from the grant date of the awards.  All options vest upon death, disability, retirement, impaction or involuntary termination other than for cause.  Awards granted in December 2000 vest ratably over three years on the anniversary of the grant date.  The maximum number of options authorized that could be granted through December 31, 2000 was 5.0 million shares of Holding Company common stock.  Although the authority to grant options under the PSP expired on December 31, 2000, the options that were granted continue to be effective according to their terms.

The PEP became effective with the formation of the Holding Company on December 31, 2001.  The PEP provides for the granting of non-qualified stock options, incentive stock options, restricted stock rights, performance shares, performance units and stock appreciation rights to officers and key employees.  The total number of shares of Holding Company common stock subject to all awards under the PEP may not exceed 3.75 million, subject to adjustment under certain circumstances defined in the PEP.  The number of shares of Holding Company common stock subject to the grant of restricted stock rights, performance shares and units and stock appreciation rights is limited to 0.75 million shares.  Re-pricing of stock options is prohibited unless specific shareholder approval is obtained.  In 2004, 894,066 options were awarded.  Under the PEP, 861,121 options were exercised in 2004.  The number of options and restricted stock rights outstanding as of December 31, 2004 were 2,338,477 and 44,111, respectively.

Stock options may also be provided to non-employee directors of the Company under the Company's DRP.  The number of options granted in 2004 under the DRP was 60,000 shares with an exercise price of $19.13.  Under the DRP, vesting occurs on the date of the next annual meeting after the award.  Under the DRP 49,250 options were exercised in 2004, 2,250 in 2003 and 6,000 in 2002.  The number of options outstanding as of December 31, 2004, was 192,250.  Restricted stock issuances were based on the fair market value of the Company's common stock at the close of business on the date of grant and vest ratably three years on the anniversary of the grant date.  Under the DRP, the maximum number of authorized shares was 300,000 (including shares previously granted) through July 1, 2005.  The annual retainer is payable in cash and stock options.  The exercise price of stock options granted under the DRP is determined by the fair market value of the stock at the close of business on the grant date.

All stock incentives (options, restricted stock and performance shares) issued to employees are awarded under the initial amount of shares authorized according to the PEP and DRP.  Exercised stock options are purchased and sold on the open-market on the date of exercise.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

A summary of the status of the Company's stock option plans at December 31, and changes during the years then ended is presented below.

	2004		2003		2002
		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
Fixed Options	Shares	Price	Shares	Price	Shares	Price
Outstanding at beginning of year	4,935,519	$14.48	5,265,933	$13.94	4,471,952	$12.73

Granted	954,066	$19.42	1,292,850	$13.22	1,352,430	$17.16

Exercised	2,250,497	$14.60	1,586,588	$11.72	534,198	$12.03

Forfeited	33,120	$16.89	36,676	$13.31	24,251	$14.26

Outstanding at end of year	3,605,968		4,935,519		5,265,933

Options exercisable at year-end	1,376,474		2,293,124		2,288,018

Options available for future grant	451,255		1,385,327		2,639,427

The following table summarizes information about stock options outstanding at December 31, 2004:

		Options Outstanding			Options Exercisable
			Weighted-
			Average	Weighted		Weighted
Range of		Number	Remaining	Average	Number	Average
Exercise		Outstanding	Contractual	Exercise	Exercisable	Exercise
Prices		At 12/31/04	Life	Prices	At 12/31/04	Prices
DRP	$ 3.667 - $19.133	192,250	7.52 years	$16.291	124,750	$14.939

PSP	$7.667 - $16.208	1,031,130	4.81 years	$13.891	806,085	$14.053

PEP	$ 0 - $20.840	2,382,588	8.21 years	$16.417	445,639	$15.226

		3,605,968	7.22 years	$15.688	1,376,474	$14.513

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

The following table summarizes weighted-average fair value of options granted during the year:

	2004	2003	2002

PEP	$ 3.68	$ 3.27	$ 4.95
DRP	$ 3.64	$ 3.43	$ 4.69
Total fair market value of all options
granted (in thousands)	$3,329	$1,414	$6,677

The fair value of each option grant is determined on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	2004	2003	2002

Dividend yield	3.26%	5.88%	3.43%
Expected volatility	22.90%	45.49%	33.62%
Risk-free interest rates	3.21%	4.00%	4.87%
Expected life	5.7 years	10.0 years	10.0 years

(12)   Construction Program and Jointly-Owned Plants

The Company's construction expenditures for 2004 were approximately $147.0 million, including expenditures on jointly-owned projects.  The Company's proportionate share of operating and maintenance expenses for the jointly-owned plants is included in operating expenses in the consolidated statements of earnings.

At December 31, 2004, the Company's interests and investments in jointly-owned generating facilities are:

Station (Fuel Type)	Plant in Service	Accumulated Depreciation	Construction Work in Progress	Composite Interest
	(In thousands)

San Juan Generating Station (Coal)	$694,437	$380,925	$ 5,768	46.30%
Palo Verde Nuclear Generating
Station (Nuclear)*	$242,543	$ 72,242	$29,927	10.20%
Four Corners Power Plant Units 4
and 5 (Coal)	$122,434	$ 90,972	$ 5,993	13.00%

*     Includes the Company's interest in PVNGS Unit 3, the Company's interest in common facilities for all PVNGS units and the Company's owned interests in PVNGS Units 1 and 2.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

San Juan Generating Station

The Company operates and jointly owns SJGS.  At December 31, 2004, SJGS Units 1 and 2 are owned on a 50% shared basis with Tucson.  Unit 3 is owned 50% by the Company, 41.8% by SCPPA, and 8.2% by Tri‑State.  Unit 4 is owned 38.457% by the Company, 28.8% by M-S-R Public Power Agency, 10.04% by the City of Anaheim, California, 8.475% by Farmington, 7.2% by the County of Los Alamos, and 7.028% by UAMPS.

Palo Verde Nuclear Generating Station

The Company is a participant in the three 1,270 MW units of PVNGS, also known as the Arizona Nuclear Power Project, with APS (the operating agent), Salt River Project, EPE, SCE, SCPPA and The Department of Water and Power of the City of Los Angeles.  The Company has a 10.2% undivided interest in PVNGS, with portions of its interests in Units 1 and 2 held under leases. (See Note 13 for additional discussion.)

Four Corners Power Plant

The Company is a participant in two 755 MW units of Four Corners with APS (the operating agent), EPE, Salt River Project, SCE, and Tucson.  The Company has a 13% undivided interest in Units 4 and 5 of Four Corners.

Luna Energy Facility

On November 12, 2004 the Company purchased a one-third interest in Luna from Duke Energy North America, LLC.  Luna is a 570 MW, partially constructed, natural gas-fired power plant near Deming in southern New Mexico.  The other purchasers are Tucson, a subsidiary of UniSource Energy Corporation, and Phelps Dodge Energy Services, LLC, a subsidiary of Phelps Dodge Corporation.  Each purchaser owns an equal one-third interest in Luna.  The purchase price for Luna was $40.0 million in cash, one-third from each purchaser.  The purchasers will invest approximately $100.0 million, one-third from each purchaser, to complete construction.   PNM will oversee construction and operate the Luna plant, which is expected to be operational by the summer of 2006.

(13)   Asset Retirement Obligations

The Company identified the ARO liability on the decommissioning of the Company's nuclear generation facilities and fossil fuel generation plants.  The Company's transmission and distribution facilities are also subject to SFAS 143. The majority of these assets, however, have an indeterminable useful life and settlement date. As such, an ARO liability for transmission and distribution assets would not be recognized until a reasonable estimate of the fair value of these assets can be made and a settlement date becomes known.  In 2004, the Company did not identify any material AROs associated with the transmission and distribution assets.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Previously, the Company had recognized decommissioning costs for its fossil fuel and nuclear generation facilities ratably over approved cost recovery periods.  Upon implementation of SFAS 143 the net difference between the amounts determined to represent legal AROs under SFAS 143 and the Company's previous method of accounting for decommissioning costs, has been recognized as a cumulative effect of a change in accounting principle, net of related income taxes (see Note 19).  Additionally, certain amounts accrued for nuclear decommissioning costs over the Company's legal AROs for its nuclear generation facilities have been reclassified as regulatory liabilities.

The effects of adoption of SFAS 143 standard are based on the Company's determination of underlying assumptions, such as the Company's discount rate, estimates of the future costs for decommissioning and the timing of the removal activities to be performed.  Any changes in these assumptions underlying the required calculations may require revisions to the estimated ARO when identified.

A reconciliation of the Company's asset retirement obligations is as follows:

	December 31,	December 31,
	2004	2003
	(In thousands)

Liability at beginning of period	$ 46,416	$ 42,201
Liabilities incurred	-	623
Liabilities settled	-	-
Accretion expense	3,945	3,592
Revisions to estimate	-	-
Liability at end of period	$ 50,361	$ 46,416

(14)   Commitments and Contingencies

 Long-Term Power Contracts

PNM has a power purchase contract with SPS, which originally provided for the purchase of up to 200 MW, expiring in May 2011.  PNM may reduce its purchases from SPS by 25 MW annually upon three years' notice.  PNM provided such notice to reduce the purchase by 25 MW in 1999 and by an additional 25 MW in 2000. PNM also is party to a master power purchase and sale agreement with SPS, dated August 2, 1999, pursuant to which PNM has agreed to purchase 72 MW of firm power from SPS from 2002 through 2005.  In May 2004, PNM agreed to purchase an additional 45 MW of firm energy through 2005, increasing to 67 MW in 2006.  Through September 2004, PNM had 70 MW of contingent capacity obtained from EPE under a transmission capacity for generation capacity trade arrangement.  Beginning October 2004 and continuing through June 2005, the capacity amount is 39 MW.  PNM holds a PPA with Tri-State for 50 MW through June 30, 2010.  In addition, PNM is interconnected with various utilities for economy interchanges and mutual assistance in emergencies.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

In 1996, PNM entered into an operating lease for the rights to all the output of a gas-fired generating plant for 20 years.  The operating lease's maximum dependable capacity is 132 MW.  In July 2000, the plant went into operation.  The gas turbine generating unit is operated by Delta and is located on PNM's retired Person Generating Station site in Albuquerque, New Mexico.  Primary fuel for the gas turbine generating unit is natural gas, which is procured by PNM Wholesale on the open market and delivered by PNM Gas through its transportation services.  In addition, the unit has the capability to utilize low sulfur fuel oil in the event natural gas is not available or cost effective.

In July 2001, PNM entered into a long-term wholesale power contract with TNMP to provide power to serve a portion of TNMP's New Mexico retail load.  The contract, which commenced July 1, 2001, expires December 31, 2006.  PNM is TNMP's sole supplier for its load in New Mexico.  In the last year of the contract, it is estimated that TNMP will need 114 MW of firm power.  PNM will continue to provide power under this contract post acquisition.

In December 2002, PNM entered into a 27- month contract to supply 80 MW of power to United States Navy facilities in San Diego, California.  PNM began delivering power under the contract January 1, 2003.  The contract runs through March 2005.

In 2002, PNM entered into an agreement with FPL to develop a 200 MW wind generation facility in New Mexico.  PNM began receiving commercial power and renewable energy credits from the project in June 2003.  FPL owns and operates the New Mexico Wind Energy Center, which consists of 136 wind-powered turbines on a site in eastern New Mexico.  PNM has a contract to purchase all the power generated by the New Mexico Wind Energy Center for 25 years.  In 2003, PNM received approval from the NMPRC for a voluntary tariff that allows PNM retail customers to buy wind-generated electricity for a small monthly premium.  Power from the facility not subscribed by PNM retail customers under the voluntary program is sold on the wholesale market, either within New Mexico or outside the state.

PNM entered into a long-term contract to supply between 15 and 25 MW of power to Overton Power District Number 5 in Southern Nevada from October 1, 2003 through December 31, 2007.  PNM has a five-year contract to sell Salt River 50 megawatts of wind power and associated renewable energy credits from the New Mexico Wind Energy Center for the third quarter of each year from 2004 through 2008.  In December 2003, PNM completed an agreement to supply up to 35 megawatts of power to the Mesa, Arizona, municipal utility under a contract that runs through 2013.

Coal Supply

The coal requirements for the SJGS are being supplied by SJCC, a wholly-owned subsidiary of BHP Billiton.  SJCC holds certain federal, state and private coal leases under an underground coal sales agreement, for purposes of this discussion referred to as the "coal agreement", pursuant to which it will supply processed coal for operation of the SJGS through 2017.  The coal agreement is a cost plus contract.  SJCC is reimbursed for all costs for mining

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

and delivering the coal plus an allocated portion of administrative costs.  In addition, SJCC receives a return on its investment.  BHP Minerals International, Inc. has guaranteed the obligations of SJCC under the coal agreement.  This guarantee is with respect to SJCC's obligations as defined in the coal agreement and protects against contingencies such as SJCC non-performance, insolvency, bankruptcy, reorganization, dissolution, and other corporate or organizational adversities.  The coal agreement contemplates the delivery of approximately 85 million tons of coal during its remaining term.  That amount would supply substantially all the requirements of the SJGS through approximately 2017.  In 2001, the Company and Tucson signed the coal agreement with SJCC to replace two surface mining operations with a single underground mine located adjacent to the plant.

Four Corners is supplied with coal under a fuel agreement between the owners and BNCC, under which BNCC agreed to supply all the coal requirements for the life of the plant.  The current fuel agreement expires July 6, 2016.  BNCC holds a long-term coal mining lease, with options for renewal, from the Navajo Nation and operates a surface mine adjacent to Four Corners with the coal supply expected to be sufficient to supply the units for their estimated useful lives.

In connection with both the SJGS coal agreement and the Four Corners fuel agreement, the owners are required to reimburse SJCC and BNCC for the cost of coal mine decommissioning or reclamation.  Final mine reclamation occurs when mining production activities conclude.  The Company considers these costs part of the cost of delivered coal costs over the life of the respective mine.  This liability is recorded at estimated fair value based on the expected cash out-flows to be made to reimburse SJCC and BNCC for their reclamation activities.  These cash flows are discounted at a credit adjusted risk-free rate.  The liability is accreted and an appropriate incremental cost is recognized using the interest method.

In 2003, the Company completed a comprehensive review with the help of an outside consulting firm of the final reclamation costs for both the surface mines that previously provided coal to SJGS and the current underground mine providing coal.  Based on this study, the Company revised its estimates of the final reclamation of the surface mine.  In addition, the mining contract with BNCC supplying Four Corners was renewed until 2016.  The final cost of reclamation is expected to be $140.3 million in accreted dollars.  In 2004 and 2003, the Company made payments of $13.5 million and $12.9 million, respectively, against this liability.  As of December 31, 2004, and 2003, $47.6 million and $56.9 million, respectively, was recognized as the Company's obligation for reclamation using the fair value method to determine the liability.

In a Global Electric Agreement, the Company was allowed to collect up to $100.0 million of surface mine final reclamation costs from 2003 to 2020.  The Company expects to recover the remaining amount in a future rate case.  In addition, the Company expects to recover the portion of final underground mine reclamation costs related to New Mexico ratepayers in future rate cases.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

The underground mine began commercial operation in January 2003.  At December 31, 2004 and 2003, the balance in the Company's reclamation liability related to mining activities was $1.2 million and $0.6 million, respectively.

Person Station

The Company, in compliance with a Corrective Action Directive issued by the NMED, determined that groundwater contamination existed in the deep and shallow groundwater at the Company's Person Station site.  The Company is required to delineate the extent of the contamination and remediate the contaminants in the groundwater at the Person Station site.  The extent of shallow and deep groundwater contamination was assessed and the results were reported to the NMED.  The Company has received the renewal of the RCRA post-closure care permit for the facility.  Remedial actions for the shallow and deep groundwater were incorporated into the new permit.  The Company has installed and is operating a pump and treatment system for the shallow groundwater.  The renewed RCRA post-closure care permit allows remediation of the deep groundwater contamination through natural attenuation.  The Company's current estimate to decommission its retired fossil-fueled plants (discussed below) includes approximately $3.2 million in additional expenses to complete the groundwater remediation program at Person Station.  The remediation program continues on schedule.

Retired Fossil-Fueled Plant Decommissioning Costs

The Company's retired fossil-fueled generating stations, Person, Prager and Santa Fe Stations, have incurred dismantling and reclamation costs as they are decommissioned.  The Company's decommissioning costs for these fossil-fueled generating stations is projected to be approximately $24.0 million stated in 2002 dollars (of which $19.1 million has already been expended).

Natural Gas Supply

PNM Gas contracts for the purchase of gas primarily to serve its retail customers.  The majority of these contracts are short-term in nature, supplying the gas needs for the current heating season and the following off-season months.  The price of gas is a pass-through, whereby the Company recovers 100% of its cost of gas.  There is also occasion for PNM Gas to purchase gas to source off-system sales.

PNM Electric and PNM Wholesale procure gas supplies independent of the Company and contract with PNM Gas for transportation services.

PVNGS Steam Generators

APS, as the operating agent of PVNGS, has encountered tube cracking in the steam generators and has taken, and will continue to take, remedial actions that it believes have slowed the rate of tube degradation.  The steam generator on Unit 2 was successfully replaced in the outage that ended in December 2003.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

The PVNGS participants have approved the purchase of replacement steam generators for PVNGS Units 1 and 3.  The PVNGS participants approved installation of replacement steam generators for Unit 1 and preliminary work for the replacement steam generators for Unit 3.  Unit 1 will be replaced in the fall of 2005.  Installation of the Unit 3 steam generators is expected to be completed by December 2007.

PVNGS Decommissioning Funding

PNM has a program for funding its share of decommissioning costs for PVNGS. The nuclear decommissioning funding program is invested in equities and fixed income instruments in qualified and non-qualified trusts.  The results of the 2001 decommissioning cost study indicated that PNM's share of the PVNGS decommissioning costs, excluding spent fuel disposal, would be approximately $201 million (measured in 2001 dollars).

PNM provided an additional $5.1 million, $3.1 million and $10.7 million funding for the year ended December 31, 2004, 2003 and 2002, respectively, into the qualified and non-qualified trust funds.  The estimated market value of the trusts for the year ended December 31, 2004 and December 31, 2003 was $93.7 million and $78.7 million.

Nuclear Spent Fuel and Waste Disposal

Pursuant to the Nuclear Waste Act, the DOE is obligated to accept and dispose of all spent nuclear fuel and other high-level radioactive wastes generated by domestic power reactors. Under the Nuclear Waste Act, the DOE was to develop facilities necessary for the storage and disposal of spent nuclear fuel and to have the first facility in operation by 1998.  The DOE has various estimates of when such a repository could be opened, ranging from 2012 to past 2015.

The operator of PVNGS has fuel storage pools at PVNGS, which accommodates fuel from normal operation of PVNGS.  To continue to allow full core offload capability, older fuel is being placed in dry storage casks and removed from the Units.  Through December 31, 2004, the operator of PVNGS has loaded 22 dry storage casks and placed the casks in the completed dry storage facility.  PNM currently estimates that it will incur approximately $41.0 million (in 2001 dollars) over the life of PVNGS for its share of the fuel costs related to the on-site interim storage of spent nuclear fuel during the operating life of the plant.  PNM accrues these costs as a component of fuel expense, meaning that the charges are accrued as the fuel is burned.  During the year ended December 31, 2004, 2003 and 2002, the Company incurred expense of $1.0 million, $1.0 million and $1.0 million, respectively.  At December 31, 2004 and 2003, the Company had $14.3 million and $15.0 million accrued, respectively, for interim storage costs.  The dry storage facility has the space to hold all fuel anticipated to be used during the licensed life of PVNGS.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

PVNGS Liability and Insurance Matters

The PVNGS participants have financial protection for public liability resulting from nuclear energy hazards to the full limit of liability under federal law.  This potential liability is covered by primary liability insurance provided by commercial insurance carriers in the amount of $300.0 million and the balance by an industry‑wide retrospective assessment program. If losses at any nuclear power plant covered by the programs exceed the primary liability insurance limit, the Company could be assessed retrospective adjustments.  The maximum assessment per reactor under the program for each nuclear incident is approximately $101.0 million.  The retrospective assessment is subject to an annual limit of $10.0 million per reactor per incident.  Based upon the Company's 10.2% interest in the three PVNGS units, the Company's maximum potential assessment per incident for all three units is approximately $31.0 million, with an annual payment limitation of approximately $3.0 million per incident.  If the funds provided by this retrospective assessment program prove to be insufficient, Congress could impose revenue-raising measures on the nuclear industry to pay claims.

Possible Price-Anderson Act Changes

Versions of comprehensive energy bills proposed for adoption by Congress contain provisions that would amend the Price-Anderson Act, addressing public liability from nuclear energy hazards in ways that would increase the annual limit on retrospective assessments (see "PVNGS Liability and Insurance Matters" above) from $10.0 million to $15.0 million per reactor per incident with the Company's annual exposure per incident increasing from $3.0 million to $4.5 million.

The Company believes that such changes in applicable law, if enacted, would not result in a "deemed loss event" being declared by the equity investors in respect of the Company's sale and leaseback transactions of PVNGS Units 1 and 2.

Global Electric Agreement

The Global Electric Agreement was signed in 2003.  The Global Electric Agreement provided for the repeal of a majority of the Restructuring Act, a fixed rate path, procedures for the Company's participation in unregulated generating plant activities and other regulatory issues.  The rate path is effective for services rendered September 1, 2003 through December 31, 2007.  Based on the normal time frame for rate proceedings in New Mexico of 10 months, a change in rates would not happen until late 2008.  As a result of the repeal of the Restructuring Act, PNM re-applied the accounting requirements of SFAS 71 to its regulated generation activities.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Water Supply

Because of New Mexico's arid climate and current drought conditions, there is a growing concern in New Mexico about the use of water for power plants.  The availability of sufficient water supplies to meet all the needs of the state, including growth, is a major issue.  The Company has secured water rights in connection with the Afton and Lordsburg plants and water availability does not appear to be an issue for these plants at this time.

The Four Corners region, in which SJGS and Four Corners are located, experienced drought conditions during 2002 through 2004 that could have affected the water supply for the Company's generation plants.  While snow conditions appear very favorable to date in 2005, in future years, if adequate precipitation is not received in the watershed that supplies the Four Corners region, the plants could be impacted.  Consequently, PNM, APS and BHP Billiton have undertaken activities to secure additional water supplies for SJGS, Four Corners and related mines.  The USBR has been requested to approve a supplemental contract with the Jicarilla Apache Nation for 9,120 acre-feet per year for a one-year term ending December 31, 2005.  Environmental approvals will also need to be obtained for the supplemental contract.  PNM has also negotiated a voluntary shortage sharing agreement with tribes and other water users in the San Juan Basin for a one-year term ending December 31, 2005.  Approvals of the signatory parties and environmental approvals for that agreement will need to be obtained.  Similar agreements were entered into in 2003 and 2004.  Although the Company does not believe that its operations will be materially affected by the drought conditions at this time, it cannot forecast the weather situation or its ramifications, or how regulations and legislation may impact the Company's situation in the future, should the drought continue.

PVNGS Water Supply Litigation

The Company understands that a summons served on APS in 1986 required all water claimants in the Lower Gila River Watershed of Arizona to assert any claims to water on or before January 20, 1987, in an action pending in the Maricopa County Superior Court.  PVNGS is located within the geographic area subject to the summons and the rights of the PVNGS participants, including the Company, to the use of groundwater and effluent at PVNGS are potentially at issue in this action. APS, as the PVNGS project manager, filed claims that dispute the court's jurisdiction over the PVNGS participants' groundwater rights and their contractual rights to effluent relating to PVNGS and, alternatively, seek confirmation of those rights.  In November 1999, the Arizona Supreme Court issued a decision confirming that certain groundwater rights may be available to the federal government and Indian tribes.  In addition, the Arizona Supreme Court issued a decision in September 2000 affirming the lower court's criteria for resolving groundwater claims.  Litigation on both these issues will continue in the trial court.  No trial date concerning the PVNGS participants water rights claims has been set in this matter.  Although this matter remains subject to further evaluation, the Company expects that the described litigation will not have a material adverse impact on its financial position, results of operations or liquidity.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

San Juan River Adjudication

In 1975, the State of New Mexico filed an action entitled "State of New Mexico v. United States, et al.", in the District Court of San Juan County, New Mexico, to adjudicate all water rights in the San Juan River Stream System.  The Company was made a defendant in the litigation in 1976.  The action is expected to adjudicate water rights used at Four Corners and at SJGS (see "Water Supply" above).  Recently, the Navajo Nation and various parties announced a preliminary settlement of the Nation's reserved surface water rights.  Discussions are still ongoing and Congressional legislation as well as other approvals will be required to implement the settlement, if it is finalized.  The Company cannot at this time anticipate the effect, if any, of any water rights adjudication on the present arrangements for water at SJGS and Four Corners. It is PNM's understanding that final resolution of the case cannot be expected for several years. PNM is unable to predict the ultimate outcome.

Conflicts at San Juan Mine Involving Oil and Gas Leaseholders

The SJCC, through leases with the federal government and the State of New Mexico, owns coal interests with respect to an underground mine.  Certain gas producers have leases in the area of the underground coal mine and have asserted claims against SJCC that its coal mining activities are interfering with gas production in the San Juan area.  The Company understands that discussions with gas leaseholders are ongoing, although no formal litigation has been filed.  The Company is unable to predict the outcome of this matter.

Navajo Nation Environmental Issues

Four Corners is located on the Navajo Reservation and is held under an easement granted by the federal government as well as a lease from the Navajo Nation.  APS is the Four Corners operating agent and PNM owns a 13% ownership interest in Units 4 and 5 of Four Corners.

In July 1995, the Navajo Nation enacted the Navajo Acts.  The Navajo Acts purport to give the Navajo Nation EPA authority to promulgate regulations covering air quality, drinking water, and pesticide activities, including those activities that occur at Four Corners.  On October 17, 1995, the Four Corners participants filed a lawsuit in the District Court of the Navajo Nation, Window Rock District, challenging the applicability of the Navajo Nation as to Four Corners.  The District Court has stayed these proceedings pursuant to a request by the parties, and the parties are seeking to negotiate a settlement.

In February 1998, the EPA issued regulations identifying those Clean Air Act provisions for which it is appropriate to treat Native American tribes in the same manner as states. The EPA has announced that it has not yet determined whether the Clean Air Act would supersede pre-existing binding agreements between the Navajo Nation and the Four Corners participants that could limit the Navajo Nation's environmental regulatory authority over Four Corners.  The Company believes that the Clean Air Act does not supersede these pre-existing agreements.  The Company cannot currently predict the outcome of this matter.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

In April 2000, the Navajo Tribal Council approved operating permit regulations under the Navajo Nation Air Pollution Prevention and Control Act. The Four Corners participants believe that the regulations fail to recognize that the Navajo Nation did not intend to assert jurisdiction over Four Corners.  On July 12, 2000, each of the Four Corners participants filed a petition with the Navajo Supreme Court for review of the operating permit regulations.  Those proceedings have been stayed, pending the settlement negotiations mentioned above.  The Company cannot currently predict the outcome of this matter.

Western United States Wholesale Power Market

Various circumstances, including electric power supply shortages, weather conditions, gas supply costs, transmission constraints, and alleged market manipulation by certain sellers, resulted in the well-publicized "California energy crisis" and in the bankruptcy filings of the Cal PX and of PG&E.  However, since the third quarter of 2001, conditions in the Western wholesale power market have changed substantially because of regulatory actions, conservation measures, the construction of additional generation, a decline in daily natural gas prices relative to levels reached during the California energy crisis and regional economic conditions.

As a result of the foregoing conditions in the Western market, the FERC and other federal and state governmental authorities initiated investigations, litigation and other proceedings relevant to the Company and other sellers.  The more significant of these in relation to the Company are summarized below.

California Refund Proceeding

SDG&E and other California buyers filed a complaint with the FERC in 2000 against sellers into the California wholesale electric market.  Hearings were held in September 2002, and the ALJ issued the "Proposed Findings on California Refund Liability" in December 2002, in which it was determined that the Cal ISO had, for the most part, correctly calculated the amounts of the potential refunds owed by sellers.  The ALJ identified what were termed "ballpark" figures for the amount of refunds due under the order in an appendix to the proposed findings document.  Pursuant to the FERC's order, PNM filed, in conjunction with the competitive supplier group, initial comments in January 2003 to the ALJ's preliminary findings addressing errors the Company believes the ALJ made in the proposed findings, and filed reply comments in February 2003.

Prior to the December 2002 ALJ decision, the Ninth Circuit ordered the FERC to allow the parties in the case to provide additional evidence regarding alleged market manipulation by sellers.  Several California parties submitted additional evidence in March 2003 to support their position that virtually all market participants, including PNM, either engaged in specific market manipulation strategies or facilitated such strategies.  PNM maintains that it did not engage in improper wholesale activities, and filed reply evidence in March 2003, denying the allegations against it.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

In March 2003, the FERC issued an order substantially adopting the ALJ's findings in the December 2002 decision, but requiring a change to the formula used to calculate refunds.  The FERC raised concerns that the indices for California gas prices, a major element in the refund formula, had been subject to potential manipulation and were unverifiable.  The effect of this change, which is not yet final, would be to increase PNM's refund liability.  In October 2003, the FERC issued its order on rehearing in which it affirmed its decision to change the gas price indices used to calculate the refund amounts.  This has the effect of increasing the Company's amount of refund.  The precise amounts, however, will not be certain until the Cal ISO and Cal PX recalculate the refund amounts.  The Cal ISO advised that it estimates it will not complete recalculation of refunds until the first quarter of 2005, at the earliest.  In June 2004, the FERC hosted a settlement conference in which the California parties proposed a settlement template for the California refund proceedings.  The Company has engaged in discussions with California parties based upon the template provided in the settlement conference, but is unable to predict whether settlement will be reached.

In September 2004, the Ninth Circuit issued its decision in one of the lead appellate cases addressing the FERC's refund order.  The Ninth Circuit upheld the FERC's authority to establish the market-based rate framework under the Federal Power Act, but held that the FERC violated its administrative discretion by declining to investigate whether it should order refunds from sellers who failed to provide transaction-specific reports to the FERC as required by its rules.  The Ninth Circuit determined that the FERC has the authority to order refunds for these transactions if it elects to do so and remanded the case to the FERC for further proceedings, including a determination as to whether additional refunds are appropriate.  PNM participated with other competitive sellers requesting rehearing en banc by the Ninth Circuit, which is still pending.  The Company cannot predict the ultimate outcome of any FERC proceeding that may result from the final decision, or whether PNM will be ultimately directed to make any additional future refunds as the result of the decision; however, the Company has recorded a reserve for this contingency.

Pacific Northwest Refund Proceeding

In addition to the California refund proceedings, Puget Sound Energy, Inc. filed a complaint at the FERC alleging that spot market prices in the Pacific Northwest wholesale electric market were unjust and unreasonable.  In September 2001, the ALJ issued a recommended decision and declined to order refunds associated with wholesale electric sales in the Pacific Northwest.  In a ruling similar to the one issued in the California refund proceeding, the FERC allowed additional discovery to take place and the submission of additional evidence in the case in March 2003.  In June 2003, the FERC issued an order terminating the proceeding and adopting the ALJ's recommendation that no refunds should be ordered.  Several parties in the proceeding filed requests for rehearing and in November 2003, the FERC denied rehearing and reaffirmed its prior ruling that refunds were not appropriate for spot market sales in the Pacific Northwest during the first half of 2001.  In November 2003, the Port of Seattle filed an appeal of the FERC's order denying rehearing in the Ninth Circuit, which is still pending.  As a participant in the proceedings before the FERC, the Company is also participating in the appeal proceedings.  The Company is unable to predict the ultimate outcome of this appeal, or whether PNM will ultimately be directed to make any refunds.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

FERC Show Cause Orders

The FERC initiated a market manipulation investigation, partially in response to the bankruptcy filing of the Enron Corporation and to allegations that Enron Corporation may have engaged in manipulation of portions of the Western wholesale power market.  In connection with that investigation, all sellers into Western electric and gas markets were required to submit data regarding short-term transactions in 2000-2001.  In March 2003, the FERC staff issued its final report, which addressed various types of conduct that the FERC staff believed may have violated market monitoring protocols in the Cal ISO and Cal PX tariffs.  Based on the final report, the FERC issued orders to certain companies, including Enron Corporation, requiring them to show cause why the FERC should not revoke their authorizations to sell electricity at market-based rates.  In addition, the FERC staff recommended that the FERC issue orders requiring certain entities to show cause why they should not be required to disgorge profits associated with conduct deemed to violate the Cal ISO and Cal PX tariffs, or be subject to other remedial action.

In June 2003, the FERC issued two separate orders to show cause against PNM and over sixty other companies.  In the first order, the Gaming Practices Order, the FERC asserted that certain entities, including PNM, appeared to have participated in activities that constitute gaming and/or anomalous market behavior in violation of the Cal ISO and Cal PX tariffs during the period January 1, 2000 to June 20, 2001.  Specifically, PNM is alleged to have engaged in a practice termed "False Import," which the FERC defined as the practice of exporting power generated by California and then reimporting it into California in order to avoid price caps on energy generated in California.  These allegations are based primarily on an initial Cal ISO report and the additional evidentiary submission by California parties.  The Cal ISO was ordered to submit additional information on which the entities subject to the Show Cause Order should respond.  For PNM, the potential disgorgement for alleged "False Import" transactions covers the period May 1, 2000 to October 1, 2000.  After review of the additional Cal ISO data and consultation with PNM, the FERC trial staff filed a motion to dismiss PNM from the case in August 2003.  In September 2003, the California parties filed their objection to the dismissal of PNM from the case.  In January 2004, the FERC issued an order granting trial staff's motion to dismiss PNM from the Gaming Practices docket on grounds that the FERC staff's investigation did not reveal that PNM engaged in the practice of "False Import."  As a result, the Company has been dismissed from the Gaming Practices proceedings.

In the second order to show cause, the Gaming Partnerships Order, the FERC asserted that certain entities, including PNM, acted in concert with Enron Corporation and other market participants to engage in activities that constitute gaming and/or anomalous market behavior in violation of the Cal ISO and Cal PX tariffs during the period January 1, 2000 to June 20, 2001.  Specifically, PNM is alleged to have entered into "partnerships, alliances or other arrangements" with thirteen of its customers that allegedly may have been used as market

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

manipulation schemes.  The precise basis for certain of the FERC's allegations is not clear from the Gaming Partnerships Order, although it appears that most arise out of PNM's provision of "parking and lending" services to the identified companies.  The potential remedies include disgorgement of unjust profits, as well as non-monetary remedies such as revocation of a seller's market-based rate authority.

In September 2003, PNM filed its responses to the Gaming Partnerships Order indicating that it did not engage in the alleged "partnerships, alliances or other arrangements" with the alleged parties.  In October 2003, PNM filed testimony and exhibits in the case reasserting its response previously filed.  In January 2004, the FERC issued an order granting the FERC staff's motion to dismiss seven of the thirteen PNM customers on grounds that there was no evidence to conclude that these companies used their commercial relationship with PNM to game the Cal ISO and Cal PX markets.  On February 27, 2004, the FERC staff and the California parties filed their testimony in the case.  The FERC staff did not identify any improper conduct by PNM.  The California parties alleged that PNM provided false information regarding parking transactions that allowed other parties to game the California market.  In March 2004, the FERC approved the settlements entered into by two of the thirteen PNM customers and dismissed another of PNM's customers from the proceeding.  Of the three remaining PNM customers in the docket, the FERC staff has entered into settlement agreements with two of them.  In May 2004, the Chief ALJ issued an order suspending the procedural schedule in the docket pursuant to the California parties' request to enable the parties to engage in settlement discussions of all matters related to the "California energy crisis."  In September 2004, the FERC staff filed a motion to dismiss PNM from the docket and to enter into a settlement of certain parking and lending transactions.  The staff's motion states that after investigation and review there is no evidence that the Company either engaged in a gaming practice that violated the Cal ISO or Cal PX tariffs by directly transacting through the Cal ISO or Cal PX markets, or shared any unjust profits earned by PNM's customers that may have engaged in gaming practices.  Additionally, the Company entered into a settlement of certain matters outside the scope of the docket related to historic parking and lending transactions, under which PNM agreed not to provide parking and lending services prospectively without first meeting certain requirements agreed to with the FERC staff.  Additionally, the Company agreed to pay $1.0 million in settlement to the FERC to obtain satisfaction of all issues related to any potential liability stemming from the provision of such services historically.  In October 2004, the California parties filed their opposition to the motion to dismiss and settlement.  Both the Company and the FERC staff have made filings in which they vigorously support the motion to dismiss PNM from the docket and the settlement reached with the FERC staff.  The motion is pending at FERC.  The Company is unable to predict whether the motion to dismiss PNM will be granted by the FERC, whether the settlement will be approved by the FERC, or the final outcome of this matter.

California Power Exchange and Pacific Gas and Electric Bankruptcies

In January and February 2001, SCE and the major purchasers of power from the Cal ISO and Cal PX, defaulted on payments due to the Cal ISO for power purchased from the Cal PX in

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

2000.  These defaults caused the Cal PX to seek bankruptcy protection.  PG&E subsequently also sought bankruptcy protection.  PNM has filed its proofs of claims in the Cal PX and PG&E bankruptcy proceedings.  Amounts due to PNM from the Cal ISO or Cal PX for power sold to them in 2000 and 2001 total approximately $7.9 million.  At December 31, 2003, the Company provided an allowance for amounts due from the Cal ISO and Cal PX.  The allowance was substantially reduced at September 30, 2004 due to additional information related to the recoverability of the total amounts due.  Both the PG&E and Cal PX bankruptcy cases have confirmed plans of reorganization in which the claims of various creditors have been specially classified and are waiting a final determination by the FERC before the claims are actually paid.  The PG&E bankruptcy case has an escrow account and the Cal PX bankruptcy has established a settlement account, both of which are awaiting a determination by the FERC setting the level of claims and allocating the funds.

California Attorney General Complaint

In March 2002, the California Attorney General filed a complaint with the FERC against numerous sellers regarding prices for wholesale electric sales into the Cal ISO and Cal PX markets and to the California Department of Water Resources.  PNM was among the sellers identified in this complaint and filed its answer and motion to intervene.  In its answer, PNM defended its pricing and challenged the theory of liability underlying the California Attorney General's complaint.  In May 2002, the FERC entered an order denying the California Attorney General's request to initiate a refund proceeding, but directed sellers, including PNM, to comply with additional reporting requirements with regard to certain wholesale power transactions.  PNM has made filings required by the May 2002 order.  The California Attorney General filed a petition for review in the Ninth Circuit.  PNM intervened in the Ninth Circuit appeal and participated as a party in that proceeding.  As noted above, in September 2004, the Ninth Circuit issued its decision upholding the FERC's authority to establish the market-based rate framework under the Federal Power Act, but held that the FERC violated its administrative discretion by declining to investigate whether it should order refunds from sellers who failed to provide transaction-specific reports to the FERC as required by its rules.  The Ninth Circuit determined that the FERC has the authority to order refunds for these transactions if it elects to do so and remanded the case back to the FERC for further proceedings, including a determination as to whether additional refunds are appropriate.  PNM participated with other competitive sellers requesting rehearing en banc by the Ninth Circuit, which is still pending.  The Company cannot predict the ultimate outcome of the FERC proceeding on remand, or whether PNM will be ultimately directed to make any additional refunds as the result of the decision.  As addressed below, the California Attorney General has also threatened litigation against PNM in state court in California based on similar allegations.

California Attorney General Threatened Litigation

The California Attorney General has filed several lawsuits in California state court against certain power marketers for alleged unfair trade practices involving overcharges for electricity.  In April 2002, the California Attorney General notified PNM of intent to file a complaint in California state court against PNM concerning PNM's alleged failure to file rates for wholesale

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

electricity sold in California and for allegedly charging unjust and unreasonable rates in the California markets.  The letter invited PNM to contact the California Attorney General's office before the complaint was filed.  PNM has met several times with representatives of the California Attorney General's office. Further discussions are contemplated.  To date, a lawsuit has not been filed by the California Attorney General and the Company cannot predict if a lawsuit will be filed or the outcome of any such lawsuit.

California Antitrust Litigation

Several class action lawsuits have been filed in California state courts against electric generators and marketers, alleging that the defendants violated the law by manipulating the market to grossly inflate electricity prices.  Named defendants in these lawsuits include Duke Energy Corporation and related entities along with other named sellers into the California market and numerous other "unidentified defendants."  Certain of these lawsuits were consolidated for hearing in state court in San Diego, California.  In May 2002, the Duke defendants served a cross-claim on PNM.  Duke Energy Corporation also cross-claimed against many of the other sellers into California.  Duke Energy Corporation asked for declaratory relief and for indemnification for any damages that might ultimately be imposed on it.  Several defendants removed the case to federal court in California.  The federal judge has entered an order remanding the matter to state court, but the effect of that ruling has been stayed pending appeal.  PNM has joined with other cross-defendants in motions to dismiss the cross-claim.  The Company believes it has meritorious defenses but cannot predict the outcome of this matter.

Block Forward Agreement Litigation

In February 2002, PNM was served with a declaratory relief complaint filed by the State of California in California state court.  The state's declaratory relief complaint seeks a determination that the state is not liable for its commandeering of certain energy contracts known as "Block Forward Agreements".  The Block Forward Agreements were a form of futures contracts for the purchase of electricity at below-market prices and served as security for payment by PG&E and SCE for their electricity purchases through the Cal PX.  When PG&E and SCE defaulted on payment obligations incurred through the Cal PX, the Cal PX moved to liquidate the Block Forward Agreements to satisfy in part the obligations owed by PG&E and SCE.  Before the Cal PX could liquidate the Block Forward Agreements, the State of California commandeered them for its own purposes.  In March 2001, PNM and other similarly situated sellers of electricity through the Cal PX filed claims for damages with the California Victims Compensation and Government Claims Board (the "Victims Claims Board" for purposes of this discussion) on the theory that the state, by commandeering the Block Forward Agreements, had deprived them of security to which they were entitled under the terms of the Cal PX's tariff.  The Victims Claims Board denied PNM's claim in March 2002.  PNM filed a complaint against the State of California in California state court in September 2002, seeking damages for the state's commandeering of the Block Forward Agreements and requesting judicial coordination with the state's declaratory relief action filed in February 2002 on the basis that the two actions raise essentially the same issues.  The California state court judge delayed establishing a

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

procedural schedule for the case pending a determination of the Cal PX's status in the litigation.  The judge has since held that the Cal PX could represent the interests of Cal PX participants in the litigation.  In March 2004, both the Cal PX and the State of California filed demurrers against each other's actions, alleging each other's actions failed to state a cause of action and that the issues raised in the other's case were identical to the issues raised in their own cases.  In a hearing held in April 2004, the judge determined not to rule on the demurrers until the specific market participants named in the declaratory action proceeding affirmatively determined whether they would agree to be bound by any judgment reached in the Cal PX complaint action.  As a result of the judge's order issued in May 2004, the various parties in the case were presented with a proposed stipulation under which the sellers would agree that the Cal PX would represent their interest in the proceedings, the sellers would agree to be bound by any judgment in the case, the sellers would dismiss their complaints against the State of California, and in turn, the State of California would dismiss its cross-complaints against the sellers, and the Cal PX would amend its complaint to indicate that it is bringing the lawsuit on behalf of the sellers.  The Company agreed with the stipulation and executed the stipulation agreement.  The Company cannot predict the outcome of the litigation involving the Cal PX and the State of California, or whether the Company will be awarded any damages as a result of the litigation.

Wholesale Power Marketing Antitrust Suit

On June 14, 2004, PNM received notice that PNM has been included in a list of 56 defendants that have been sued by the City of Tacoma Department of Public Utilities in federal district court in the State of Washington.  PNM has been listed in a class of defendants referred to as the "Trading Defendants", who allegedly engaged in buying, selling and marketing power in California and other locations in the Western United States.  The complaint alleges the Trading Defendants acted in concert among themselves and with "Non-Defendant Trading Co-Conspirators" that were engaged in conduct that amounted to "market manipulations", which the complaint defines as a pattern of activities that had the purpose and effect of creating the impression that the demand for power was higher, the supply of power was lower, or both, than was in fact the case.  The complaint identified specific conduct that allegedly amounted to "market manipulations", including the submission of false information and misrepresentation regarding load schedules, bids, power supply, transmission congestion, source and destination of energy, the supply and provision of energy and ancillary services.  The complaint alleged the activities of the Trading Defendants, along with "Generator Defendants", who are defined as generators who generated power for sale into California and other Western markets, and the co-conspirators, resulted in substantially increased prices for energy in the Pacific Northwest spot market in excess of what otherwise would have been the price absent such unlawful acts, in violation of antitrust laws.   The complaint asserted damages in excess of $175.0 million from the multiple defendants.  There have been three recent Ninth Circuit decisions that, collectively, appear to make Plaintiffs' case more difficult to prevail.  As a result,  PNM joined a motion to dismiss the City of Tacoma Department of Public Utilities complaint given Ninth Circuit precedent.  In a decision issued in February 2005, the district court judge in the case granted defendants' motion to dismiss.  As a result, the antitrust lawsuit against PNM filed by the City of Tacoma Department of Public Utilities has been dismissed.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

New Source Review Rules

In November 1999, the DOJ, at the request of the EPA, filed complaints against seven companies, alleging that the companies over the past 25 years had made modifications to their plants in violation of the NSR requirements and in some cases the NSPS regulations, which could result in the requirement to make costly environmental additions to older power plants. Whether or not the EPA will ultimately prevail is uncertain at this time.  In August 2003, in one of the pending enforcement cases against Ohio Edison Company, a federal district judge in Ohio ruled in favor of the EPA and against Ohio Edison.  The judge accepted the legal theories advanced by the government and in particular found that eleven construction projects undertaken by the utility in that case between 1984 and 1998 were "modifications" of the plants within the meaning of the Clean Air Act, not RMRR.  By contrast, in a separate federal district court proceeding against Duke, the court has made certain rulings in summary judgment motions that appeared to potentially validate elements of the industry position.  If the EPA prevails in the position advanced in the pending litigation, PNM may be required to make significant capital expenditures, which could have a material adverse effect on the Company's financial position and results of operations.

No complaint has been filed against PNM by the EPA, and the Company believes that all of the routine maintenance, repair, and replacement work undertaken at its power plants was and continues to be in accordance with the requirements of NSR and NSPS.  However, in October 2000, the NMED made an information request of PNM, advising PNM that the NMED was in the process of assisting the EPA in the EPA's nationwide effort "of verifying that changes made at the country's utilities have not inadvertently triggered a modification under the Clean Air Act's PSD policies.  PNM has responded to the NMED information request.  In June 2002, PNM received another information request from the NMED for a list of capital projects budgeted or completed in 2001 or 2002.  PNM has responded to the additional NMED information request.

In December 2002, the EPA promulgated certain long-awaited revisions to the NSR rules, along with proposals to revise the RMRR exclusion contained in the regulations.  In August 2003, the EPA issued its rule regarding RMRR, clarifying what constitutes RMRR of damaged or worn equipment, subject to safeguards to assure consistency with the Clean Air Act.  It provides that replacements of equipment are routine only if the new equipment is (i) identical or functionally equivalent to the equipment being replaced; (ii) does not cost more than 20% of the replacement value of the unit of which the equipment is a part; (iii) does not change the basic design parameters of the unit; and (iv) does not cause the unit to exceed any of its permitted emissions limits.  Legal challenges to the RMRR rule have been filed by several states; other states have intervened in support of the rule. How such challenges will ultimately be resolved cannot be predicted but an appellate court order has stayed the effect of the RMRR rule pending the outcome of the litigation.  The Company is unable to determine the impact of this matter.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

The Clean Air Act

On July 1, 1999, the EPA published its final regional haze regulations.  The purpose of the regional haze regulations is to address regional haze visibility impairment in the 156 Class 1 areas in the nation, which consist of national parks, wilderness areas and other similar areas.  The final rule calls for all states to establish goals and emission reduction strategies for improving visibility in all the Class 1 areas.  The Company cannot predict at this time what the impact of the implementation of the regional haze rule will be on the Company's coal-fired power plant operations.  Potentially, additional sulfur dioxide emission reductions could be required in the 2013-2018 timeframe.  The nature and cost of compliance with these potential requirements cannot be determined at this time.  However, the Company does not anticipate any material adverse impact on the Company's financial condition or results of operations.

Citizen Suit Under the Clean Air Act

Following required notification, the GCT filed a so-called "citizen suit" in federal district court in New Mexico against PNM (but not against the other SJGS co-owners) in May 2002.  The suit alleged two violations of the Clean Air Act and related regulations and permits.  First, GCT argued that the plant has violated, and is currently in violation of, the federal PSD rules, as well as the corresponding provisions of the New Mexico Administrative Code, at SJGS Units 3 and 4.  Second, GCT alleged that the plant has "regularly violated" the 20% opacity limit contained in SJGS's operating permit and set forth in federal and state regulations at Units 1, 3 and 4.  The lawsuit seeks penalties as well as injunctive and declaratory relief.  PNM denied the material allegations in the complaint.

PNM obtained summary judgment dismissing GCT's PSD claims.  A trial on PNM's general defenses to GCT's opacity claims was conducted in November 2003.  On February 2, 2004 the Court issued its memorandum opinion on the trial proceedings and rejected certain of PNM's general defenses, thus requiring a subsequent trial to be scheduled on PNM's defenses to individual alleged opacity violations.  By letter dated April 29, 2004, GCT provided a notice of intent to sue as a jurisdictional prerequisite to filing another citizens' suit under the Clean Air Act.  The notice of intent contains allegations that PNM continued to violate the applicable opacity standard for SJGS Units 1, 3 and 4 following the filing of the suit above, that PNM violated its duty to operate SJGS in a manner consistent with good air pollution control practices for minimizing pollution and that PNM failed to properly report emissions deviations and certify compliance with applicable air emissions standards.

By order of the court, PNM and GCT entered into settlement discussions.  The discussions were expanded to include the NMED to address the "Excess Emission Reports" addressed below.  Those discussions are continuing.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Archeological Site Disturbance

The Company hired Great Southwestern to conduct certain "climb and tighten" activities on a number of electric transmission lines in New Mexico between July 2001 and December 2001.  Those lines traverse a combination of federal, state, tribal and private properties in New Mexico.  In late May 2002, the USFS notified PNM that apparent disturbances to archeological sites had been discovered in and around the rights-of-way for PNM's transmission lines in the Carson National Forest in New Mexico.  Great Southwestern had performed "climb and tighten" activities on those transmission lines.

PNM confirmed the existence of the disturbances, as well as disturbances associated with certain arroyos that may raise issues under section 404 of the Clean Water Act.  PNM contracted for an archeological assessment and a proposed remediation plan with respect to the disturbances and has provided the assessment to the USFS and the federal Bureau of Land Management.  The Santa Fe National Forest issued a notice of non-compliance to PNM for alleged non-compliance with the terms and conditions of PNM's special use authorization relating to maintenance of PNM's power lines on USFS land.

By letter dated March 22, 2004, the NNHPD indicated that it would not pursue either criminal or civil damages under the Archeological Resources Protection Act and proposed a stipulation to address disturbances on Navajo Nation Land.  PNM and Great Southwestern entered into a letter agreement, dated June 7, 2004, with the NNHPD for a survey of potential impacts on Navajo Nation land.  If disturbed cultural resources are encountered, appropriate treatment plans will be implemented.  Under the terms of the June 7, 2004 letter agreement, the NNHPD agreed to release all claims against PNM and Great Southwestern for any impacts on Navajo Nation land arising from the "climb and tighten" project.  The cultural survey of Navajo Nation land impacted by the "climb and tighten" activities was conducted in October 2004.  Survey documents are currently under review.  The Company is unable to predict the outcome of this matter and cannot predict the potential impact on the Company's operations.

Excess Emissions Reports

As required by law, whenever there are excess emissions from SJGS, due to such causes as start-up, shutdown, upset, breakdown or certain other conditions, PNM makes filings with the NMED.  For several years, PNM has been in discussions with NMED concerning excess emissions reports for the period after January 1997.  During this time, the NMED has investigated the circumstances of these excess emissions and whether these emissions involve any violation of applicable SJGS permits or regulations.  In September 2003, the NMED advised that it would not excuse certain of the excess emissions that were the subject of PNM's excess emissions reporting.  The NMED also adopted a new construction of PNM's operating permit relating to opacity compliance at SJGS.  In May 2004, the NMED issued a "draft" compliance order that included allegations that SJGS violated certain applicable air quality limitations.  PNM and the NMED have entered into settlement discussions concerning the alleged air quality violations and those discussions are continuing.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Santa Fe Generating Station

PNM and the NMED conducted investigations of gasoline and chlorinated solvent groundwater contamination detected beneath PNM's former Santa Fe Generating Station  site to determine the source of the contamination pursuant to a 1992 Settlement Agreement between PNM and the NMED.

PNM is of the opinion that the data compiled indicates observed groundwater contamination originated from off-site sources.  However, in August 2003, PNM elected to enter into a fifth amendment to the 1992 Settlement Agreement with the NMED to avoid a prolonged legal dispute whereby PNM agreed to supplement remediation facilities by installing an additional extraction well and two new monitoring wells to address remaining gasoline contamination in the groundwater at and in the vicinity of the site.  PNM will continue to operate the remediation facilities until the groundwater is cleaned up to applicable federal standards or until such time as the NMED determines that additional remediation is not required, whichever is earlier.  The City of Santa Fe, the NMED and PNM entered into an amended Memorandum of Understanding relating to the continued operation of the Santa Fe well and the remediation facilities called for under the latest Amended Settlement Agreement.

In September 2003, PNM was verbally informed that the Superfund Oversight Section of the NMED is conducting an investigation into the chlorinated solvent contamination in the vicinity of the former Santa Fe Generating Station site.  The investigation will study possible sources for the chlorinated solvents in the groundwater.

Natural Gas Royalties Qui Tam Litigation

In 1999, a complaint was served on the Company alleging violations of the False Claims Act by PNM and its subsidiaries, Gathering Company and Processing Company (collectively, the "Company" for purposes of this discussion), by purportedly failing to properly measure natural gas from Federal and tribal properties in New Mexico, and consequently, underpaying royalties owed to the Federal government.  A private relator is pursuing the lawsuit.  The complaint was served after the DOJ declined to intervene to pursue the lawsuit. The complaint seeks actual damages, treble damages, costs and attorneys fees, among other relief.

The parties have completed discovery on the issue of whether the relator meets the requirements for bringing a claim under the False Claims Act.  The Company is currently participating with other defendants in a motion to dismiss on the ground that the relator does not meet those requirements.  That motion is expected to be argued before a Special Master in March 2005.  The Company is vigorously defending this lawsuit and is unable to estimate the potential liability, if any, or to predict the ultimate outcome of this lawsuit.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Asbestos Cases

The Company was named in 2003 as one of a number of defendants in 21 personal injury lawsuits relating to alleged exposure to asbestos.  All of these cases involve claims of individuals, or their descendents, who worked for contractors building, or working at, Company power plants.  Some of the claims relate to construction activities during the 1950's and 1960's, while other claims generally allege exposure during the last 30 years. The Company has never manufactured, sold or distributed products containing asbestos.  PNM has been dismissed with prejudice from all but three of the cases.  The Company was insured by a number of different insurance policies during the time period at issue in these cases.  Although the Company is unable to fully predict the outcome of this litigation, the Company believes that these legal proceedings will not have a material impact on the financial condition of the Company.

SESCO Matter

In October 2003, the TCEQ requested information from PNM concerning any involvement that PNM had with SESCO, a former electrical equipment repair and sales company located in San Angelo, Texas.  PNM was informed that the TCEQ and the EPA claim to have identified contamination of the soil and groundwater at the site.

TCEQ is conducting a site investigation of a SESCO facility pursuant to the Texas Solid Waste Act and that the SESCO site has been referred to the Superfund Site Discovery and Assessment Program.  The primary concern appears to be polychlorinated biphenyls in soil and groundwater on and adjacent to the site.  The TCEQ is conducting the site investigation to determine what remediation activities are required at the SESCO site and to identify potentially responsible parties.  In January 2004, PNM submitted its preliminary response to the TCEQ request for information.  The response states that PNM previously had a "requirements" contract with SESCO for the repair of electric transformers.  It appears that a number of transformers were sent to SESCO for repair.  In addition, it appears that PNM sold a number of retired transformers to SESCO.  An informational meeting took place in Austin, Texas on April 8, 2004 where the status of the SESCO site and the possible establishment of a potentially responsible parties' committee was discussed.  On February 8, 2005, PNM agreed to participate in the potentially responsible parties' committee.  PNM will voluntarily participate with the others in the investigation and may participate in any required remediation at the SESCO facility in San Angelo, Texas.  PNM is still investigating its role in the matter, and is unable to predict the outcome at this time.

Tax Refund Litigation

In November 2004, the United States Department of Justice filed a complaint against the Company in federal court, alleging that approximately $4.2 million of income tax refunds claimed and received for the 1998 and 1999 tax years were erroneously paid.  The complaint seeks return of that refund amount, plus interest, a 10% surcharge and costs.  The Company has filed an answer in response to the complaint denying all the material allegations.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

The suit arises from refunds granted in connection with the 1998 and 1999 tax years.  The refunds were claimed on amended returns filed in September 2002 and were paid by the IRS in November and December 2002.  The government's complaint alleges that the Company did not correctly elect to deduct Research and Experimental expenses, and that certain costs did not qualify as Research and Experimental.  Therefore, the government asserts that the Company is not entitled to the refunds.

The Company is vigorously defending this lawsuit and is unable to predict the ultimate outcome of this litigation.

Meadows Resources, Inc. Net Operating Loss Carry Forwards

 The IRS has challenged certain net operating loss carry-forwards on the Company's 2001 tax return.  The carry-forwards were generated by Meadows Resources, Inc., a now inactive subsidiary of the Company.   The IRS has issued a "Notice of Proposed Adjustments", in which they propose to disallow the net operating loss carry-forward.

The examination of the Company's 2001 tax return, including this deduction, is in the very early stages.  The Company disagrees with the proposed adjustment and intends to take all steps available in the IRS audit and appeals process to vigorously oppose the proposed adjustment.

The Company does not anticipate that the ultimate resolution of the issue will have a material adverse financial impact on the Company or its operations.

Public Utility Holding Company Act of 1935

 The Holding Company was established as the holding company in 2001 and was exempt from regulation under PUHCA.  In April 2004, however, the SEC staff informed the Holding Company that, because of an SEC ruling in 2003, the level of interstate power sales by PNM, its utility subsidiary, did not allow the Holding Company to continue to claim exemption from registration.

On December 30, 2004, the Holding Company became a registered holding company under PUHCA.  The Holding Company also created a services company, which began operation on January 1, 2005, subject to final approval by the SEC.  Other than the formation of its corporate services company, the Company does not anticipate that registration will affect its operations.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

Coal Combustion Waste Disposal

SJCC currently disposes of fly ash from SJGS in the surface mine pits adjacent to the plant. PNM and SJCC have been participating in various sessions sponsored by EPA to consider rulemaking for the disposal of coal combustion products, including disposal of fly ash from SJGS. The rulemaking would be pursuant to the Bevill Amendment of the Resource Conservation and Recovery Act.  PNM cannot predict the outcome of this matter but does not believe currently that it will have a material adverse impact on the Company or its operations.

Other

There are various claims and lawsuits pending against the Company.  The Company is also subject to federal, state and local environmental laws and regulations, and is currently participating in the investigation and remediation of numerous sites.  In addition, the Company periodically enters into financial commitments in connection with its business operations.  It is not possible at this time for the Company to determine fully the effect of all litigation and other legal proceedings on its consolidated financial statements.  However, the Company has recorded a liability where the litigation effects can be estimated and where an outcome is considered probable.  The Company does not expect that any known lawsuits, environmental costs and commitments will have a material adverse effect on its financial condition or results of operations, although the outcome of litigation, investigations and other legal proceedings is inherently uncertain.

The Company is involved in various legal proceedings in the normal course of its business.  The associated legal costs for these legal matters are accrued when incurred.  It is also the Company's policy to accrue for legal costs expected to be incurred in connection with SFAS No. 5 "Accounting for Contingencies" ("SFAS 5") legal matters when it is probable that a SFAS 5 liability has been incurred and the amount of expected legal costs to be incurred is reasonably estimable.  These estimates include costs for external counsel professional fees.

(15)   Rate Matters

Gas Rate Case

In January 2003, PNM filed a general gas rate case, requesting that the NMPRC approve an increase in the service fees charged to its 441,000 natural-gas customers.  In June 2003, PNM, the NMPRC Staff, and a group of industrial consumers filed a settlement allowing the Company a $20.0 million annual revenue increase in base cost of service rates, a $1.6 million annual increase in miscellaneous fees and charges and the recovery of $4.4 million in previously approved costs.  Under the stipulation, which was approved by the NMPRC in January 2004, the residential rate increase went into effect with bills rendered in April 2004.  The approved rates increase gas revenues by $22.0 million annually.  All other non-residential rate increases went into on, January 13, 2004.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

(16)   Environmental Issues

The normal course of operations of the Company necessarily involves activities and substances that expose the Company to potential liabilities under laws and regulations protecting the environment. Liabilities under these laws and regulations can be material and in some instances may be imposed without regard to fault, or may be imposed for past acts, even though the past acts may have been lawful at the time they occurred.  Sources of potential environmental liabilities include the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 and other similar statutes.

The Company records its environmental liabilities when site assessments or remedial actions are probable and a range of reasonably likely cleanup costs can be estimated.  The Company reviews its sites and measures the liability quarterly, by assessing a range of reasonably likely costs for each identified site using currently available information, including existing technology, presently enacted laws and regulations, experience gained at similar sites, and the probable level of involvement and financial condition of other potentially responsible parties. These estimates include costs for site investigations, remediation, operations and maintenance, monitoring and site closure.  Unless there is a probable amount, the Company records the lower end of such reasonably likely range of costs (classified as other long-term liabilities at undiscounted amounts).

The Company's recorded minimum liability estimated to remediate its identified sites was $5.8 million and $6.8 million as of December 31, 2004 and 2003, respectively.  The ultimate cost to clean up the Company's identified sites may vary from its recorded liability due to numerous uncertainties inherent in the estimation process, such as the extent and nature of contamination, the scarcity of reliable data for identified sites, and the time periods over which site remediation is expected to occur.

For the years ended December 31, 2004, 2003 and 2002, the Company spent $0.3 million, $3.2 million and $0.7 million, respectively, for remediation.  The majority of the December 31, 2004 environmental liability is expected to be paid over the next five years, funded by cash generated from operations.  Future environmental obligations are not expected to have a material impact on the results of operations or financial condition of the Company.

(17)   Company Realignment

In August 2002, the Company was realigned due to the changes in the electric industry and particularly, the negative impact on the Company's earnings and growth prospects from wholesale market uncertainty.  The changes included consolidation of similar functions.  A total of 85 salaried and hourly employees were terminated as part of the realignment.  In accordance with EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity", the Company incurred a liability of $8.8 million for severance and other related costs associated with the involuntary termination of employees, which was charged to operations in the quarter ended September 30, 2002 and is included in administrative and general in the consolidated statements of earnings for the year ended December 31, 2002.  The Company paid $8.6 million through December 31, 2004.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

(18)   Other Income and Deductions

The following table details the components of other income and deductions for PNM Resources, Inc. and subsidiaries:

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Other income:
Investment income	$38,007	$41,826	$44,954
AFUDC	1,294	2,589	-
Gross receipts tax credits	-	2,893	-
Miscellaneous non-operating income	8,769	5,397	3,406
	$48,070	$52,705	$48,360
Other deductions:
Loss on reacquired debt write off	$ -	$16,576	$ -
Transition costs write off	-	16,720	-
Merger costs and related legal costs	-	-	(2,436)
Transmission line project write-off	-	-	4,818
Miscellaneous non-operating deductions	8,150	12,857	9,924
	$ 8,150	$46,153	$12,306

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

The following table details the components of other income and deductions for Public Service Company of New Mexico and subsidiaries:

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Other income:
Investment income	$37,721	$38,918	$37,632
AFUDC	1,228	2,551	-
Gross receipts tax credits	-	2,548	-
Miscellaneous non-operating income	8,778	4,738	2,814
	$47,727	$48,755	$40,446
Other deductions:
Loss on reacquired debt write-off	$ -	$16,576	$ -
Transition costs write-off	-	16,720	-
Transmission line project write-off	-	-	4,818
Miscellaneous non-operating deductions	5,497	6,329	10,241
	$ 5,497	$39,625	$15,059

(19)   Pro Forma Effect of Changes in Accounting Principles

The following table shows the pro-forma effect (in thousands) assuming the adoption of SFAS 143 and the change in measurement date of the pension and other postretirement benefit plans applied retroactively to the Company's earnings for the year ended December 31, 2002.

Net Earnings as previously reported	$ 63,686
Change of Pension Measurement Date, net of tax
benefit of $167	(255)
Adoption of Asset Retirement Obligations, net of tax
benefit of $3,048	4,651
Net Earnings Available to Common Stock	$ 68,082
Earnings per Share:
Net Earnings as previously reported	$ 1.09
Change of Pension Measurement Date	(0.01)
Adoption of Asset Retirement Obligations,
net of tax of $0.05	0.08
Net Earnings Available to Common Stock	$ 1.16
Diluted Earnings Per Share as previously reported	$ 1.07
Diluted Earnings Per Share net of tax of $0.05	$ 1.15

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

(20)      Proposed TNP Acquisition

On July 24, 2004, the Holding Company executed a definitive agreement to acquire all the outstanding common shares of TNP for approximately $189.0 million (subject to a purchase price adjustment at the acquisition closing) comprised of equal amounts of the Holding Company's common stock and cash.  The Company plans to retire the existing indebtedness and preferred securities at TNP.  All debt at TNMP will remain outstanding.

In September 2004, the Board adopted a resolution approving the terms of the Holding Company's agreement with Cascade, an existing shareholder, which calls for the Holding Company, upon the request of Cascade and subject to the receipt of any necessary approvals from the SEC, to propose to its shareholders at the 2005 annual meeting an amendment to the Holding Company's Restated Articles of Incorporation.  The amendment would enable the Holding Company to confer upon holders of preferred stock issued under the Agreement, voting as a single class with holders of common stock, the same number of votes to which the number of shares of common stock into which the preferred stock is convertible on all matters other than the election of directors of the Holding Company.  There is a limit on the aggregate amount of preferred stock outstanding with such voting rights.  The limit is such that outstanding preferred stock with such voting rights may be convertible to no more than 12 million shares of common stock.

On February 3, 2005, the Holding Company announced that it had reached an agreement in Texas that represents a significant next step in the process of completing its acquisition of TNP.  The settlement agreement is between the Holding Company and TNMP, the cities of Dickenson, Lewisville, La Marque, Ft. Stockton and Friendswood, Texas, the Legal and Enforcement Division of the PUCT, the Office of Public Utility Counsel, the Texas Industrial Energy Consumers and the Alliance for Retail Markets.  The settlement agreement outlines terms and conditions necessary for the PUCT to find the acquisition of TNP and its subsidiaries, TNMP and First Choice Power, to be in the public interest.

On February 2, 2005, the Holding Company was notified that the proposed acquisition of TNP had received anti-trust clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 from the Federal Trade Commission.

The transaction is subject to customary closing conditions and regulatory approvals, including the NMPRC, the PUCT, the SEC under the PUHCA and the FERC.  No shareholder approval is required for the acquisition.  The Holding Company believes at this time that all conditions precedent to closing, including final resolution of regulatory proceedings, can be met so that closing can occur in the second quarter of 2005.

The transaction may be terminated under certain circumstances described in the agreement, including the failure to close by December 31, 2005.

PNM RESOURCES, INC. AND SUBSIDIARIES AND
PUBLIC SERVICE COMPANY OF NEW MEXICO

QUARTERLY OPERATING RESULTS

The unaudited operating results by quarters for 2004 and 2003 are as follows:

	Quarter Ended
	March 31		June 30	September 30		December 31
	(In thousands, except per share amounts)
2004:
Operating Revenues	$ 437,372		$ 370,403	$ 386,855		$ 410,162
Operating Income	33,534		22,264	32,215		24,885
Net Earnings	24,778		16,849	27,417		18,642
Net Earnings Per Share (Basic)	0.41		0.28	0.45		0.31
Net Earnings Per Share (Diluted)	0.40		0.28	0.45		0.30

2003:
Operating Revenues	$ 385,624		$ 325,722	$ 390,872		$ 353,435
Operating Income	33,426		29,914	35,881		19,371
Net Earnings Before Cumulative Effect
of Changes in Accounting Principles	10,748		17,596	16,568		13,640
Net Earnings	47,369	(A)	17,596	16,568	(B)	13,640
Net Earnings Per Share (Basic):
Net Earnings Before Cumulative Effect
of Changes in Accounting Principles	0.18		0.30	0.27		0.22
Net Earnings	0.81		0.30	0.27		0.22
Net Earnings Per Share (Diluted):
Net Earnings Before Cumulative Effect
of Changes in Accounting Principles	0.18		0.30	0.27		0.21
Net Earnings	0.80		0.30	0.27		0.21

In the opinion of management of the Company, all adjustments (consisting of normal recurring accruals) necessary for a fair statement of the results of operations for such periods have been included.

(A)          Effective January 1, 2003, the Company adopted SFAS 143.  The effect of adopting SFAS 143 and the change in the pension actuarial valuation measurement date was reported as a cumulative effect of a change in accounting principle, which increased the Company's net earnings by approximately $36.6 million, net of tax expense of approximately $24.0 million, or $0.61 per diluted common share.  In the first quarter of 2003, the Company wrote-off transition costs previously capitalized in anticipation of deregulation, which decreased the Company's net earnings by approximately $9.5 million, net of tax benefit of $7.2 million, or $0.16 per diluted common share.

(B)           In the third quarter of 2003, the Company recognized a loss on reacquired debt, which decreased the Company's net earnings by $10.0 million, net of tax benefit of $6.6 million, or $0.17 per diluted common share.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
PNM Resources, Inc. and Public Service Company of New Mexico

We have audited the consolidated financial statements of PNM Resources, Inc. and subsidiaries and Public Service Company of New Mexico and subsidiaries (collectively, the "Companies") as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2004, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2004, and have issued our reports thereon dated February 25, 2005 (which reports express unqualified opinions and include explanatory paragraphs regarding the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003 and the change in actuarial valuation measurement date for the pension plan and other post-retirement benefits from September 30 to December 31); such consolidated financial statements and reports are included elsewhere in this Form 10-K.  Our audits also included the financial statement schedules listed in Item 15.  These financial statement schedules are the responsibility of the Companies' management.  Our responsibility is to express an opinion based on our audits.  In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in footnotes a, b, and c to Schedule I, the accompanying 2003 financial information has been restated.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 25, 2005

SCHEDULE I

PNM RESOURCES, INC.
CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

BALANCE SHEET

	As of December 31,
	2004	2003 (Restated)
	(In thousands)
Assets
Cash and cash equivalents	$ 388	$ 845
Intercompany receivables	81,886	83,510	a
Other current assets	14,560	11,881
Total current assets	96,834	96,236

Property, plant and equipment, net of accumulated
depreciation of $10,066 and $8,394	47,343	42,321
Long-term investments	22,001	21,183
Investment in subsidiaries	1,091,997	1,047,933
Other long-term assets	7,261	927
Total long-term assets	1,168,602	1,112,364

Total Assets	$1,265,436	$1,208,600

Liabilities and Stockholders' Equity
Current liabilities	$ 68,476	$ 51,493
Long-term debt	147	-
Other long-term liabilities	7,421	6,316
Total Liabilities	76,044	57,809

Common stock outstanding (no par value, 120,000,000 shares authorized:
issued 60,464,595 and 60,388,496 at December 31, 2004 and 2003, respectively)	638,826	647,722	b
Retained earnings	550,566	503,069	c
Total common stockholders' equity	1,189,392	1,150,791

Total Liabilities and Stockholders' Equity	$1,265,436	$1,208,600

Explanation of prior year restatement (in thousands):

a)     Intercompany receivables previously reported as $54,094; corrected to properly reflect changes in intercompany equity balances at December 31, 2003.

b)     Common stock balance previously reported as $1,033,694 at December 31, 2003; corrected to properly reflect PNM Resources, Inc.'s common stock balance as presented in the consolidated financial statements.

c)     Retained earnings balance previously reported as $87,681 at December 31, 2003; corrected to properly reflect PNM Resources, Inc.'s retained earnings balance in the consolidated financial statements.

See notes to the consolidated financial statements.

PNM RESOURCES, INC.
CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

STATEMENTS OF EARNINGS

	Year ended December 31,
	2004	2003	2002
		(In thousands)

Operating revenues	$ -	$ 24,999	$ 72,865
Operating expenses	5,157	22,775	79,543
Operating income (loss)	(5,157)	2,224	(6,678)
Other income and deductions:
Equity in earnings of subsidiaries	90,176	94,105	60,456
Other income	1,258	2,600	11,289
Other deductions	(932)	(5,207)	(450)
Net other income and deductions	90,502	91,498	71,295

Income before income taxes	85,345	93,722	64,617
Income tax (benefit) expense	(2,341)	(1,451)	931

Net Earnings	$ 87,686	$ 95,173	$ 63,686

See notes to the consolidated financial statements.

SCHEDULE I

PNM RESOURCES, INC.
CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY
STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Cash Flows From Operating Activities:
Net earnings	$ 87,686	$ 95,173	$ 63,686
Adjustments to reconcile net earnings to net cash flows
from operating activities:
Depreciation and amortization	2,604	1,735	715
Allowance for equity funds used during construction	(66)	(38)	-
Accumulated deferred income tax	2,131	6,213	(2,542)
Equity in earnings of subsidiaries	(90,176)	(94,105)	(60,456)
Changes in certain assets and liabilities:
Other assets	(9,030)	(1,591)	(3,882)
Accounts payable	1,053	4,328	2,579
Other liabilities	(13,014)	27,184	22,458
Net cash flows provided (used) from operating
Activities	(18,812)	38,899	22,558
Cash Flows From Investing Activities:
Property plant and equipment	(7,256)	(9,363)	(20,405)
Redemption of short-term investments	-	80,291	31,012
Luna Energy investment	(13,379)	-	-
Sale of bond investment	12,247	-	-
Cash dividends from subsidiaries	23,000	49,581	58,981
Eastern Interconnect Project sale	-	36,925	-
Equity contribution to subsidiaries	-	(139,257)	-
Other	174	(8,207)	(18,581)
Net cash flows provided (used) in investing activities	14,786	9,970	51,007
Cash Flows From Financing Activities:
Short-term borrowings	33,282	-	-
Long-term debt repayments	-	(26,152)	-
Exercise of employee stock options	(16,430)	(9,639)	(1,785)
Dividends paid	(38,263)	(36,115)	(34,424)
Change in intercompany accounts	24,980	23,592	(48,736)
Other	-	290	-
Net cash flows generated (used) by financing activities	3,569	(48,024)	(84,945)
Increase (Decrease) in Cash and Cash Equivalents	(457)	845	(11,380)
Beginning of Year	845	-	11,380
End of Year	$ 388	$ 845	$ -
Supplemental cash flow disclosures:
Interest paid	$ (3,145)	$ 576	$ -
Income taxes paid (refunded), net	$ (3,098)	$(18,070)	$ 3,640
Non-cash dividends from subsidiaries	$ -	$ -	$ 34,880
Long-term debt assumed for transmission line	$ -	$ -	$ 26,152

See notes to the consolidated financial statements.

SCHEDULE II

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
VALUATION AND QUALIFYING ACCOUNTS

		Additions		Deductions

Description	Balance at beginning of year	Charged to costs and expenses	Charged to other accounts	Write off adjustments	Balance at end of year
(In thousands)
Allowance for doubtful accounts,
Year ended December 31:
2002	$ 18,025	$ (2,450)	$ -	$ -	$ 15,575

2003	$ 15,575	$ (3,540)	$ -	$ 2,751	$ 9,284

2004	$ 9,284	$ 1,731	$ -	$ 9,686	$ 1,329

(A) Allowance for market and credit
volatility year ended December 31:
2002	$ 3,049	$ (616)	$ -	$ -	$ 2,433

2003	$ 2,433	$ (2,433)	$ -	$ -	$ -

2004	$ -	$ 110	$ 164	$ 210	$ 64

(A)       Recorded in Other Deferred Credits on the Consolidated Balance Sheets.

Item 9.01        Financial Statements and Exhibits.

 (c)     Exhibits

23.1	Consent of Deloitte & Touche LLP for PNM Resources, Inc.
23.2	Consent of Deloitte & Touche LLP for Public Service Company of New Mexico.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: September 26, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)